INDENTURE OF TRUST

between

EDUCATION LOANS INCORPORATED

and

U.S. BANK NATIONAL ASSOCIATION

as Trustee

_______________________

Dated as of June 1, 2005

_______________________

CROSS REFERENCE TABLE

TIA Indenture

Section Section

310(a)(1) 8.13

(a)(2) 8.13

(a)(3) 8.12

(a)(4) N.A.

(a)(5) 8.13

(b) 8.8; 8.13

(c) N.A.

311(a) 8.14

(b) 8.14

(c) N.A.

312(a) 12.1

(b) 12.2

(c) 12.2

313(a) 12.4

(b)(1) 12.4

(b)(2) 12.4

(c) 12.4

(d) 12.4

314(a) 12.3

(b) 13.11;13.12

(c)(1) 1.4

(c)(2) 1.4

(c)(3) 1.4

(d) 1.4

(e) 1.4

(f) 1.4

315(a) 8.1

(b) 8.3; 14.4

(c) 8.1

(d) 8.1

(e) 7.11

316(a)(last sentence) 1.1

(a)(1)(A) 7.4

(a)(1)(B) 7.13

(a)(2) N.A.

(b) 7.9

(c) N.A.

317(a)(1) 7.3

(a)(2) 7.10

(b) 8.17

318(a) 13.10

TABLE OF CONTENTS

Page

PARTIES vii

RECITALS vii

GRANTING CLAUSES viii

ARTICLE ONE DEFINITIONS AND GENERAL PROVISIONS 1-1

Section 1.1 Definitions 1-1

Section 1.2 Definitions of General Terms 1-19

Section 1.3 Computations 1-20

Section 1.4 Compliance Certificates and Opinions, etc. 1-20

Section 1.5 Evidence of Action by the Corporation 1-23

Section 1.6 Exclusion of Notes Held By or For the Corporation 1-23

Section 1.7 Exhibits and Schedule 1-23

Section 1.8 Incorporation by Reference of Trust Indenture Act 1-23

ARTICLE TWO NOTE FORMS 2-1

Section 2.1 Forms Generally 2-1

Section 2.2 Form of Notes 2-1

ARTICLE THREE THE NOTES 3-1

Section 3.1 Authorization and Terms of Notes 3-1

Section 3.2 Purposes for Issuance 3-1

Section 3.3 Application of Proceeds 3-1

Section 3.4 Source of Payment; Limited Obligations 3-2

Section 3.5 Manner of Payment of Principal and Interest 3-2

Section 3.6 Form and Denominations 3-2

Section 3.7 Execution, Authentication and Delivery 3-2

Section 3.8 Book-Entry 3-3

Section 3.9 Temporary Notes 3-5

Section 3.10 Registration, Transfer and Exchange 3-5

Section 3.11 Mutilated, Destroyed, Lost and Stolen Notes 3-6

Section 3.12 Interest Rights Preserved; Dating of Notes 3-7

Section 3.13 Persons Deemed Holders 3-7

Section 3.14 Cancellation 3-7

ARTICLE FOUR PAYMENT OF PRINCIPAL OF AND INTEREST ON NOTES 4-1

Section 4.1 Interest Rate on Notes 4-1

Section 4.2 Principal Payments 4-1

Section 4.3 Optional Redemption 4-2

Section 4.4 Notice and Effect of Redemption 4-2

Section 4.5 Notice to Securities Depository 4-2

Section 4.6 Notice to Bloomberg 4-3

ARTICLE FIVE CREATION OF FUNDS AND ACCOUNTS; CREDITS THERETO AND PAYMENTS THEREFROM 5-1

Section 5.1 Creation of Accounts 5-1

Section 5.2 Acquisition Account 5-1

Section 5.3 Collection Account 5-4

Section 5.4 Reserve Account 5-4

Section 5.5 Student Loans 5-5

Section 5.6 Distribution of Available Funds 5-5

Section 5.7 Termination 5-6

Section 5.8 Pledge 5-7

Section 5.9 Investments 5-8

Section 5.10 Transfer of Investment Securities 5-11

Section 5.11 Termination 5-1111

Section 5.12 Indemnification Payments 5-1111

ARTICLE SIX COVENANTS TO SECURE NOTES; REPRESENTATIONS AND WARRANTIES 6-1

Section 6.1 Trustee to Hold Financed Student Loans 6-1

Section 6.2 Enforcement and Amendment of Guarantee Agreements 6-1

Section 6.3 Acquisition, Collection and Assignment of Student Loans 6-1

Section 6.4 Enforcement of Financed Student Loans 6-2

Section 6.5 Servicing and Other Agreements 6-2

Section 6.6 Administration and Collection of Financed Student Loans 6-3

Section 6.7 Books of Account; Annual Audit 6-3

Section 6.8 Punctual Payments 6-3

Section 6.9 Further Assurances 6-3

Section 6.10 Protection of Security; Power To Issue Notes and Pledge Revenues and Other Funds 6-4

Section 6.11 No Encumbrances 6-4

Section 6.12 Use of Trustee Eligible Lender Number 6-4

Section 6.13 Continuing Existence; Merger and Consolidation 6-5

Section 6.14 Fidelity Bonds 6-5

Section 6.15 Amendment of Student Loan Purchase Agreements 6-6

Section 6.16 Enforcement and Amendment of Guarantee Agreements 6-6

Section 6.17 Enforcement of Bailment Agreements 6-6

Section 6.18 Additional Covenants of the Corporation 6-6

Section 6.19 Representations and Warranties of the Corporation 6-9

Section 6.20 Quarterly Reports 6-1010

Section 6.21 Change in Name or State of Incorporation of Corporation 6-1111

ARTICLE SEVEN DEFAULTS AND REMEDIES 7-1

Section 7.1 Events of Default 7-1

Section 7.2 Acceleration 7-2

Section 7.3 Other Remedies; Rights of Noteholders 7-4

Section 7.4 Direction of Proceedings by Acting Holders Upon Default 7-4

Section 7.5 Waiver of Stay or Extension Laws 7-5

Section 7.6 Application of Moneys 7-5

Section 7.7 Remedies Vested in Trustee 7-6

Section 7.8 Limitation on Suits by Noteholders 7-6

Section 7.9 Unconditional Right of Noteholders To Enforce Payment 7-7

Section 7.10 Trustee May File Proofs of Claims 7-7

Section 7.11 Undertaking for Costs 7-7

Section 7.12 Termination of Proceedings 7-8

Section 7.13 Waiver of Defaults and Events of Default 7-8

Section 7.14 Inspection of Books and Records 7-8

ARTICLE EIGHT FIDUCIARIES 8-1

Section 8.1 Acceptance of the Trustee 8-1

Section 8.2 Fees, Charges and Expenses of the Trustee, Paying Agents and Note Registrar 8-3

Section 8.3 Notice to Noteholders if Default Occurs 8-4

Section 8.4 Intervention by Trustee 8-4

Section 8.5 Successor Trustee and Paying Agents 8-4

Section 8.6 Resignation by Trustee and Paying Agents 8-4

Section 8.7 Removal of Trustee 8-5

Section 8.8 Appointment of Successor Trustee 8-5

Section 8.9 Concerning any Successor Trustee 8-5

Section 8.10 Trustee Protected in Relying Upon Resolutions, Etc 8-6

Section 8.11 Successor Trustee as Custodian of Accounts 8-6

Section 8.12 Co-Trustee 8-6

Section 8.13 Corporate Trustee Required; Eligibility; Disqualification 8-8

Section 8.14 Preferential Collection of Claims Against Corporation 8-8

Section 8.15 Statement by Trustee of Accounts and Other Matters 8-8

Section 8.16 Trustee, Note Registrar and Paying Agents May Buy, Hold, Sell or Deal in Notes 8-9

Section 8.17 Paying Agents; Paying Agents To Hold Moneys in Trust 8-9

Section 8.18 Removal of Paying Agents; Successors 8-9

ARTICLE NINE SUPPLEMENTAL INDENTURES 9-1

Section 9.1 Supplemental Indentures Not Requiring Consent of Noteholders 9-1

Section 9.2 Supplemental Indentures Requiring Consent of Noteholders 9-1

Section 9.3 Rights of Trustee 9-2

Section 9.4 Rating Agency Confirmation Required Prior to Execution of Supplemental Indenture 9-3

Section 9.5 Conformity With Trust Indenture Act 9-3

ARTICLE TEN NOTEHOLDERS' MEETINGS 10-1

Section 10.1 Purposes for Which Noteholders' Meetings May Be Called 10-1

Section 10.2 Place of Meetings of Noteholders 10-1

Section 10.3 Call and Notice of Noteholders' Meetings. 10-1

Section 10.4 Persons Entitled To Vote at Noteholders' Meetings 10-2

Section 10.5 Determination of Voting Rights; Conduct and Adjournment of Meetings. 10-2

Section 10.6 Counting Votes and Recording Action of Meetings 10-3

Section 10.7 Revocation by Noteholders 10-3

ARTICLE ELEVEN DEFEASANCE; MONEYS HELD FOR PAYMENT OF DEFEASED NOTES 11-1

Section 11.1 Discharge of Liens and Pledges; Notes No Longer Outstanding and Deemed To Be Paid Hereunder. 11-1

Section 11.2 Notes Not Presented for Payment When Due; Moneys Held for the Notes after Due Date of Notes. 11-2

ARTICLE TWELVE NOTEHOLDERS' LISTS AND REPORTS 12-1

Section 12.1 Note Registrar To Furnish Trustee Names and Addresses to Noteholders 12-1

Section 12.2 Preservation of Information; Communications to Noteholders 12-1

Section 12.3 Reports by Corporation. 12-1

Section 12.4 Reports by Trustee 12-2

ARTICLE THIRTEEN MISCELLANEOUS 13-1

Section 13.1 Consent, Etc., of Noteholders 13-1

Section 13.2 Limitation of Rights 13-1

Section 13.3 Severability 13-1

Section 13.4 Notices 13-1

Section 13.5 Counterparts 13-2

Section 13.6 Indenture Constitutes a Security Agreement 13-3

Section 13.7 Payments Due on Non-Business Days 13-3

Section 13.8 Notices to Rating Agencies 13-3

Section 13.9 Governing Law 13-3

Section 13.10 Conflict with Trust Indenture Act 13-3

Section 13.11 Opinions as to Trust Estate. 13-3

Section 13.12 Recording of Indenture 13-4

Section 13.13 No Petition 13-4

Section 13.14 Income Tax Characterization 13-4

SIGNATURES

EXHIBIT A Form of Eligible Loan Acquisition Certificate A-1

EXHIBIT B Schedule of Initial Portfolio Loans B-1

EXHIBIT C-1 List of Corporation Student Loan Purchase Agreements C-1-1

EXHIBIT C-2 List of GOAL Funding, Inc. Student Loan Purchase Agreements C-2-1

EXHIBIT C-3 List of GOAL Funding II, Inc. Student Loan Purchase Agreements C-3-1

EXHIBIT D Form of Updating Certificate D-1

SCHEDULE 1 Form of Quarterly Report

THIS INDENTURE OF TRUST, dated as of June 1, 2005, between EDUCATION LOANS INCORPORATED, a corporation duly organized and existing under the laws of the State of Delaware (herein called the "Corporation"), and U.S. BANK NATIONAL ASSOCIATION, a national banking association duly established, existing and authorized to accept and execute trusts of the character herein set out under and by virtue of the laws of the United States (herein called the "Trustee");

RECITALS OF THE CORPORATION

WHEREAS, the Trustee has entered into certain contracts and agreements, herein identified, with the Secretary of Education (hereinafter, together with the former United States Commissioner of Education, referred to as the "Secretary of Education") and each Guarantee Agency (as hereinafter defined), to provide an insurance or guarantee program for student loans incurred under the Higher Education Act of 1965, as amended, and the regulations promulgated by the United States Department of Education thereunder (hereinafter referred to as the "Higher Education Act"), that the Trustee on behalf of the Corporation may acquire with the proceeds of the sale of the Corporation's bonds, notes or obligations, and it is contemplated that the Trustee may in the future enter into comparable agreements with other Guarantee Agencies; and

WHEREAS, each Guarantee Agency has entered into agreements with the Secretary of Education for the payment by the Secretary of Education of amounts authorized to be paid pursuant to the Higher Education Act, including reimbursement of certain amounts to be paid upon certain defaulted student loans guaranteed or insured by such Guarantee Agency, and interest subsidy payments and Special Allowance Payments to holders of loans guaranteed or insured by such Guarantee Agency, and it is contemplated that any other Guarantee Agency as described in the preceding paragraph will enter into comparable agreements; and

WHEREAS, the Corporation has, by proper action of its Board, authorized and determined to issue four series of Notes (hereinafter referred to as the "Notes") in the respective aggregate principal amounts of $100,000,000 (the "Series 2005-1A1 Notes"), $250,000,000 (the "Series 2005-1A2 Notes"), and $355,000,000 (the "Series 2005-1A3 Notes"), each of which will be a series of Senior Notes, and $45,000,000 (the "Series 2005-1B Notes," and, together with the Series 2005-1A1 Notes, the Series 2005-1A2 Notes and the Series 2005-1A3 Notes, the "Notes"), which will be a series of Subordinate Notes; and

WHEREAS, all things necessary to make the Notes, when executed by the Corporation and authenticated and delivered by the Trustee hereunder, the valid obligations of the Corporation, and to make this Indenture a valid agreement of the Corporation in accordance with their and its terms, have been done;

NOW, THEREFORE, THIS INDENTURE WITNESSETH:

The Corporation, in consideration of the premises and the acceptance by the Trustee of the trusts hereby created and of the purchase and acceptance of the Notes by the Holders thereof, and the performance and observance by the Corporation of all the covenants expressed or implied herein and in the Notes, does hereby grant to the Trustee, and to its successors in trust, and to them and their assigns, forever, a security interest in the following (the "Trust Estate"):

GRANTING CLAUSE FIRST

All rights, title, interest and privileges of the Corporation (i) with respect to Financed Student Loans, in, to and under the Federal Reimbursement Contracts, any Servicing Agreement, the Student Loan Purchase Agreements (including, but not limited to, those agreements described in Exhibits C-1, C-2 and C-3 hereto), the Transfer Agreements and the Guarantee Agreements, and (ii) in, to and under all Financed Student Loans (including the evidences of indebtedness thereof and related documentation), the proceeds of the sale of the Notes (until expended for the purpose for which the Notes were issued) and the revenues, moneys, evidences of indebtedness , instruments, securities and other financial assets (including any earnings thereon) in and payable into the Acquisition Account, the Collection Account and the Reserve Account, and any deposit accounts or securities accounts to which such Financed Student Loans, proceeds, revenues, moneys, evidences of indebtedness, instruments, securities and other financial assets may be credited, including, without limitation, the Acquisition Account, the Collection Account and the Reserve Account, in the manner and subject to the prior applications provided in Article Five hereof, all as hereinbefore and hereinafter defined, including any contract, any payment intangible, any general intangible or any evidence of indebtedness or other rights of the Corporation to receive any of the same whether now existing or hereafter coming into existence, and whether now or hereafter acquired;

GRANTING CLAUSE SECOND

All proceeds from any property described in these Granting Clauses and any and all other property of every name and nature from time to time hereafter by delivery or by writing of any kind conveyed, pledged, assigned or transferred, as and for additional security hereunder by the Corporation or by anyone in its behalf or with its written consent to the Trustee, which is hereby authorized to receive any and all such property at any and all times and to hold and apply the same subject to the terms hereof;

TO HAVE AND TO HOLD all the same with all privileges and appurtenances hereby conveyed and assigned, or agreed or intended so to be, to the Trustee and its successors in said trust and to them and their assigns forever;

IN TRUST NEVERTHELESS, upon the terms and trust herein set forth (i) for the equal and proportionate benefit, security and protection of all present and future Holders of Senior Notes, without privilege, priority or distinction as to lien or otherwise of any of Holders of Senior Notes over any of the other, and (ii) for the equal and proportionate benefit, security and protection of all present and future Holders of Subordinate Notes, without privilege, priority or distinction as to the lien or otherwise of any of the Holders of Subordinate Notes over any of the other, but on a basis subordinate to the Holders of Senior Notes on the terms described herein;

PROVIDED, HOWEVER, that if the Corporation, its successors or assigns, shall well and truly pay, or cause to be paid, the principal of the Notes and the interest with respect thereto due and to become due thereon, or provide fully for payment thereof as herein provided, at the times and in the manner mentioned in the Notes, according to the true intent and meaning thereof, and shall make the payments into the Trust Accounts as required under Article Five hereof, or shall provide, as permitted hereby, for the payment thereof by depositing with the Trustee sums sufficient for payment of the entire amount due and to become due thereon as herein provided, and shall well and truly keep, perform and observe all the covenants and conditions pursuant to the terms of this Indenture to be kept, performed and observed by it, and shall pay to the Trustee all sums of money due or to become due to it in accordance with the terms and provisions hereof, then this Indenture and the rights hereby granted shall cease, terminate and be void; otherwise, this Indenture shall be and remain in full force and effect.

NOW, THEREFORE, it is mutually covenanted and agreed for the benefit of all Holders of the Notes, as follows:

ARTICLE One

DEFINITIONS AND GENERAL PROVISIONS

Section 1.1 Definitions

. In this Indenture the following terms have the following respective meanings unless the context hereof clearly requires otherwise:

"Account" shall mean any of the Accounts created or established by this Indenture.

"Accountant" shall mean Eide Bailly LLP, Certified Public Accountants, Aberdeen, South Dakota, any other registered or certified public accountant or firm of such accountants duly licensed to practice and practicing as such under the laws of the State, selected and paid by the Corporation, who is Independent and not under the domination of the Corporation, but who may be regularly retained to make annual or similar audits of the books or records of the Corporation.

"Acting Holders Upon Default" shall mean, as such term is used in Article Seven hereof:

(a) at any time that any Senior Notes are Outstanding:

(i) for purposes of clause (2) of Section 7.2(A) hereof, the Holders of one hundred percent (100%) in aggregate Principal Amount of Senior Notes Outstanding; and

(ii) for all other purposes hereunder, the Holders of a majority in aggregate Principal Amount of Senior Notes Outstanding; and

(b) at any time that no Senior Notes are Outstanding but Subordinate Notes are Outstanding:

(i) for purposes of clause (2) of Section 7.2(A) hereof, the Holders of one hundred percent (100%) in aggregate Principal Amount of Subordinate Notes Outstanding; and

(ii) for all other purposes hereunder, the Holders of a majority in aggregate Principal Amount of Subordinate Notes Outstanding.

"Administrative Allowance" shall mean, with respect to each Monthly Payment Date and Quarterly Payment Date, a monthly allowance equal to .079167% of the aggregate Principal Balance of the Financed Student Loans as of the first day of the preceding calendar month, which shall be released to the Corporation on such Monthly Payment Date or Quarterly Payment Date pursuant to Section 5.6 hereof to cover Servicing Fees and the Corporation's other expenses (excluding Trustee Fees) incurred in connection with carrying out and administering its powers, duties and functions under this Indenture and any related agreements; provided that the Administrative Allowance payable on the first Monthly Payment Date will be equal to .026389% of the aggregate Principal Balance of the Financed Student Loans as of the Closing Date.

"Affiliate"  shall mean, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with such specified Person. For the purposes of this definition, "control," when used with respect to any specified Person, shall mean the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

"Authorized Officer," when used with reference to the Corporation, shall mean the chairman of the Board, the president, any vice president, the secretary or other person designated in writing to the Trustee from time to time by the Board.

"Available Funds" means (a) as of any Monthly Payment Date, the sum of the following:

(1) all amounts received in the Collection Account and not yet paid out as of the last day of the preceding calendar month, together with that portion, if any, of the Balance of the Reserve Account in excess of the Reserve Account Requirement;

(2) amounts in the Reserve Account, but only to the extent necessary to increase the balance of Available Funds (after giving effect to clause (1) above) to an amount sufficient to pay Administrative Allowances on such Monthly Payment Date;

(3) amounts received in the Collection Account after the last day of the preceding calendar month and before such Monthly Payment Date, but only to the extent necessary to increase the balance of Available Funds (after giving effect to clauses (1) and (2) above) to an amount sufficient to pay Administrative Allowances on such Monthly Payment Date; and

(4) amounts in the Acquisition Account, but only to the extent necessary to increase the balance of Available Funds (after giving effect to clauses (1), (2) and (3) above) to an amount sufficient to pay Administrative Allowances on such Monthly Payment Date; and

(b) as of any Quarterly Payment Date, the sum of the following:

(1) all amounts received in the Collection Account and not yet paid out, together with that portion, if any, of the Balance of the Reserve Account in excess of the Reserve Account Requirement, as of the last day of the related Collection Period;

(2) amounts in the Reserve Account, but only to the extent necessary to increase the balance of Available Funds (after giving effect to clause (1) above) to an amount sufficient to pay (a) any Indemnification Payment, (b) Administrative Allowances and Trustee Fees, (c) interest due on the Senior Notes and (unless a Subordinate Note Interest Trigger is in effect) the Subordinate Notes, and (d) principal of the Notes due at their Stated Maturity;

(3) amounts received in the Collection Account after the last day of the related Collection Period and before such Quarterly Payment Date, but only to the extent necessary to increase the balance of Available Funds (after giving effect to clauses (1) and (2) above) to an amount sufficient to pay (a) any Indemnification Payment, (b) Administrative Allowances and Trustee Fees, (c) interest due on the Senior Notes and (unless a Subordinate Note Interest Trigger is in effect) the Subordinate Notes, and (d) principal of the Notes due at their Stated Maturity; and

(4) amounts in the Acquisition Account, but only to the extent necessary to increase the balance of Available Funds (after giving effect to clauses (1), (2) and (3) above) to an amount sufficient to pay (a) any Indemnification Payment, (b) Administrative Allowances and Trustee Fees, (c) interest due on the Senior Notes and (unless a Subordinate Note Interest Trigger is in effect) the Subordinate Notes, and (d) principal of the Notes due at their Stated Maturity.

"Bailment Agreement" shall mean any agreement among the Corporation, the Trustee and a bailee, including the Servicer or any sub-servicer, providing for the bailee to act as the agent of the Trustee in perfecting the Trustee's security interest in Financed Eligible Loans, including any supplement thereto or amendment thereof entered into in accordance with the provisions thereof.

"Balance," when used with reference to any Account, shall mean the aggregate sum of all assets standing to the credit of such Account, including Investment Securities computed at the Value of Investment Securities and lawful money of the United States and amounts credited to the Collection Account but not yet received by the Trustee, as provided in Section 5.3 hereof.

"Board" shall mean the Board of Directors of the Corporation.

"Board Resolution" shall mean a copy of a resolution certified by the secretary or an assistant secretary of the Corporation to have been duly adopted by the Board and to be in full force and effect on the date of such certification, and delivered to the Trustee.

"Business Day" shall mean a day of the year other than a Saturday, a Sunday or a day on which banks located in the city in which the Principal Office of the Trustee is located or in the city in which the Principal Office of any Paying Agent (other than the Trustee) is located, are required or authorized by law to remain closed, or on which The New York Stock Exchange is closed.

"Cash Flow Projection" shall mean a projection as to future revenues and cash flow through the final retirement or Stated Maturity of the Outstanding Notes based upon existing facts and, to the extent not so based, upon assumptions accepted by each Rating Agency (including, without limitation, assumptions relating to variable rates of interest on the Notes) and the following assumptions: (1) a thirty (30)-day lag in receipt of borrower payments, and a sixty (60)-day lag in receipt of federal payments, with respect to Financed Student Loans; (2) no prepayments of principal of Financed Student Loans; (3) bond-equivalent rates of 91-day or 52-week U.S. Treasury bills (for purposes of determining returns on Financed Student Loans that are based upon such rates or averages thereof) equal to known rates (or averages) for such time as they are known, and thereafter equal to five percent (5.0%) per annum; and (4) a reinvestment rate of five percent (5.0%) per annum. The foregoing assumptions may, pursuant to a Supplemental Indenture as provided in Section 9.1(h) hereof, be replaced with or supplemented by such other reasonable assumptions as will not result in the withdrawal or reduction of the then-current rating of any of the Outstanding Notes, as evidenced by written confirmation to that effect from each Rating Agency.

"Closing Date" shall mean June 21, 2005, the date of initial issuance and delivery of the Notes hereunder.

"Collection Account" shall mean the Collection Account created and established by Section 5.3 hereof.

"Collection Period" shall mean the period from the Closing Date through August 31, 2005, and each three-month period thereafter.

"Consolidation Loan" shall mean a Student Loan authorized under Section 428C of the Higher Education Act.

"Corporation" shall mean (1) Education Loans Incorporated, a corporation duly organized and existing under the laws of the State of Delaware, (2) any successor thereto under this Indenture, and (3) for purposes of any provision contained herein and required by the TIA, each other obligor on the Notes.

"Corporation Release Date" shall mean (i) each Quarterly Payment Date occurring prior to the Quarterly Payment Date in June 2012, and (ii) each Quarterly Payment Date thereafter for which the Rating Agency Condition has been met with respect to the payment of Available Funds to the Corporation pursuant to clause Ninth of Section 5.6 hereof. If, for a given Quarterly Payment Date, the Rating Agency Condition is met with respect to a portion, but not all, of the Available Funds that would otherwise be available to be paid to the Corporation on such Quarterly Payment Date, such Quarterly Payment Date shall be deemed to be a Corporation Release Date to the extent of such portion of the Available Funds.

"Corporation Request," "Corporation Order," "Corporation Certificate" or "Corporation Consent" shall mean, respectively, a written request, order, certificate or consent signed in the name of the Corporation by an Authorized Officer and delivered to the Trustee.

"Corporation Student Loan Purchase Agreements" shall mean all agreements between the Corporation and a Lender providing for the sale by such Lender to the Corporation of Student Loans Financed or to be Financed under this Indenture and substantially in the forms which are on file with the Trustee, including amendments thereto made in accordance with Section 6.15 hereof, a list of which is attached to this Indenture as Exhibit C-1, as such list may be amended or supplemented from time to time.

"Counsel" shall mean a person, or firm of which such a person is a member, authorized in any state to practice law.

"Debt Service" shall mean, with respect to the Notes, as of any particular date and with respect to any particular period, the aggregate of the moneys to be paid or set aside on such date or during such period for the payment (or retirement) of the principal of and interest on the Notes.

"Eligible Borrower" shall mean a borrower who is eligible under the Higher Education Act to be the obligor of a loan for financing a program of post-secondary education, including a borrower who is eligible under the Higher Education Act to be an obligor of a Plus Loan.

"Eligible Loan" shall mean: (A) a FFELP Loan which: (1) has been or will be made to an Eligible Borrower for post-secondary education; (2) is Guaranteed by a Guarantee Agency to the extent of not less than ninety-eight percent (98%) of the principal thereof and all accrued interest thereon; (3) is an "eligible loan" as defined in Section 438 of the Higher Education Act for purposes of receiving Special Allowance Payments; and (4) bears interest at a rate per annum not less than or in excess of the applicable rate of interest provided by the Higher Education Act, or such lesser rates as may be approved by each Rating Agency; or (B) any other FFELP Loan if the Corporation shall have caused to be provided to the Trustee written confirmation from each Rating Agency that treating such FFELP Loan as an Eligible Loan will not adversely affect any rating or ratings then applicable to any of the Notes; provided that if, after any reauthorization or amendment of the Higher Education Act, any FFELP Loans authorized thereunder, including the benefits to which they are entitled, are materially different from FFELP Loans authorized prior to such reauthorization or amendment, such FFELP Loans shall not be Financed as Eligible Loans hereunder after such reauthorization or amendment unless the Trustee has received a written confirmation from each Rating Agency that including such loans as Eligible Loans will not adversely affect any rating or ratings then applicable to any of the Outstanding Notes.

"Eligible Loan Acquisition Certificate" shall mean a certificate signed by an Authorized Officer of the Corporation and substantially in the form attached as Exhibit A hereto.

"Ending Balance Factor" shall mean, with respect to any Quarterly Payment Date and a given series of Notes, the number calculated by dividing the unpaid principal balance of such series (after giving effect to any payment of principal on the Notes of such series on such Quarterly Payment Date) by the original principal balance of such series and rounding the result to nine decimal places.

"Event of Default" shall mean one of the events described as such in Section 7.1 hereof.

"Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

"Federal Reimbursement Contract" shall mean any agreement between a Guarantee Agency and the Secretary of Education providing for the payment by the Secretary of Education of amounts authorized to be paid pursuant to the Higher Education Act, including (but not necessarily limited to) reimbursement of amounts paid or payable upon defaulted Financed Student Loans and other student loans guaranteed or insured by the Guarantee Agency and interest subsidy payments to holders of qualifying student loans guaranteed or insured by the Guarantee Agency.

"FFEL Program" shall mean the Federal Family Education Loan Program established by the Higher Education Act pursuant to which loans are made to borrowers pursuant to specified guidelines, and the repayment of such loans is guaranteed by a guarantee agency, and any predecessor or successor program.

"FFELP Loans" shall mean Student Loans made under the FFEL Program.

"Financed," when used with respect to Student Loans or Eligible Loans, shall mean Student Loans or Eligible Loans, as the case may be, acquired or originated by the Trustee on behalf of the Corporation with moneys in the Acquisition Account, any Eligible Loans received in exchange for Financed Student Loans upon the sale thereof or substitution therefor in accordance with Section Section 5.2 hereof and any other Student Loans deemed to be "Financed" with moneys in the Acquisition Account pursuant to this Indenture, but does not include Student Loans released from the lien of this Indenture and sold, as permitted in this Indenture, to any purchaser, including a trustee for the holders of the Corporation's bonds, notes or other evidences of indebtedness.

"Fiscal Year" shall mean the fiscal year of the Corporation as established from time to time.

"Fitch" shall mean Fitch Ratings, its successors and their assigns, and, if such partnership shall be dissolved or liquidated or shall no longer perform the functions of a securities rating agency, "Fitch" shall be deemed to refer to any other nationally recognized securities rating agency designated by the Trustee, at the written direction of the Corporation.

"GOAL Funding" shall mean GOAL Funding, Inc., a corporation duly organized and existing under the laws of the State of Delaware, its successors and assigns.

"GOAL Funding II" shall mean GOAL Funding II, Inc., a corporation duly organized and existing under the laws of the State of Delaware, its successors and assigns.

"Government Obligations" shall mean direct obligations of, or obligations the full and timely payment of the principal of and interest on which are unconditionally guaranteed by, the United States of America.

"Guarantee" or "Guaranteed" shall mean, with respect to a FFELP Loan, the insurance or guarantee by a Guarantee Agency, to the extent provided in the Higher Education Act, of the principal of and accrued interest on such FFELP Loan, and, where applicable, the coverage of such FFELP Loan by one or more Federal Reimbursement Contracts providing, among other things, for reimbursement to the Guarantee Agency for losses incurred by it on defaulted Financed Student Loans insured or guaranteed by the Guarantee Agency to the extent provided in the Higher Education Act.

"Guarantee Agency" shall mean (1) Education Assistance Corporation, and its successors and assigns, including, without limitation, the Secretary of Education, (2) Pennsylvania Higher Education Assistance Agency, and its successors and assigns, including, without limitation, the Secretary of Education, (3) United Student Aid Funds, Inc., and its successors and assigns, including, without limitation, the Secretary of Education, (4) Student Loans of North Dakota, and its successors and assigns, including, without limitation, the Secretary of Education, (5) Northwest Education Loan Association, and its successors and assigns, including, without limitation, the Secretary of Education, (6) Great Lakes Higher Education Guaranty Corporation, and its successors and assigns, including, without limitation, the Secretary of Education, (7) Educational Credit Management Corporation (formerly known as Transitional Guaranty Agency, Inc.), and its successors and assigns, including, without limitation, the Secretary of Education, (8) Iowa College Student Aid Commission, and its successors and assigns, including, without limitation, the Secretary of Education, (9) Missouri Student Loan Program, and its successors and assigns, including, without limitation, the Secretary of Education, (10) Illinois Student Assistance Commission, and its successors and assigns, including, without limitation, the Secretary of Education, (11) California Student Aid Commission, and its successors and assigns, including, without limitation, the Secretary of Education, (12) Oregon Student Assistance Commission, and its successors and assigns, including, without limitation, the Secretary of Education, (13) Texas Guaranteed Student Loan Corporation, and its successors and assigns, including, without limitation, the Secretary of Education, (14) Massachusetts Higher Education Assistance Corporation (d/b/a as American Student Assistance), and its successors and assigns, including, without limitation, the Secretary of Education, (15) Student Loan Guarantee Foundation of Arkansas, Inc., and its successors and assigns, including, without limitation, the Secretary of Education, (16) College Access Network (formerly known as Colorado Student Loan Program), and its successors and assigns, including, without limitation, the Secretary of Education, (17) Kentucky Higher Education Assistance Authority, and its successors and assigns, including, without limitation, the Secretary of Education, (18) Finance Authority of Maine, and its successors and assigns, including, without limitation, the Secretary of Education, (19) Michigan Higher Education Assistance Authority, with is component unit, Michigan Guaranty Agency, and its successors and assigns, including, without limitation, the Secretary of Education, (20) Montana Guaranteed Student Loan Program, and its successors and assigns, including, without limitation, the Secretary of Education, (21) National Student Loan Program, Inc., and its successors and assigns, including, without limitation, the Secretary of Education, (22) New York State Higher Education Services Corporation, and its successors and assigns, including, without limitation, the Secretary of Education, (23) New Jersey Higher Education Student Assistance Authority, and its successors and assigns, including, without limitation, the Secretary of Education, (24) Oklahoma State Regents for Higher Education, and its successors and assigns, including, without limitation, the Secretary of Education, (25) Louisiana Office of Student Financial Assistance, and its successors and assigns, including, without limitation, the Secretary of Education, (26) Florida Department of Education, Office of Student Financial Assistance, and its successors and assigns, including, without limitation, the Secretary of Education, (27) Rhode Island Higher Education Assistance Authority and its successors and assigns, including without limitation, the Secretary of Education, (28) the Secretary of Education, to the extent the Secretary of Education has directly insured or guaranteed FFELP Loans, or (29) any other state agency or private nonprofit institution or organization which administers a Guarantee Program, subject to confirmation of ratings on any Outstanding Notes.

"Guarantee Agreements" shall mean, collectively, (1) that certain Lender Agreement for Guarantee of Student Loans With Federal Reinsurance, dated July 3, 1997, and that certain Certificate of Comprehensive Insurance, dated September 24, 2002, between the Trustee and Education Assistance Corporation, (2) that certain Lender Agreement for Guarantee of Student Loans With Federal Reinsurance, dated February 28, 1994, between the Trustee and Pennsylvania Higher Education Assistance Agency, (3) that certain Agreement to Guarantee Loans, dated February 22, 2002, that certain Agreement to Guarantee Consolidation Loans, dated February 22, 2002, and that certain Certificate of Comprehensive Guarantee Coverage, dated February 22, 2002, each between the Trustee and United Student Aid Funds, Inc., (4) that certain Lender Participation Agreement for Insurance, dated July 8, 1997, between the Trustee and Student Loans of North Dakota, (5) that certain Agreement to Guarantee Loans, dated March 22, 1999, that certain Lender Participation Agreement for Consolidation Loans, dated August 16, 2002, and that certain Blanket Certificate of Loan Guaranty, dated September 9, 2002, each between the Trustee and Northwest Education Loan Association, (6) that certain Student Loan Guaranty, dated July 15, 1997, that certain Certificate of Comprehensive Insurance for Consolidation Loans, dated June 1, 2002, and that certain Certificate of Comprehensive Insurance for Consolidation Loans, dated June 1, 2004, each between the Trustee and Great Lakes Higher Education Guaranty Corporation (7) that certain Agreement for Payment on Guarantee of Student Loans With Federal Reinsurance, dated January 30, 2002, that certain Agreement for Payment on Guarantee of Consolidation Loans with Federal Reinsurance, dated January 30, 2002, and that certain Certificate of Comprehensive Guarantee for Consolidation Loans, dated January 30, 2002, each between the Trustee and Educational Credit Management Corporation (formerly known as Transitional Guaranty Agency, Inc.), (8) that certain Agreement to Guarantee Loans, dated July 15, 1997, and that certain Agreement to Guarantee PLUS/SLS Loans, dated July 15, 1997, each between the Trustee and Iowa Student College Aid Commission, (9) that certain Agreement to Guarantee Federal Stafford Loans (Subsidized and Unsubsidized), Federal PLUS Loans, Federal SLS Loans, dated July 15, 1997, that certain Lender Participation Agreement, dated February 7, 2002, and that certain Certificate of Comprehensive Insurance, dated July 16, 2002, each between the Trustee and Missouri Student Loan Program, (10) that certain Holder Agreement, dated July 7, 1997, between the Trustee and Illinois Student Assistance Commission, (11) that certain Agreement to Guarantee Loans Made by a Commercial Lender, dated July 10, 1997, that certain Agreement to Guarantee CLAS Program Loans Made by a Commercial Lender, dated July 10, 1997, that certain Consolidation Loan Program Lender Participation Agreement, dated July 6, 1997, that certain Certificate of Comprehensive Insurance (for Federal Consolidation Loans made in accordance with Title IV, Part B of the Higher Education Act of 1965, as amended), dated July 17, 1997, and that certain Agreement (relating to the guarantee of loans for attendance at educational institutions), dated August 29, 2001, each between the Trustee and California Student Aid Commission, (12) that certain Agreement to Endorse Loans, dated January 30, 2002, that certain Agreement to Guarantee Federal Consolidation Loans, dated January 30, 2002, that certain Certificate of Comprehensive Guarantee Coverage, dated January 30, 2002, each between the Trustee and Oregon Student Assistance Commission, (13) that certain Lender Participation Agreement, dated April 18, 2000, that certain Consolidation Loans Lender Participation Agreement, dated April 18, 2000, and that certain Certificate of Comprehensive Insurance, dated April 18, 2000, each between the Trustee and Texas Guaranteed Student Loan Corporation, (14) that certain Guarantee Agreement, dated June 19, 2002, between the Trustee and Massachusetts Higher Education Assistance Corporation (d/b/a as American Student Assistance), (15) that certain Agreement to Guarantee Loans, dated January 30, 2002, between the Trustee and Student Loan Guarantee Foundation of Arkansas, Inc., (16) that certain Lender Program Participation Agreement, dated February 26, 2002, and that certain Certificate of Comprehensive Insurance, dated February 25, 2002, each between the Trustee and College Access Network (formerly known as Student Loan Division of the Colorado Student Loan Program, (17) that certain Lender Participation Agreement and Contract of Insurance, dated July 5, 2001, between the Trustee and Kentucky Higher Education Assistance Authority, (18) that certain Agreement to Guarantee Loans, dated February 20, 2002, that certain Agreement to Guarantee Consolidation Loans, dated February 20, 2002, and that certain Certificate of Comprehensive Guarantee Coverage, dated February 20, 2002, each between the Trustee and Finance Authority of Maine, (19) that certain Agreement to Guarantee Loans, dated January 30, 2002, that certain Agreement to Guarantee Consolidation Loans, dated January 30, 2002, and that certain Certificate of Comprehensive Guarantee Coverage, dated January 30, 2002, each between the Trustee and Michigan Higher Education Assistance Authority, with is component unit, Michigan Guaranty Agency, (20) that certain Agreement to Guarantee Federal Family Education Loans, dated January 30, 2002, that certain Agreement (relating to the guarantee of consolidation loans), dated February 15, 2002, and that certain Certificate of Comprehensive Insurance for Consolidation Loans, dated January 30, 2002, each between the Trustee and Montana Guaranteed Student Loan Program, (21) that certain Lender Agreement for Guarantee of Student Loans with Federal Reinsurance, dated January 30, 2002, that certain Lender Agreement for Guarantee of Federal Consolidation Loans with Federal Reinsurance, dated January 30, 2002, that certain Blanket Certificate of Guarantee with Respect to Student Loans with Federal Reinsurance, dated February 15, 2002, and that certain Certificate of Guarantee with respect to Federal Consolidation Loans, dated February 27, 2002, each between the Trustee and National Student Loan Program, Inc., (22) that certain Loan Guarantee Agreement with Lending Institution, dated January 30, 2002, that certain Lender Participation Agreement, dated July 1, 2002, and that certain Certificate of Comprehensive Insurance, dated July 1, 2002, each between the Trustee and New York State Higher Education Services Corporation, (23) that certain Guaranty Loan Agreement, dated January 30, 2002, that certain Lender Participation Agreement for Consolidation Loans, dated January 30, 2002, and that certain Authority Certification of Comprehensive Insurance, dated February 20, 2002, each between the Trustee and New Jersey Higher Education Student Assistance Authority, (24) that certain Agreement to Guarantee Loans, dated January 30, 2002, that certain Agreement to Guarantee Consolidation Loans, dated January 30, 2002, and that certain Certificate of Comprehensive Guarantee Coverage for Federal Consolidation Loans, dated January 30, 2002, each between the Trustee and Oklahoma State Regents for Higher Education, (25) that certain Participation Agreement, dated January 30, 2002, that certain Agreement to Guarantee Consolidation Loans, dated January 30, 2002, and that certain Certificate of Comprehensive Guarantee Coverage, dated January 30, 2002, each between the Trustee and Louisiana Office of Student Financial Assistance Commission, (26) that certain Lending Institution Participation Agreement, dated March 16, 2002, that certain Lender Participation Agreement (federal consolidation loans), dated April 16, 2002, and that certain Certificate of Comprehensive Insurance, dated April 16, 2002, each between the Trustee and Florida Department of Education, Office of Student Financial Assistance, (27) that certain Agreement to Guarantee Loans, dated August 23, 2003, that certain Agreement to Guarantee Consolidation Loans, dated August 23, 2003, and that certain Certificate of Comprehensive Guarantee Coverage for Federal Consolidation Loans, dated August 23, 2003, each between the Trustee and Rhode Island Higher Education Assistance Authority, and (28) any other agreement between a Guarantee Agency and the Trustee providing for the insurance or guarantee by such Guarantee Agency, to the extent provided in the Higher Education Act, of the principal of and accrued interest on FFELP Loans acquired by the Trustee from time to time, including any supplement thereto or amendment thereof entered into in accordance with the provisions thereof and hereof.

"Guarantee Program" shall mean a Guarantee Agency's student loan insurance program pursuant to which such Guarantee Agency guarantees or insures FFELP Loans.

"Higher Education Act" shall mean the Higher Education Act of 1965, as amended or supplemented from time to time, and all regulations promulgated thereunder.

"Holder," when used with respect to any Note, shall mean the Person in whose name such Note is registered in the Note Register.

"Indemnification Payment" shall mean an amount determined, in accordance with Section 5.12 hereof, to be payable from the Trust Estate pursuant to the indemnification provisions of a Joint Sharing Agreement.

"Indenture" shall mean this Indenture of Trust, including any supplement hereto or amendment hereof entered into in accordance with the provisions hereof.

"Independent," when used with respect to any specified Person, shall mean such a Person who (i) is in fact independent; (ii) does not have any direct financial interest or any material indirect financial interest in the Corporation, other than the payment to be received under a contract for services to be performed by such Person; and (iii) is not connected with the Corporation as an official, officer, employee, promoter, underwriter, trustee, partner, affiliate, subsidiary, director or Person performing similar functions. Whenever it is herein provided that any Independent Person's opinion or certificate shall be furnished to the Trustee, such Person shall be appointed by the Corporation or the Trustee, as the case may be, and such opinion or certificate shall state that the signer has read this definition and that the signer is Independent within the meaning hereof.

"Independent Certificate" shall mean a certificate or opinion to be delivered to the Trustee under the circumstances described in, and otherwise complying with, the applicable requirements of Section 1.4, made by an Independent appraiser or other expert appointed by a Corporation Order and approved by the Trustee in the exercise of reasonable care, and such opinion or certificate shall state that the signer has read the definition of "Independent" in this Indenture and that the signer is Independent within the meaning thereof.

"Initial Interest Rate" shall mean (i) with respect to the Series 2005-1A1 Notes, 3.460838333% per annum; (ii) with respect to the Series 2005-1A2 Notes, 3.510838333% per annum; (iii) with respect to the Series 2005-1A3 Notes, 3.550838333% per annum; and (iv) with respect to the Subordinate Notes, 4.000838333% per annum.

"Initial Interest Period" shall mean the period from the Closing Date to the first Quarterly Payment Date.

"Initial Portfolio Loans" shall mean the Financed Student Loans purchased on the Closing Date in accordance with the provisions of Section 3.3(d)(1) hereof, a schedule of which is attached hereto as Exhibit B.

"Interest Period" shall mean the Initial Interest Period, and thereafter the period from each Quarterly Payment Date to the next Quarterly Payment Date.

"Interest Rate Margin" shall mean:

(i) with respect to the Series 2005-1A1 Notes, 0.01% per annum;

(ii) with respect to the Series 2005-1A2 Notes, 0.06% per annum;

(iii) with respect to the Series 2005-1A3 Notes, 0.10% per annum; and

(iv) with respect to the Series 2005-1B Notes, 0.55% per annum.

"Investment Securities" shall mean any of the following:

(1) Government Obligations;

(2) Interest-bearing time or demand deposits, certificates of deposit or other similar banking arrangements with any bank, trust company, national banking association or other depository institution (including the Trustee or any of its affiliates), provided that, at the time of deposit or purchase, if the investment is for a period exceeding one year, such depository institution shall have long-term unsecured debt rated by each Rating Agency not lower than in its highest applicable Specific Rating Category or, if the investment is for a period of less than one year, such depository institution shall have short-term unsecured debt rated by each Rating Agency not lower than its highest applicable Specific Rating Category;

(3) Obligations issued or guaranteed as to principal and interest by any of the following: (a) the Government National Mortgage Association; (b) the Federal National Mortgage Association; or (c) the Federal Farm Credit Banks, the Federal Intermediate Credit Banks, the Export-Import Bank of the United States, the Federal Land Banks, the Federal Financing Bank, the Federal Home Loan Banks, the Federal Home Loan Mortgage Corporation or the Farmers Home Administration, or any agency or instrumentality of the United States of America which shall be established for the purpose of acquiring the obligations of any of the foregoing or otherwise providing financing therefor, provided that any such obligation described in this clause (c) shall be rated by Moody's, S&P and Fitch, (i) if such obligation has a term of less than one year, not lower than in its highest applicable Specific Rating Category, or (ii) if such obligation has a term of one year or longer, not lower than in its highest applicable Specific Rating Category;

(4) Repurchase agreements with banks (which may include the Trustee or any of its affiliates) which are members of the Federal Deposit Insurance Corporation or with government bond dealers insured by the Securities Investor Protection Corporation, which such agreements are secured by securities which are Government Obligations to a level sufficient to obtain a rating by each Rating Agency in its highest Specific Rating Category, or with brokers or dealers whose unsecured long-term debt is rated by each Rating Agency in its highest Specific Rating Category. The Trustee will give written notice to each Rating Agency of any investment in a repurchase agreement or reverse repurchase agreement pursuant to this paragraph with a term greater than one (1) year;

(5) Any money market fund, including a qualified regulated investment company described in Internal Revenue Service Notice 87-22, 1987-1 C.B. 466, rated by each Rating Agency not lower than its highest applicable Specific Rating Category;

(6) Any debt instrument; provided that such instrument has a term of less than one year, is rated by each Rating Agency not lower than in its highest applicable Specific Rating Category and notice of such investment is given to each Rating Agency;

(7) Any investment agreement which constitutes a general obligation of a Person, or the obligations under which are unconditionally guaranteed by a Person, whose debt, unsecured securities, deposits or claims paying ability is rated by each Rating Agency, (a) if such investment agreement has a term of less than one year, not lower than in its highest applicable Specific Rating Category, or (b) if such investment agreement has a term of one year or longer, not lower than in its highest applicable Specific Rating Category; and

(8) Any other investment if the Trustee shall have received written evidence from each Rating Agency that treating such investment as an Investment Security will not cause any rating then applicable to any Outstanding Notes to be lowered or withdrawn.

If any Investment Security described in clause (7) above has a term of one year or longer, the Trustee shall give each Rating Agency written notice thereof.

"Joint Sharing Agreement" shall mean any agreement entered into in accordance with Section 6.12(2) hereof.

"Lender" shall mean any "eligible lender" (as defined in the Higher Education Act) which has received an eligible lender designation from a Guarantee Agency.

"LIBOR Business Day" shall mean any day on which banks in London and New York City are open for the transaction of international business.

"LIBOR Determination Date" shall mean, with respect to each Interest Period (other than the Initial Interest Period), the second LIBOR Business Day prior to the commencement of such Interest Period.

"Maturity," when used with respect to any Note, shall mean the date on which the principal of such Note becomes due and payable as therein or herein provided, whether at the Stated Maturity thereof or by declaration of acceleration, call for redemption or otherwise.

"Monthly Payment Date" shall mean the twenty-fifth day (or, if such twenty-fifth day is not a Business Day, the next succeeding Business Day) of each calendar month, other than March, June, September and December, commencing July 25, 2005.

"Moody's" shall mean Moody's Investors Service, Inc., its successors and their assigns, and, if such corporation shall be dissolved or liquidated or shall no longer perform the functions of a securities rating agency, "Moody's" shall be deemed to refer to any other nationally recognized securities rating agency designated by the Trustee, at the written direction of the Corporation.

"Note Register" shall mean the register maintained by the Note Registrar pursuant to Section 3.10 hereof.

"Note Registrar" shall mean the Trustee, serving in such capacity under the terms of this Indenture.

"Noteholder" shall mean the Holder of any Note.

"Notes" shall mean the Senior Notes and the Subordinate Notes.

"Original Pool Principal Balance" shall have the meaning ascribed thereto in Section 5.5 hereof.

"Outstanding," when used with respect to any Note, shall have the construction given to such word in Sections 1.6, 3.10 and 13.1 hereof, i.e., a Note shall not be Outstanding hereunder if such Note is at the time not deemed to be Outstanding hereunder by reason of the operation and effect of Section 1.6, Section 3.10 or Section 12.1 hereof.

"Paying Agent" shall mean the Trustee and any other commercial bank designated herein or in accordance herewith as a place at which principal of or interest on any Note is payable.

"Person" shall mean any individual, corporation, limited liability company, partnership, joint venture, association, joint stock company, trust, incorporated organization or government or any agency or political subdivision thereof.

"Plus Loan" shall mean a Student Loan made pursuant to Section 428B of the Higher Education Act.

"Pre-Funding Period" shall mean the period from the Closing Date through October 6, 2005, or, with respect to any amounts necessary to make additional disbursements on the Initial Portfolio Loans, such later date as the Corporation shall certify as necessary in connection with the making of such disbursements.

"Principal Amount," when used with respect to a Note, shall mean the original principal amount of such Note less all payments previously made to the Holder thereof in respect of principal.

"Principal Balance," when used with respect to a Student Loan, shall mean the unpaid principal amount thereof (including any unpaid capitalized interest thereon that is authorized to be, and has been, capitalized under the Higher Education Act) as of a given date.

"Principal Distribution Amount," when used with respect to (1) each Quarterly Payment Date which is both prior to the first date on which the Notes could be redeemed pursuant to Section 4.3 hereof and also a Corporation Release Date, shall mean the amount which, after giving effect to all applications of Available Funds made on such Quarterly Payment Date pursuant to Section 5.6 hereof, would cause the Total Asset Percentage to be equal to 100.5% if such amount were applied to the payment of principal of the Notes, and (2) any other Quarterly Payment Date, shall mean all Available Funds remaining after the applications required pursuant to clauses First through Sixth of Section 5.6 hereof.

"Principal Office" shall mean (i) when used with respect to the Trustee, the principal office of the Trustee for the performance of its duties as trustee hereunder, which office as of the date of execution of this Indenture is located at the address specified in Section 13.4 hereof, and (ii) when used with respect to a Paying Agent (other than the Trustee) or the Note Registrar, such office designated in writing to the Trustee and the Corporation as the location of its principal office for the performance of its duties as Paying Agent or Note Registrar, as the case may be, under this Indenture.

"Program" shall mean the program to be administered by the Servicer for the purchase of Student Loans from Lenders, SLFC, GOAL Funding, and GOAL Funding II or origination of Student Loans in order to increase the supply of moneys available for new Student Loans, thereby assisting students in obtaining a post-secondary school education.

"Quarterly Payment Date" shall mean the twenty-fifth day (or, if such twenty-fifth day is not a Business Day, the next succeeding Business Day) of each March, June, September and December, commencing September 26, 2005.

"Quarterly Report" shall mean a report prepared by or on behalf of the Corporation setting forth the information set forth on Schedule 1 hereto as of the last day of the preceding Collection Period.

"Rating Agency" shall mean any rating agency that shall have an outstanding rating on any of the Notes pursuant to request by the Corporation.

"Rating Agency Condition" shall mean, with respect to any action, that each of the Rating Agencies shall have notified the Corporation and the Trustee in writing that such action will not result in a reduction, qualification or withdrawal of the then-current rating of any of the Notes.

"Rating Category" shall mean one of the general rating categories of a Rating Agency, without regard to any refinement or gradation of such rating category by a numerical modifier or otherwise.

"Record Date" shall mean, with respect to a Quarterly Payment Date, the Business Day immediately preceding such Quarterly Payment Date.

"Redemption Date," when used with respect to any Note to be redeemed, shall mean the date fixed for such redemption by or pursuant to this Indenture.

"Redemption Price," when used with respect to any Note to be redeemed, shall mean the price at which it is to be redeemed pursuant to this Indenture.

"Reserve Account" shall mean the Reserve Account created and established by Section 5.4 hereof.

"Reserve Account Requirement" means an amount equal to the greater of (i) 1.0% of the aggregate Principal Amount of Outstanding Notes and (ii) $1,125,000.

"S&P" shall mean Standard & Poor's Ratings Group, a division of McGraw-Hill Inc., its successors and their assigns, and, if such entity shall be dissolved or liquidated or shall no longer perform the functions of a securities rating agency, "S&P" shall be deemed to refer to any other nationally recognized securities rating agency designated by the Trustee, at the written direction of the Corporation.

"Secretary of Education" shall mean the Commissioner of Education, Department of Health, Education and Welfare of the United States, and the Secretary of the United States Department of Education (who succeeded to the functions of the Commissioner of Education pursuant to the Department of Education Organization Act), or any other officer, board, body, commission or agency succeeding to the functions thereof under the Higher Education Act.

"Securities Depository" shall mean The Depository Trust Company, New York, New York, and its successors and assigns, or, if (i) the then-existing Securities Depository resigns from its functions as depository of the Notes or (ii) the Corporation discontinues use of the Securities Depository pursuant to Section 3.8 hereof, then any other securities depository which agrees to follow the procedures required to be followed by a securities depository in connection with the Notes and which is selected by the Corporation with the consent of the Trustee.

"Senior Asset Percentage" means the percentage obtained by dividing (A) the Value of the Trust Estate by (B) the aggregate Principal Amount of Outstanding Senior Notes.

"Senior Notes" shall mean, collectively the Series 2005-1A1 Notes, the Series 2005-1A2 Notes and the Series 2005-1A3 Notes.

"Series 2005-1 Transfer Agreements" shall mean (i) the Transfer Agreement, dated as of June 1, 2005, among the Corporation, the Trustee, GOAL Funding II and the trustee for GOAL Funding II, as amended or supplemented from time to time and (ii) the Transfer Agreement, dated as of June 1, 2005, among the Corporation, the Trustee, GOAL Funding and the trustee for GOAL Funding, as amended or supplemented from time to time.

"Series 2005-1A1 Notes" shall mean the Notes created and to be issued under this Indenture in the original principal amount of $100,000,000 and designated as the "Student Loan Asset-Backed Notes, Senior Series 2004-1A1."

"Series 2005-1A2 Notes" shall mean the Notes created and to be issued under this Indenture in the original principal amount of $250,000,000 and designated as the "Student Loan Asset-Backed Notes, Senior Series 2005-1A2."

"Series 2005-1A3 Notes" shall mean the Notes created and to be issued under this Indenture in the original principal amount of $355,000,000 and designated as the "Student Loan Asset-Backed Notes, Senior Series 2005-1A3."

"Series 2005-1B Notes" shall mean the Notes created and to be issued under this Indenture in the original principal amount of $45,000,000 and designated as the "Student Loan Asset-Backed Notes, Subordinate Series 2005-1B."

"Servicer" shall mean SLFC, and any other organization with which the Corporation and the Trustee have entered into a Servicing Agreement, subject to confirmation of ratings on any then Outstanding Notes, as evidenced by written confirmation to the Trustee to that effect from each Rating Agency.

"Servicing Agreement" shall mean the Servicing and Administration Agreement, dated as of June 1, 2005, among the Corporation, the Trustee and SLFC, as servicer and administrator, and any other agreement among the Corporation, the Trustee and a Servicer under which the Servicer agrees to act as the Corporation's agent in connection with the administration and collection of Financed Student Loans in accordance with this Indenture.

"Servicing Fees" shall mean any fees payable by the Corporation to a Servicer in respect of Financed Student Loans pursuant to the provisions of a Servicing Agreement.

"SLFC" shall mean Student Loan Finance Corporation, a corporation duly organized and existing under the laws of the State of South Dakota.

"SLS Loan" shall mean a Student Loan made pursuant to former Section 428A of the Higher Education Act.

"Special Allowance Payments" shall mean special allowance payments authorized to be made by the Secretary of Education by Section 438 of the Higher Education Act, or similar allowances authorized from time to time by federal law or regulation.

"Specific Rating Category" shall mean a specific rating category of a Rating Agency, taking into account any refinement or gradation of a Rating Category by a numerical or other qualifier. For so long as any of the Notes are rated by Moody's: (a) references to the highest applicable Specific Rating Category shall be, with respect to obligations or investments having a term of less than one year, to a rating of "P-1" (or, if Moody's revises its rating schedule from time to time, such rating as Moody's shall advise the Trustee in writing is comparable to "P-1" under such revised rating schedule), and with respect to obligations or investments having a term of one year or longer, to a rating of "Aaa" (or, if Moody's revises its rating schedule from time to time, such rating as Moody's shall advise the Trustee in writing is comparable to "Aaa" under such revised rating schedule); and (b) references to the third highest applicable Specific Rating Category shall be, with respect to obligations or investments having a term of one year or longer, to a rating of "Aa2" (or, if Moody's revises its rating schedule from time to time, such rating as Moody's shall advise the Trustee in writing is comparable to "Aa2" under such revised rating schedule). For so long as any of the Notes are rated by Fitch: (a) references to the highest applicable Specific Rating Category shall be, with respect to obligations or investments having a term of less than one year, to a rating of "F-1+" (or, if Fitch revises its rating schedule from time to time, such rating as Fitch shall advise the Trustee in writing is comparable to "F-1+" under such revised rating schedule), and with respect to obligations or investments having a term of one year or longer, to a rating of "AAA" (or, if Fitch revises its rating schedule from time to time, such rating as Fitch shall advise the Trustee in writing is comparable to "AAA" under such revised rating schedule); and (b) references to the third highest applicable Specific Rating Category shall be, with respect to obligations or investments having a term of one year or longer, to a rating of "AA" (or, if Fitch revises its rating schedule from time to time, such rating as Fitch shall advise the Trustee in writing is comparable to "AA" under such revised rating schedule). For so long as any of the Notes are rated by S&P: (a) references to the highest applicable Specific Rating Category shall be, with respect to obligations or investments having a term of less than one year, to a rating of "A-1+" (or, if S&P revises its rating schedule from time to time, such rating as S&P shall advise the Trustee in writing is comparable to "A-1+" under such revised rating schedule), and with respect to obligations or investments having a term of one year or longer, to a rating of "AAA" (or, if S&P revises its rating schedule from time to time, such rating as S&P shall advise the Trustee in writing is comparable to "AAA" under such revised rating schedule); and (b) references to the third highest applicable Specific Rating Category shall be, with respect to obligations or investments having a term of one year or longer, to a rating of "AA" (or, if S&P revises its rating schedule from time to time, such rating as S&P shall advise the Trustee in writing is comparable to "AA" under such revised rating schedule).

"Stated Maturity," when used with respect to any Note or any installment of interest thereon, shall mean the date specified in such Note as the fixed date on which principal of such Note or such installment of interest is due and payable.

"Student Loan" shall mean a loan to a borrower for post-secondary education.

"Student Loan Purchase Agreements" shall mean, collectively, all Corporation Student Loan Purchase Agreements and Transferor Student Loan Purchase Agreements.

"Subordinate Note Interest Trigger" is in effect on any Quarterly Payment Date if, after giving effect to the application of Available Funds on such Quarterly Payment Date pursuant to Section 5.6 hereof (without regard to any adjustments in the application of Available Funds as a result of a Subordinate Note Interest Trigger), the Senior Asset Percentage would be less than 100%.

"Subordinate Notes" shall mean the Series 2005-1B Notes.

"Subordinate Percentage" shall mean, with respect to any Quarterly Payment Date, the percentage equivalent of a fraction, the numerator of which is the Outstanding Principal Amount of the Subordinate Notes as of the end of the related Collection Period and the denominator of which is the Outstanding Principal Amount of all Notes as of the end of the related Collection Period.

"Supplemental Indenture" shall mean any amendment of or supplement to this Indenture made in accordance with Article Nine hereof.

"Three-Month LIBOR" for any Interest Period shall mean a rate of interest equal to the rate per annum at which United States dollar deposits having a maturity of three months are offered to prime banks in the London interbank market which appears on Telerate Page 3750 as of approximately 11:00 a.m., London time, on the related LIBOR Determination Date. If such rate does not appear on Telerate Page 3750, the rate shall be determined on the basis of the rate at which deposits in United States dollars having a maturity of three months are offered to prime banks in the London interbank market by four major banks in the interbank market selected by the Trustee and in a principal amount of not less than U.S. $1,000,000 and that is representative for a single transaction in such market at such time. The Trustee shall request the principal London office of each of such banks to provide a quotation of its rate. If at least two quotations are provided, "Three-Month LIBOR" shall be the arithmetic mean (rounded upwards, if necessary, to the nearest one-hundredth of one percent) of such offered rates. If fewer than two quotations are provided, "Three-Month LIBOR" shall be the arithmetic mean (rounded upwards, if necessary to the nearest one-hundredth of one percent) of the rates quoted at approximately 11:00 a.m., New York City time on such LIBOR Determination Date by three major banks in New York, New York selected by the Trustee for loans in United States dollars to leading European banks having a maturity of three months, and in a principal amount of not less than U.S. $1,000,000; provided, however, that if the banks selected as aforesaid are not quoting as mentioned in this sentence, "Three-Month LIBOR" in effect for such Interest Period shall be Three-Month LIBOR in effect for the immediately preceding Interest Period.

"Total Asset Percentage" means the percentage obtained by dividing (A) the Value of the Trust Estate by (B) the aggregate Principal Amount of Outstanding Notes.

"Transfer Agreement" shall mean each Series 2005-1 Transfer Agreement and any other agreement among the Corporation, the Trustee and a Transferor providing for the sale by the Transferor to the Corporation of Student Loans Financed or to be Financed under this Indenture (which Student Loans have previously been originated on behalf of the Transferor or purchased from one or more Lenders or SLFC pursuant to one or more Student Loan Purchase Agreements), together with all of the Transferor's right, title and interest in and to the related Student Loan Purchase Agreements as they relate to such Student Loans.

"Transferor" shall mean GOAL Funding, GOAL Funding II and any other organization with which the Corporation and the Trustee have entered into a Transfer Agreement, subject to confirmation of ratings on any then Outstanding Notes, as evidenced by written confirmation to the Trustee to that effect from each Rating Agency.

"Transferor Student Loan Purchase Agreements" shall mean, with respect to Financed Student Loans transferred pursuant to a Transfer Agreement, all agreements between the Transferor and a Lender providing for the sale of such Financed Student Loans by such Lender to the Transferor or its agent and substantially in the forms which are on file with the Trustee, including amendments thereto made in accordance with Section 6.15 hereof, lists of which are attached to this Indenture as Exhibit C-2 (as to those Transferor Student Loan Purchase Agreements relating to GOAL Funding) and Exhibit C-3 (as to those Transferor Student Loan Purchase Agreements relating to GOAL Funding II), respectively, as such lists may be amended or supplemented from time to time.

"Trust Accounts" shall mean, in the aggregate, all of the Accounts.

"Trust Estate" shall mean the Trust Estate as described in the Granting Clauses hereof.

"Trust Indenture Act" or "TIA" shall mean the Trust Indenture Act of 1939, as amended, as in force on the date hereof, unless otherwise specifically provided.

"Trustee" shall mean U.S. Bank National Association, as trustee under this Indenture, and its successor or successors and any other corporation which may at any time be substituted in its place pursuant to this Indenture.

"Trustee Fees" shall mean the fees, costs and expenses of the Trustee and any Paying Agents incurred by the Corporation under this Indenture and (as such fees, costs and expenses relate to Financed Student Loans) any Servicing Agreement and any other documents related thereto.

"Value" shall mean, on any calculation date when required under this Indenture, the value of the Trust Estate calculated by the Corporation, in accordance with the following:

(1) with respect to any Eligible Loan, the Principal Balance thereof, plus any accrued interest and Special Allowance Payments thereon;

(2) with respect to any funds of the Corporation on deposit in any commercial bank or as to any banker's acceptance or repurchase agreement or investment agreement, the amount thereof plus accrued interest thereon;

(3) with respect to any Investment Securities of an investment company, the bid price of the shares as reported by the investment company;

(4) as to other investments, (i) the bid price published by a nationally recognized pricing service, or (ii) if the bid and asked prices thereof are published on a regular basis in The Wall Street Journal (or, if not there, then in The New York Times): the average of the bid and asked prices for such investments so published on or most recently prior to such time of determination plus accrued interest thereon;

(5) as to investments the bid prices of which are not published by a nationally recognized pricing service and the bid and asked prices of which are not published on a regular basis in The Wall Street Journal or The New York Times the lower of the bid prices at such time of determination for such investments by any two nationally recognized government securities dealers (selected by the Corporation in its absolute discretion) at the time making a market in such investments, plus accrued interest thereon; and

(6) with respect to any Student Loan that does not constitute an Eligible Loan, unless otherwise specifically provided herein, the lesser of (i) the market value thereof, as determined by a nationally recognized evaluator acceptable to the Trustee, and (ii) the Principal Balance thereof, plus any accrued interest thereon.

"Value of Investment Securities" shall mean (i) as to demand bank deposits, bank time deposits which may be withdrawn without penalty by the depositor upon fourteen (14) days' or less notice and Investment Securities which mature not more than six (6) months from the date of computation, the amount of such deposits and the par value of such Investment Securities, and (ii) as to Investment Securities, other than demand bank deposits and bank time deposits described in clause (i), which mature more than six (6) months after the date of computation, the par value thereof or, if purchased at more or less than par, the cost thereof adjusted to reflect the amortization or premium or discount, as the case may be, paid upon their purchase. The computation made under this paragraph shall include accrued interest.

Section 1.2 Definitions of General Terms

. Unless the context shall clearly indicate otherwise, or may otherwise require, in this Indenture the terms "herein," "hereunder," "hereby," "hereto," "hereof" and any similar terms refer to this Indenture as a whole and not to any particular article, section or subdivision hereof.

Unless the context shall clearly indicate otherwise, or may otherwise require, in this Indenture: (i) references to articles, sections and other subdivisions, whether by number or letter or otherwise, are to the respective or corresponding articles, sections or subdivisions of this Indenture as such articles, sections or subdivisions may be amended from time to time; (ii) references to articles, chapters, subchapters and sections of any public law or statute of the United States or any section thereof, are to the respective or corresponding articles, chapters, subchapters, sections and statutes as they may be amended from time to time; (iii) the word "heretofore" means before the date of execution of this Indenture, the word "now" means at the date of execution of this Indenture, and the word "hereafter" means after the date of execution of this Indenture.

Section 1.3 Computations

. Unless the facts shall then be otherwise, all computations required for the purposes of this Indenture shall be made on the assumption that (i) the principal of and interest on all Notes shall be paid as and when the same become due, and (ii) all credits required by this Indenture to be made to any Account shall be made in the amounts and at the times required.

For purposes of computing accrued Special Allowance Payments, the rate of such payments shall be computed based upon the average of the bond equivalent rates of 91-day United States Treasury Bills auctioned, or the commercial paper rates published, during that portion of the then current calendar quarter which ends on the date of determination, or if there have been no such auctions or publications, based upon the rate for the prior calendar quarter.

Section 1.4 Compliance Certificates and Opinions, etc.

(a) Except as otherwise specifically provided in this Indenture, upon any application or request by the Corporation to the Trustee to take any action under any provision of this Indenture, the Corporation shall furnish to the Trustee (i) a Corporation Certificate stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with, (ii) an opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with and (iii) (if required by the TIA) an Independent Certificate from a firm of certified public accountants meeting the applicable requirements of this Section, except that, in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Indenture, no additional certificate or opinion need be furnished.

Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

(i) a statement that each signatory of such certificate or opinion has read or has caused to be read such covenant or condition and the definitions herein relating thereto;

(ii) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(iii) a statement that, in the opinion of each such signatory, such signatory has made such examination or investigation as is necessary to enable such signatory to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(iv) a statement as to whether, in the opinion of each such signatory, such condition or covenant has been complied with.

(b) (i) Prior to the deposit of any property or securities with the Trustee that is to be made the basis for the release of any property subject to the lien created by this Indenture, the Corporation shall, in addition to any obligation imposed in Section 1.4(a) or elsewhere in this Indenture, furnish to the Trustee (1) a Corporation Certificate certifying or stating the opinion of each person signing such certificate as to the fair value (within ninety (90) days of such deposit) to the Corporation of the property or securities to be so deposited, (2) an opinion of Counsel either stating that, in the opinion of such Counsel, such action has been taken with respect to the recording and filing of this Indenture and any other requisite documents, and with respect to the execution and filing of any financing statements and continuation statements, as are necessary to perfect and make effective the first priority lien and security interest in favor of the Trustee, for the benefit of the Trustee, created by this Indenture in the property or securities to be so deposited, and reciting the details of such action, or stating that, in the opinion of such Counsel, no such action is necessary to make such lien and security interest effective, and (3) evidence that the Rating Agency Condition has been satisfied.

(ii) Whenever the Corporation is required to furnish to the Trustee a Corporation Certificate certifying or stating the opinion of any signer thereof as to the matters described in clause (i) above, the Corporation shall also deliver to the Trustee an Independent Certificate as to the same matters, if the fair value to the Corporation of the property to be so deposited and of all other such property made the basis of any such withdrawal or release since the commencement of the then-current fiscal year of the Corporation, as set forth in the certificates delivered pursuant to clause (i) above and this clause (ii), is 10% or more of the Outstanding Principal Amount of the Notes, but such a certificate need not be furnished with respect to any property so deposited, if the fair value thereof to the Corporation as set forth in the related Corporation Certificate is less than $25,000 or less than 1% of the Outstanding Principal Amount of the Notes.

(iii) Other than with respect to any release described in clause (A) or (B) of Section 1.4(b)(v), whenever any property or securities are to be released from the lien created by this Indenture, the Corporation shall also furnish to the Trustee a Corporation Certificate certifying or stating the opinion of each person signing such certificate as to the fair value (within ninety (90) days of such release) of the property or securities proposed to be released and stating that in the opinion of such person the proposed release will not impair the security created by this Indenture in contravention of the provisions hereof.

(iv) Whenever the Corporation is required to furnish to the Trustee a Corporation Certificate certifying or stating the opinion of any signer thereof as to the matters described in clause (iii) above, the Corporation shall also furnish to the Trustee an Independent Certificate as to the same matters if the fair value of the property or securities and of all other property or securities (other than property described in clauses (A) or (B) of Section 1.4(b)(v)) released from the lien created by this Indenture since the commencement of the then current fiscal year, as set forth in the certificates required by clause (iii) above and this clause (iv), equals 10% or more of the Outstanding Principal Amount of the Notes, but such certificate need not be furnished in the case of any release of property or securities if the fair value thereof as set forth in the related Corporation Certificate is less than $25,000 or less than one percent of the then Outstanding Principal Amount of the Notes.

(v) Notwithstanding any other provision of this Section, the Corporation may, without compliance with the other provisions of this Section, (A) collect, liquidate, sell or otherwise dispose of Student Loans as and to the extent permitted or required by this Indenture and the Servicing Agreement, and (B) make cash payments out of the Accounts as and to the extent permitted or required by this Indenture.

(c) In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

Any certificate or opinion of an Authorized Officer of the Corporation may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, Counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any such certificate of an Authorized Officer or opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Servicer or the Corporation, stating that the information with respect to such factual matters is in the possession of the Servicer or the Corporation, unless such Counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

Whenever in this Indenture, in connection with any application or certificate or report to the Trustee, it is provided that the Corporation shall deliver any document as a condition of the granting of such application, or as evidence of the Corporation's compliance with any term hereof, it is intended that the truth and accuracy, at the time of the granting of such application or at the effective date of such certificate or report (as the case may be), of the facts and opinions stated in such document shall in such case be conditions precedent to the right of the Corporation to have such application granted or to the sufficiency of such certificate or report. The foregoing shall not, however, be construed to affect the Trustee's right to rely upon the truth and accuracy of any statement or opinion contained in any such document as provided in Article VII.

Section 1.5 Evidence of Action by the Corporation

. Except as otherwise specifically provided in this Indenture, any request, direction, command, order, notice, certificate or other instrument of, by or from the Corporation shall be effective and binding upon the Corporation for the purposes of this Indenture if signed by an Authorized Officer.

Section 1.6 Exclusion of Notes Held By or For the Corporation

. In determining whether the Holders of the requisite Principal Amount of Notes Outstanding have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Notes owned by the Corporation shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent, or waiver, only Notes which the Trustee knows to be so owned shall be disregarded.

Section 1.7 Exhibits and Schedule

. Attached to and by reference made a part of this Indenture are the following Exhibits:

Exhibit A: Form of Loan Financing Certificate;

Exhibit B: Schedule of Initial Portfolio Loans;

Exhibit C-1: List of Corporation Student Loan Purchase Agreements; and

Exhibit C-2: List of GOAL Funding Student Loan Purchase Agreements; and

Exhibit C-3: List of GOAL Funding II Student Loan Purchase Agreements;

Exhibit D: Form of Updating Certificate.

Attached to and by reference made a part of this Indenture is the following Schedule:

Schedule 1: Form of Quarterly Report.

Section 1.8 Incorporation by Reference of Trust Indenture Act

. Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:

"Commission" means the Securities and Exchange Commission.

"indenture securities" means the Notes.

"indenture security holder" means a Noteholder.

"indenture to be qualified" means this Indenture.

"indenture trustee" or "institutional trustee" means the Trustee.

"obligor" on the indenture securities means the Corporation and any other obligor on the indenture securities.

All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by Commission rule have the meaning assigned to them by such definitions.

ARTICLE Two

NOTE FORMS

Section 2.1 Forms Generally

. The Notes and the Trustee's certificate of authentication shall be in substantially the forms set forth in this Article Two, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may, consistently herewith, be determined by the officers executing such Notes, as evidenced by their signing of the Notes. Any portion of the text of any Note may be set forth on the reverse thereof, with an appropriate reference thereto on the face of the Note.

Section 2.2 Form of Notes

. The Notes shall be in substantially the following form:

UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

EDUCATION LOANS INCORPORATED
STUDENT LOAN ASSET-BACKED NOTE
[SENIOR] [SUBORDINATE] SERIES 2005-1[A1][A2][A3][B]

No. R__________ $

Stated Maturity Date	Date of Original Issue	Interest Rate	CUSIP
	June 21, 2005	Variable

REGISTERED HOLDER:

PRINCIPAL AMOUNT:

FOR VALUE RECEIVED, EDUCATION LOANS INCORPORATED, a corporation organized under the laws of the State of Delaware (the "Corporation," which term includes any successor corporation under the Indenture hereinafter referred to), acknowledges itself indebted and hereby promises to pay to the registered holder specified above, or registered assigns (the "Registered Holder"), but solely from the revenues and receipts hereinafter specified and not otherwise, the Principal Amount specified above on the Stated Maturity Date specified above (subject to the right of prior redemption hereinafter mentioned), upon presentation and surrender of this Note at the Principal Office (as defined in the Indenture) of the Trustee hereinafter referred to or, at the option of the Registered Holder hereof, at the Principal Office of any duly appointed Paying Agent, and to pay, from the source and in the manner hereinafter provided, interest on said principal sum to the Registered Holder hereof from the date hereof until the payment of said principal sum in full, payable on the twenty-fifth day (or, if such twenty-fifth day is not a Business Day, the next succeeding Business Day) of each March, June, September and December, commencing September 26, 2005 (each, a "Quarterly Payment Date"), at a rate per annum equal to: (a) for the Initial Interest Period, the Initial Interest Rate, and (b) for each Interest Period thereafter, Three-Month LIBOR for such Interest Period plus [_____]%, and at the same rate per annum (to the extent that the payment of such interest shall be legally enforceable) on overdue installments of interest. Payment of interest on and principal of this Note on each Quarterly Payment Date shall be made by check or draft mailed to the Person who is the Registered Holder hereof as of 5:00 p.m. in the city in which the Principal Office of the Note Registrar is located on the Business Day (as defined in the Indenture) immediately preceding such Quarterly Payment Date (the "Record Date"), at the address of such Registered Holder as it appears on the Note Register maintained by the Note Registrar; provided that, if the Registered Holder of this Note is the Registered Holder of Notes in the aggregate Principal Amount of $1,000,000 or more (or, if less than $1,000,000 in Principal Amount of Notes is outstanding, the Registered Holder of all outstanding Notes), at the direction of such Registered Holder such principal and interest shall be payable by electronic transfer by the Trustee in immediately available funds to an account designated by such Registered Holder. In addition, interest on this Note is payable at the maturity hereof in the same manner as the principal hereof, unless the date of such maturity is a regularly scheduled Quarterly Payment Date, in which event interest is payable in the manner set forth in the preceding sentence. Any interest not so timely paid or duly provided for shall cease to be payable to the Person who is the Registered Holder hereof at the close of business on the Record Date and shall be payable to the Person who is the Registered Holder hereof at the close of business on a special record date for the payment of any such defaulted interest. Such special record date shall be fixed by the Trustee whenever moneys become available for payment of the defaulted interest, and notice of the special record date shall be given to the Registered Holder hereof not less than ten days prior thereto by first-class mail to such Registered Holder as shown on the Note Register on a date selected by the Trustee, stating the date of the special record date and the date fixed for the payment of such defaulted interest. The principal of and interest on this Note are payable in lawful money of the United States of America.

This Note is one of an authorized issue of Notes (hereinafter called the "Notes"), issued by the Corporation pursuant to an Indenture of Trust, dated as of June 1, 2005 (the "Indenture"), between the Corporation and U.S. Bank National Association, Minneapolis, Minnesota, as Trustee (the "Trustee," which term includes any successor trustee under the Indenture). As provided in the Indenture, the Notes have been issued in four series. This Note is one of a series issued in an aggregate Principal Amount of $____________ (the "Series 2005-1[A1][A2][A3][B1] Notes"). The Series 2005-1[A1][A2][A3][B] Notes are issued simultaneously with [two other][three] series of senior notes issued in the aggregate principal amount of $__________ (together with the Series 2005-1[A1][A2][A3] Notes, collectively referred to herein as the "Senior Notes"[), and a series of subordinate notes issued in the aggregate principal amount of $45,000,000 (the "Subordinate Notes"]). The proceeds of the Notes will be used by the Corporation for the purpose of providing funds for (a) the origination, acquisition or refinancing of, and administration by the Corporation of, Eligible Loans, (b) the payment of interest due on the Notes, (c) the funding of the Reserve Account, and (d) other corporate purposes of the Corporation.

Reference is hereby made to the Indenture, copies of which are on file in the principal corporate trust office of the Trustee, and to all of the provisions of which any Registered Holder of this Note by his acceptance hereof hereby assents, for definitions of terms; the description of and the nature and extent of the security for the various series of Notes secured thereunder; the revenues and other moneys pledged to the payment of the principal of and interest on the Notes; the nature and extent and manner of enforcement of the pledge; the conditions upon which the Indenture may be amended or supplemented with or without the consent of the Holders of the Notes; the rights and remedies of the Registered Holder hereof with respect hereto and thereto, including the limitations upon the right of a Registered Holder hereof to institute any suit, action or proceeding in equity or at law with respect hereto and thereto; the rights, duties and obligations of the Corporation and the Trustee thereunder; the terms and provisions upon which the liens, pledges, charges, trusts and covenants made therein may be discharged at or prior to the maturity or redemption of this Note, and this Note thereafter no longer be secured by the Indenture, or be deemed to be Outstanding (as defined in the Indenture) thereunder; and for the other terms and provisions thereof.

The Notes are limited obligations of the Corporation, payable solely from the revenues and assets of the Corporation pledged therefor under the Indenture, including certain notes evidencing Student Loans and the proceeds of the Corporation's bonds, notes or other evidences of indebtedness, if any, issued with respect to the Notes.

As used in this Note:

(a) "Initial Interest Rate" means, with respect to the 2005-1[A1][A2][A3][B] Notes, a rate of interest per annum equal to [____]% per annum.

(b) "Three-Month LIBOR," for any Interest Period, shall mean a rate of interest equal to the rate per annum at which United States dollar deposits having a maturity of three months, as applicable, are offered to prime banks in the London interbank market which appears on Telerate Page 3750 as of approximately 11:00 a.m., London time, on the related LIBOR Determination Date. If such rate does not appear on Telerate Page 3750, the rate shall be determined on the basis of the rate at which deposits in United States dollars having a maturity of three months are offered to prime banks in the London interbank market by four major banks in the interbank market selected by the Trustee and in a principal amount of not less than U.S. $1,000,000 and that is representative for a single transaction in such market at such time. The Trustee shall request the principal London office of each of such banks to provide a quotation of its rate. If at least two quotations are provided, "Three-Month LIBOR" shall be the arithmetic mean (rounded upwards, if necessary, to the nearest one-hundredth of one percent) of such offered rates. If fewer than two quotations are provided, "Three-Month LIBOR" shall be the arithmetic mean (rounded upwards, if necessary to the nearest one-hundredth of one percent) of the rates quoted at approximately 11:00 a.m., New York City time on such LIBOR Determination Date by three major banks in New York, New York selected by the Trustee for loans in United States dollars to leading European banks having a maturity of three months, and in a principal amount of not less than U.S. $1,000,000; provided, however, that if the banks selected as aforesaid are not quoting as mentioned in this sentence, "Three-Month LIBOR" in effect for such Interest Period shall be Three-Month LIBOR in effect for the immediately preceding Interest Period.

(c) "Telerate Page 3750" means the display page so designated on the Bridge Telerate Service (or such other page as may replace that page on that service for the purpose of displaying comparable rates or prices) or such comparable page on a comparable service.

(d) "LIBOR Determination Date" means, with respect to each Interest Period (other than the Initial Interest Period), the second LIBOR Business Day prior to the commencement of such Interest Period.

Each Noteholder, by acceptance of a Note, covenants and agrees that by accepting the benefits of the Indenture and such Note that such Noteholder will not at any time institute against the Corporation, or join in any institution against the Corporation, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings under any United States Federal or state bankruptcy or similar law in connection with any obligations relating to the Notes, the Indenture or the Servicing Agreement.

The Corporation has structured the Indenture and the Notes with the intention that the Notes will qualify under applicable federal, state, local and foreign tax law as indebtedness of the Corporation secured by the Trust Estate. The Corporation, the Trustee, the Servicer and each Noteholder agree to treat and to take no action inconsistent with the treatment of the Notes as such indebtedness for purposes of federal, state, local and foreign income or franchise taxes and any other tax imposed on or measured by income. Each Noteholder, by acceptance of its Note, agrees to be bound by the provisions of this paragraph. Each Noteholder agrees that it will cause any Person acquiring an interest in a Note through it to comply with the Indenture as to treatment as indebtedness under applicable tax law, as described in this paragraph.

[The Subordinate Notes are subordinated in right of payment, the direction of remedies and certain other matters in accordance with the terms of the Indenture to the rights of Senior Notes thereunder. A failure to pay principal of or interest on this Note will not constitute an Event of Default under the Indenture if any Senior Note is Outstanding (each as defined in the Indenture).]

All outstanding Notes are subject to redemption in whole, at the option of the Corporation, on any Quarterly Payment Date after the aggregate principal balance of the Financed Student Loans is less than 10% of the aggregate principal balance of the Financed Student Loans acquired on the Date of Original Issue and during the period thereafter prior to the end of the pre-funding period provided for in the Indenture. The Redemption Price shall be 100% of the principal amount of Notes so redeemed, plus accrued interest to the Redemption Date, and without premium. Notice of redemption shall be given by first-class mail mailed not less than five Business Days before the Redemption Date to each Registered Holder of Notes at the last address appearing on the Note Register; but no defect in or failure to give such notice of redemption shall affect the validity of proceedings for redemption of the Notes. All Notes shall cease to bear interest on such Quarterly Payment Date, provided funds for their redemption have been duly deposited under the Indenture, and, except for the purpose of payment, shall no longer be protected by the Indenture and shall not be deemed Outstanding thereunder.

If provision is made for the payment of principal of and interest on this Note in accordance with the Indenture, this Note shall no longer be deemed Outstanding under the Indenture, shall cease to be entitled to the benefits of the Indenture and shall thereafter be payable solely from the funds provided for such payment.

If an Event of Default shall occur, the principal of all the Outstanding Notes may and, under certain circumstances, shall be declared due and payable in the manner and with the effect provided in the Indenture.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Corporation and the rights of the Holders of the Notes under the Indenture at any time by the Corporation with, among other things, the consent of the Holders of two-thirds of the aggregate Principal Amount of Senior Notes at the time Outstanding, if affected thereby, and with the consent of the Holders of two-thirds of the aggregate Principal Amount of Subordinate Notes at the time Outstanding, if affected thereby. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate Principal Amount of the Senior Notes at the time Outstanding or, if no Senior Notes are Outstanding, the Holders of specified percentages in aggregate Principal Amount of the Subordinate Notes at the time Outstanding, on behalf of the Holders of all the Notes, to waive certain past defaults under the Indenture and their consequences. Any such consent or waiver shall be conclusive and binding upon the Registered Holder of this Note and upon all future Registered Holders hereof and of any Note issued in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

This Note is transferable by the Registered Holder hereof upon surrender of this Note for transfer at the Principal Office of the Note Registrar (which shall be the Trustee), duly endorsed or accompanied by a written instrument of transfer in form satisfactory to the Note Registrar and executed by the Registered Holder hereof or his attorney duly authorized in writing, with signature guarantees satisfactory to the Note Registrar. This Note may also be exchanged for one or more other Notes of the same series and Stated Maturity upon surrender hereof at the Principal Office of the Note Registrar. Thereupon the Corporation shall execute and the Trustee shall authenticate and deliver, in exchange for this Note, one or more new fully registered Notes in the name of the transferee, of an authorized denomination, in aggregate Principal Amount equal to the Principal Amount of this Note, of the same series and Stated Maturity and bearing interest at the same rate.

The Corporation may require payment by the Registered Holder hereof of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of this Note, other than certain exchanges specifically exempted under the Indenture and not involving any transfer.

The Corporation, the Trustee, each Paying Agent, the Note Registrar and any other agent of the Corporation may treat the Person in whose name this Note is registered on the Note Register as the absolute owner hereof for all purposes, whether or not this Note is overdue, and neither the Corporation, the Trustee, any Paying Agent, the Note Registrar nor any other such agent shall be affected by notice to the contrary.

By purchasing the Notes, each purchaser of the Notes must agree and shall be deemed by such purchase to have agreed to treat the Notes as debt instruments for income tax purposes.

IT IS HEREBY CERTIFIED, RECITED, COVENANTED AND DECLARED that all acts, conditions and things required to have happened, to exist and to have been performed precedent to and in the issuance of this Note have happened, do exist, and have been performed in regular and due time, form and manner as so required.

This Note shall not be valid or become obligatory for any purpose or be entitled to any security or benefit under the Indenture until the Certificate of Authentication hereon shall have been signed by the Trustee by the manual signature of one of its authorized representatives.

IN WITNESS WHEREOF, the Corporation has caused this Note to be executed in its name by the facsimile signatures of its President and Secretary.

EDUCATION LOANS INCORPORATED

President

Secretary

Dated:

CERTIFICATE OF AUTHENTICATION

This Note is one of the Notes of the series designated therein and issued under the provisions of the within-mentioned Indenture.

U.S. BANK NATIONAL

ASSOCIATION, as Trustee

By:

Authorized Representative

ASSIGNMENT

FOR VALUE RECEIVED the undersigned hereby sells, assigns and transfers unto ________________________ the within Note and irrevocably appoints ____________________________, attorney-in-fact, to transfer the within Note on the books kept for registration thereof, with full power of substitution in the premises.

Dated _______________________

PLEASE INSERT SOCIAL SECURITY ___________________________
OR OTHER IDENTIFYING NUMBER
OF ASSIGNEE

NOTICE: The signature to this
assignment must correspond with the name as it appears upon the face of the

____________________________ within Note in every particular, without any alteration whatsoever.

SIGNATURE GUARANTEED:

ARTICLE Three

THE NOTES

Section 3.1 Authorization and Terms of Notes

. There is hereby created and there shall be an issue of Notes consisting of (a) a series of senior notes entitled "Student Loan Asset-Backed Notes, Senior Series 2005-1A1," (b) a series of senior notes entitled "Student Loan Asset-Backed Notes, Senior Series 2005-1A2," (c) a series of senior notes entitled "Student Loan Asset-Backed Notes, Senior Series 2005-1A3," and (d) a series of subordinate notes entitled "Student Loan Asset-Backed Notes, Subordinate Series 2005-1B."

The Notes of each series shall be issued in the following respective original principal amounts:

Series	Principal Amount

2005-1A1	$100,000,000
2005-1A2	$250,000,000
2005-1A3	$355,000,000
2005-1B	$ 45,000,000

The Notes shall mature, be subject to redemption and bear interest as provided in this Article Three and Article Four.

Section 3.2 Purposes for Issuance

. The Notes are being issued to provide funds to be used to (a) acquire student loan notes incurred under the Higher Education Act, (b) fund the Reserve Account, and (c) other corporate purposes of the Corporation.

Section 3.3 Application of Proceeds

. On the Closing Date, the Trustee shall apply the proceeds received by it for the account of the Corporation from the sale of the Notes as follows:

(a) for credit to the Reserve Account, an amount equal to $7,500,000;

(b) to the Corporation, an amount equal to $1,125,000, in respect of the payment of costs of issuance of the Notes; and

(c) for credit to the Acquisition Account, the remainder, to be applied for the acquisition of Eligible Loans as follows: (1) on the Closing Date, $717,184,135.77 shall be applied to the purchase of Eligible Loans from GOAL Funding and GOAL Funding II pursuant to the Series 2005-1 Transfer Agreements (which Eligible Loans were purchased by GOAL Funding pursuant to the Student Loan Purchase Agreements identified in Exhibit C-2 hereto, or purchased by GOAL Funding II pursuant to the Student Loan Purchase Agreements identified in Exhibit C-3 hereto), and (2) thereafter, the balance of the proceeds of the Notes shall be applied to the purchase of Eligible Loans pursuant to the Student Loan Purchase Agreement identified in Exhibit C-1 hereto (as such Exhibit C-1 may be amended or supplemented from time to time) or to additional disbursements on the Eligible Loans purchased pursuant to the preceding clause (1).

Section 3.4 Source of Payment; Limited Obligations

. The Notes, including the principal thereof and interest thereon, are limited obligations of the Corporation, payable solely from the revenues and assets of the Corporation pledged therefor under this Indenture.

In the event a default occurs in the due and punctual payment of any interest on any Note, interest shall be payable thereon to the extent permitted by law on the overdue installment of interest, at the interest rate borne by the Note in respect of which such interest is overdue.

Section 3.5 Manner of Payment of Principal and Interest

. The Principal Amount of each Note due on the Stated Maturity Date thereof shall be payable upon presentation and surrender of the Note at the Principal Office of the Trustee or, at the option of the Holder thereof, at the Principal Office of any duly appointed Paying Agent. Payment of interest on and principal of the Notes on each Quarterly Payment Date shall be made by check or draft mailed to the Person who is the Holder thereof as of 5:00 p.m. in the city in which the Principal Office of the Note Registrar is located on the Record Date relating thereto, at the address of such Holder as it appears on the Note Register; provided that, if the Holder of a Note is the Holder of Notes in the aggregate Principal Amount of $1,000,000 or more (or, if less than $1,000,000 in Principal Amount of Notes is outstanding, the Holder of all outstanding Notes), at the direction of such Holder such principal and interest shall be payable by electronic transfer by the Trustee in immediately available funds to an account designated by such Holder. In addition, interest on the Notes is payable at the maturity thereof in the same manner as the principal thereof, unless the date of such maturity is a Quarterly Payment Date, in which event interest is payable in the manner set forth in the preceding sentence. Any interest not so timely paid or duly provided for shall cease to be payable to the Person who is the Holder of the Notes at the close of business on the Record Date and shall be payable to the Person who is the Holder thereof at the close of business on a special record date for the payment of any such defaulted interest. Such special record date shall be fixed by the Trustee whenever moneys become available for payment of the defaulted interest, and notice of the special record date shall be given to the Holders of the Notes not less than ten days prior thereto by first-class mail to such Holder as shown on the Note Register on a date selected by the Trustee, stating the date of the special record date and the date fixed for the payment of such defaulted interest. The principal of and interest on the Notes shall be payable in lawful money of the United States of America.

Section 3.6 Form and Denominations

. The Notes shall be issued in substantially the form set forth in Article Two hereof. The Notes of each series may be issuable as fully registered Notes only, of single Stated Maturities.

The Notes of each series shall be in the minimum denomination of $200,000 in original Principal Amount or any multiple of $1,000 in excess thereof.

Section 3.7 Execution, Authentication and Delivery

. The Notes shall be executed on behalf of the Corporation by the president or any vice president of the Corporation and attested by the secretary or an assistant secretary of the Corporation, either or both of which signatures may be facsimiles.

Notes bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Corporation shall bind the Corporation, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Notes or did not hold such offices at the date of such Notes.

At any time and from time to time after the execution and delivery of this Indenture, the Corporation may deliver Notes executed by the Corporation to the Trustee for authentication; and, upon Corporation Order, the Trustee shall authenticate and deliver such Notes as in this Indenture provided and not otherwise.

No Note shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose, unless there appears on such Note a certificate of authentication substantially in the form provided for in Article Two hereof executed by the Trustee by manual signature of one of its authorized officers, and such certificate upon any Note shall be conclusive evidence, and the only evidence, that such Note has been duly authenticated and delivered hereunder.

Section 3.8 Book-Entry

. The registered Holder of all Notes shall be the Securities Depository and the Notes shall be registered in the name of the nominee for the Securities Depository. The "Notes" referred to in this Section 3.8 shall refer to the Notes registered in the name of the Securities Depository.

The Notes shall be initially issued in the form of separate, single, authenticated fully-registered Notes for each series thereof in the amount of such series. Upon initial issuance, the ownership of each such Note shall be registered in the registration books kept by the Note Registrar in the name of the nominee of the Securities Depository. The Trustee and the Corporation may treat the Securities Depository (or its nominee) as the sole and exclusive owner of the Notes registered in its name for the purposes of (1) payment of the principal or Redemption Price of or interest on the Notes, (2) giving any notice permitted or required to be given to Holders under the Indenture, (3) registering the transfer of Notes, and (4) obtaining any consent or other action to be taken by Holders and for all other purposes whatsoever, and neither the Trustee nor the Corporation shall be affected by any notice to the contrary (except as provided in subsection (c) below). Neither the Trustee nor the Corporation shall have any responsibility or obligation to any Participant, any Beneficial Owner or any other Person claiming a beneficial ownership interest in the Notes under or through the Securities Depository or any Participant, or any other Person which is not shown on the registration books of the Note Registrar as being a Holder, with respect to the accuracy of any records maintained by the Securities Depository or any Participant, the payment to the Securities Depository of any amount in respect of the principal or Redemption Price of or interest on the Notes; any notice which is permitted or required to be given to Holders under the Indenture; or any consent given or other action taken by the Securities Depository as Holder. The Trustee shall pay all principal and Redemption Price of and interest on the Notes only "to or upon the order of" the Securities Depository (as that phrase is used in the Uniform Commercial Code as adopted in the State of South Dakota), and all such payments shall be valid and effective to fully satisfy and discharge the Corporation's obligations with respect to the principal or Redemption Price of or interest on the Notes to the extent of the sum or sums so paid. Except as provided in the paragraph below, no Person other than the Securities Depository shall receive an authenticated Note evidencing the obligation of the Corporation to make payments of principal or Redemption Price and interest pursuant to this Indenture. Upon delivery by the Securities Depository to the Trustee of written notice to the effect that the Securities Depository has determined to substitute a new nominee in place of the preceding nominee, the Notes will be transferable to such new nominee in accordance with the penultimate paragraph of this Section 3.8.

In the event the Corporation determines that it is in the best interest of the Corporation not to continue the book-entry system of transfer or that the interest of the Holders might be adversely affected if the book-entry system of transfer is continued, the Corporation may so notify the Securities Depository and the Trustee, whereupon the Securities Depository will notify the Participants of the availability through the Securities Depository of definitive Notes. In such event, the Trustee shall authenticate, transfer and exchange definitive Notes as requested by the Securities Depository in appropriate amounts in accordance with the penultimate paragraph of this Section 3.8. The Securities Depository may determine to discontinue providing its services with respect to the Notes at any time by giving notice to the Corporation and the Trustee and discharging its responsibilities with respect thereto under applicable law, or the Corporation may determine that the Securities Depository is incapable of discharging its responsibilities and may so advise the Securities Depository. In either such event, the Corporation shall either establish its own book-entry system or use reasonable efforts to locate another securities depository. Under such circumstances (if there is no successor Securities Depository), the Corporation and the Trustee shall be obligated to deliver definitive Notes as described in this Indenture and in accordance with the penultimate paragraph of this Section 3.8. In the event definitive Notes are issued, the provisions of this Indenture shall apply to such definitive Notes in all respects, including, among other things, the transfer and exchange of such Notes and the method of payment of principal or Redemption Price of and interest on such Notes. Whenever the Securities Depository requests the Corporation and the Trustee to do so, the Trustee and the Corporation will cooperate with the Securities Depository in taking appropriate action after reasonable notice (A) to make available one or more separate definitive Notes to any Participant having Notes credited to its account with the Securities Depository or (B) to arrange for another securities depository to maintain custody of definitive Notes.

Notwithstanding any other provision of the Indenture to the contrary, so long as any Note is registered in the name of the nominee of the Securities Depository, all payments with respect to the principal or Redemption Price of and interest on such Note and all notices with respect to such Note shall be made and given, respectively, to the Securities Depository as provided in its letter of representations.

In connection with any notice or other communication to be provided to Holders pursuant to the Indenture by the Corporation or the Trustee or with respect to any consent or other action to be taken by Holders, the Corporation or the Trustee, as the case may be, shall establish a record date for such consent or other action and give the Securities Depository notice of such record date not less than fifteen (15) calendar days in advance of such record date to the extent possible. Such notice to the Securities Depository shall be given only when the Securities Depository is the sole Holder.

In the event that any transfer or exchange of Notes is permitted under the second or third paragraph of this Section 3.8, such transfer or exchange shall be accomplished upon receipt by the Trustee from the registered Holder thereof of the Notes to be transferred or exchanged and appropriate instruments of transfer to the permitted transferee, all in accordance with the applicable provisions of this Indenture. In the event definitive Notes are issued to Holders other than the nominee of the Securities Depository, or another securities depository as Holder of all the Notes, the provisions of this Indenture shall also apply to, among other things, the printing of such definitive Notes and the methods of payment of principal or Redemption Price of and interest on such Notes.

Notwithstanding any provision of Article Four of this Indenture to the contrary, in connection with any redemption of Notes while The Depository Trust Company, New York, New York ("DTC"), is the sole Holder, the Corporation shall give notice of such redemption to the Trustee at least thirty (30) days prior to the date fixed for redemption with respect to the Notes, and the Trustee shall give notice of redemption to DTC as Holder of such Notes pursuant to Section 4.4 of this Indenture at least fifteen (15) days and not more than thirty (30) days prior to the date fixed for redemption of Notes.

Section 3.9 Temporary Notes

. Pending the preparation of definitive Notes, the Corporation may execute and, upon Corporation Order, the Trustee shall authenticate and deliver, temporary Notes which are printed, lithographed, typewritten, mimeographed or otherwise produced, in any denomination, substantially of the tenor of the definitive Notes in lieu of which they are issued, in fully registered form, without coupons, and with such appropriate insertions, omissions, substitutions and other variations as the officers of the Corporation executing such Notes may determine, as evidenced by their signing of such Notes.

If temporary Notes are issued, the Corporation will cause definitive Notes to be prepared without unreasonable delay. After the preparation of definitive Notes, the temporary Notes shall be exchangeable for definitive Notes upon surrender of the temporary Notes at the Principal Office of the Trustee, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Notes, the Corporation shall execute and the Trustee shall authenticate and deliver in exchange therefor a like Principal Amount of definitive Notes of the same series and Stated Maturity of authorized denominations. Until so exchanged the temporary Notes shall in all respects be entitled to the same benefits under this Indenture as definitive Notes.

Section 3.10 Registration, Transfer and Exchange

. The Corporation shall cause to be kept at the Principal Office of the Note Registrar a Note Register in which, subject to such reasonable regulations as it may prescribe, the Corporation shall provide for the registration of Notes and of transfers of Notes as herein provided. The Trustee shall be Note Registrar for the purpose of registering Notes and transfer of Notes as herein provided. At reasonable times and under reasonable regulations established by the Note Registrar, the Note Register may be inspected and copied by the Corporation or by the Holders (or a designated representative thereof) of ten percent (10%) or more in Principal Amount of Notes then Outstanding.

The Trustee shall adhere, with respect to transfer of Notes, to the standards for efficiency in transfer agent performance established in Securities and Exchange Commission Rules 17Ad-2 through 17Ad-7 under the Securities Exchange Act of 1934, most particularly Rule 17Ad-2, which requires that registered transfer agents process at least ninety percent (90%) of routine items (such as certificates presented for transfer) received during any month within three (3) business days of their receipt.

Upon surrender for transfer or exchange of any Note at the Principal Office of the Note Registrar, the Corporation shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, or in exchange for the Note surrendered, one or more new fully registered Notes of any authorized denomination or denominations, of like aggregate Principal Amount, of the same series, having the same Stated Maturity and interest rate and bearing numbers not previously assigned.

All Notes executed, delivered and authenticated pursuant to the preceding paragraph shall be registered in the name of the Holder presenting the Note for exchange or the designated transferee, as the case may be, on the Note Register on the date of such transfer or exchange.

All Notes surrendered upon any exchange or transfer provided for in this Indenture shall be promptly canceled by the Trustee upon receipt thereof from the Note Registrar, and thereafter disposed of as directed by Corporation Order.

All Notes issued upon any transfer or exchange of Notes, whether or not surrendered, shall be the valid obligations of the Corporation evidencing the same debt, and entitled to the same security and benefits under this Indenture, as the Notes surrendered upon such transfer or exchange or in lieu of which such Notes were issued.

Every Note presented or surrendered for transfer or exchange shall be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Note Registrar duly executed, by the Holder thereof or his attorney duly authorized in writing, with such signature guaranteed by an "eligible guarantor institution" meeting the requirements of the Note Registrar, which requirements include membership or participation in a "signature guarantee program" determined by the Note Registrar in accordance with the Exchange Act, and such other documents as the Trustee may require.

The Corporation may require payment by the Noteholder of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Notes, other than exchanges upon a partial redemption of a Note not involving any transfer. All other expenses incurred by the Corporation, the Trustee or the Note Registrar in connection with any transfer or exchange of Notes shall be paid by the Corporation.

Section 3.11 Mutilated, Destroyed, Lost and Stolen Notes

. If a mutilated Note is surrendered to the Trustee or the Note Registrar, the Corporation shall execute and the Trustee shall authenticate and deliver in exchange therefor a new Note of the same series and of like tenor and Principal Amount, Stated Maturity and interest rate, bearing a number not contemporaneously outstanding. If the Corporation, the Note Registrar and the Trustee receive evidence to their satisfaction of the destruction, loss or theft of any Note, and there is delivered to the Corporation, the Note Registrar and the Trustee such security or indemnity as may be required by them to save each of them harmless, then, in the absence of notice to the Corporation, the Note Registrar or the Trustee that such Note has been acquired by a bona fide purchaser, the Corporation shall execute and upon its request the Trustee shall authenticate and deliver, in exchange for or in lieu of such destroyed, lost or stolen Note, a new Note of the same series and of like tenor, Principal Amount, Stated Maturity and interest rate.

In case any such mutilated, destroyed, lost or stolen Note has become or is about to become due and payable, the Corporation in its discretion may, instead of issuing a new Note, pay such Note.

Every new Note issued pursuant to this Section 3.11 in lieu of any destroyed, lost or stolen Note shall constitute an original additional contractual obligation of the Corporation, whether or not the destroyed, lost or stolen Note shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Notes of such series duly issued and authenticated hereunder. Neither the Corporation, the Trustee nor the Note Registrar shall be required to treat both the original Note and any duplicate Note as being Outstanding for the purpose of determining the Principal Amount of Notes which may be issued hereunder or for the purpose of determining any percentage of Notes Outstanding hereunder, but both the original and duplicate Note shall be treated as one and the same.

Upon the issuance of any new Note under this Section 3.11, the Corporation may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Note Registrar and the Trustee) connected therewith.

The provisions of this Section 3.11 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes.

Section 3.12 Interest Rights Preserved; Dating of Notes

. Each Note delivered under this Indenture upon transfer of or in exchange for or in lieu of any other Note shall carry all the rights to interest accrued and unpaid, and to accrue, which were carried by such other Note. Upon an exchange or transfer of Notes pursuant to Section 3.10 hereof, the Trustee shall date each Note to be delivered as of the date of authentication thereof.

Section 3.13 Persons Deemed Holders

. The Corporation, the Trustee, each Paying Agent, each Note Registrar and any other agent of the Corporation may treat the Person in whose name any Registered Note is registered as the owner of such Note for the purpose of receiving payment of principal of, and interest with respect to such Note and for all other purposes whatsoever, whether or not such Note be overdue, and neither the Corporation, the Trustee, any Paying Agent, any Note Registrar nor any other agent of the Corporation shall be affected by notice to the contrary.

Section 3.14 Cancellation

. All Notes surrendered for payment, redemption, transfer or exchange, if surrendered to the Trustee, shall be promptly canceled by it, and, if surrendered to any Person other than the Trustee, shall be delivered to the Trustee and, if not already canceled, shall be promptly canceled by it. The Corporation may at any time deliver to the Trustee for cancellation any Notes previously authenticated and delivered hereunder, which Notes so delivered shall be promptly canceled by the Trustee. All canceled Notes held by the Trustee shall be disposed of as directed by a Corporation Order.

ARTICLE Four

PAYMENT OF PRINCIPAL OF AND INTEREST ON NOTES

Section 4.1 Interest Rate on Notes

. The unpaid Principal Amount of the Notes of each series shall bear interest from the Closing Date at a rate per annum equal to:

(a) for the Initial Interest Period, the Initial Interest Rate, and

(b) for each Interest Period thereafter, Three-Month LIBOR for such Interest Period plus the applicable Interest Rate Margin.

Interest on the Notes shall be payable on each Quarterly Payment Date, and shall be computed on the basis of a 360-day year and the actual number of days in the related Interest Period.

The Trustee shall determine Three-Month LIBOR on each LIBOR Determination Date for purposes of calculating the interest due on the Notes for the related Interest Period. Such determination shall (in the absence of manifest error) be final and binding upon the Holders of the Notes and all other parties.

Interest on any Note accrued as of any Quarterly Payment Date but not paid on such Quarterly Payment Date shall be due on the next Quarterly Payment Date together with interest on such amount at the rate of interest borne by such Note.

In no event shall the cumulative amount of interest paid or payable on a series of Notes (including interest calculated as provided herein, plus any other amounts that constitute interest on the Notes of such series under applicable law, which are contracted for, charged, reserved, taken or received pursuant to the Notes of such series or related documents) calculated from the date of issuance of such series through any subsequent day during the term of such series or otherwise prior to payment in full of the Notes of such series exceed the amount permitted by applicable law. If the applicable law is ever judicially interpreted so as to render usurious any amount called for under the Notes of a series or related documents or otherwise contracted for, charged, reserved, taken or received in connection with the Notes of such series, or if the prepayment or acceleration of the maturity of the Notes of such series results in payment to or receipt by the Holder or any former Holder of the Notes of such series of any interest in excess of that permitted by applicable law, then, notwithstanding any provision of the Notes of such series or related documents to the contrary, all excess amounts theretofore paid or received with respect to the Notes of such series shall be credited to the Principal Amount of the Notes of such series (or, if the Notes of such series have been paid or would thereby be paid in full, refunded by the recipient thereof), and the provisions of the Notes of such series and related documents shall automatically and immediately be deemed reformed and the amounts thereafter collectible hereunder and thereunder reduced, without the necessity of the execution of any new document, so as to comply with the applicable law, but so as to permit the recovery of the fullest amount otherwise called for under the Notes of such series and under the related documents.

Section 4.2 Principal Payments

. The entire outstanding Principal Amount of each series of Notes shall be due on the Stated Maturity dates set forth in the table below:

Series	Stated Maturity (Quarterly Payment Date)

2005-1A1	June 25, 2013
2005-1A2	December 26, 2016
2005-1A3	September 25, 2024
2005-1B	June 25, 2035

To the extent provided in Section 5.6, payments of principal of the Notes shall be made from Available Funds on each Quarterly Payment Date. Principal payments with respect to the Notes shall be allocated first to the Series 2005-1A1 Notes, until all Series 2005-1A1 Notes have been paid in full, second to the Series 2005-1A2 Notes, until all Series 2005-1A2 Notes have been paid in full, third to the Series 2005-1A3 Notes, until the Series 2005-1A3 Notes have been paid in full, and fourth to the Series 2005-1B Notes, until the Series 2005-1B Notes have been paid in full.

Principal payments with respect to each series of Notes shall be allocated to each Noteholder of such series pro rata, based on the Principal Amounts of such Notes.

Section 4.3 Optional Redemption

. All Outstanding Notes are subject are subject to redemption, in whole but not in part, at the option of the Corporation, on any Quarterly Payment Date after the aggregate Principal Balance of the Financed Student Loans is less than 10% of the Original Pool Principal Balance.

The Redemption Price shall be 100% of the principal amount of Notes so redeemed, plus accrued interest to the Redemption Date, and without premium.

Section 4.4 Notice and Effect of Redemption

. Notice of redemption pursuant to Section 4.3 shall be given by the Trustee by first-class mail mailed not less than five Business Days before the Quarterly Payment Date to each Holder of Notes at the last address appearing on the Note Register; but no defect in or failure to give such notice of redemption shall affect the validity of proceedings for redemption of the Notes.

All Notes shall cease to bear interest on the Quarterly Payment Date established for the redemption thereof, provided funds for their redemption have been duly deposited under this Indenture.

Section 4.5 Notice to Securities Depository

. At least two (2) Business Days prior to each Quarterly Payment Date on which payments of principal will be made on Notes in accordance with Section 4.2 hereof, the Trustee shall send the Securities Depository written notice setting forth for each series of Notes on which principal will be paid: (i) the amount of principal to be so paid; and (ii) the amount of principal per $1,000 original principal amount. Each such notice shall (1) clearly indicate that it relates to a pro rata reduction of principal, (2) contain the Ending Balance Factor and the Trustee contact's name and telephone number, and (3) be sent by telecopy (or such other method designated by the Securities Depository) to the Securities Depository's Dividend Department at (212) 855-4555.

At least two (2) Business Days prior to each Quarterly Payment Date on which payments of interest will be made on Notes in accordance with Section 4.1 hereof, the Trustee shall send the Securities Depository written notice setting forth for each series of Notes on which interest will be paid: (i) the CUSIP number; (ii) the Quarterly Payment Date; (iii) the amount of interest to be paid; (iv) the amount of interest per $1,000 original principal amount; (v) the remaining principal balance; (vi) the remaining principal balance per $1,000 original principal amount; and (vii) the interest rate utilized in the calculation of the amount of interest to be paid on such Quarterly Payment Date. Each such notice shall contain the Trustee contact's name and telephone number and be sent by telecopy (or such other method designated by the Securities Depository) to the Securities Depository's Dividend Department at (212) 855-4555.

Section 4.6 Notice to Bloomberg

. On each Quarterly Payment Date, the Trustee shall send written notice via email (or such other method designated by Bloomberg LP) to Bloomberg LP setting forth the following with respect to each series of Notes on which interest or principal, or both, will be paid on such Quarterly Payment Date: (i) the CUSIP number; (ii) the Quarterly Payment Date; (iii) the amount of interest to be paid; (iv) the amount of principal to be paid; (v) the Ending Balance Factor; and (vi) the interest rate utilized in the calculation of the amount of interest to be paid on such Quarterly Payment Date, as well as the interest rate which will apply to the new Interest Period beginning on such Quarterly Payment Date.

ARTICLE Five

CREATION OF FUNDS AND ACCOUNTS;
CREDITS THERETO AND PAYMENTS THEREFROM

Section 5.1 Creation of Accounts

. There are hereby created and established the following Accounts (each of which shall be a securities account, as defined in Section 8-501 of the UCC) to be held by the Trustee and maintained in accordance with the provisions of this Indenture:

(a) an Acquisition Account;

(b) a Collection Account; and

(c) a Reserve Account.

Section 5.2 Acquisition Account

. Upon delivery of the Notes to the initial purchasers thereof and from the proceeds thereof, the Trustee shall credit to the Acquisition Account the amount provided in Section 3.3.

Balances in the Acquisition Account shall be used only for (a) the acquisition of Eligible Loans pursuant to a Student Loan Purchase Agreement (including, for this purpose, the acquisition of Eligible Loans previously purchased or originated by the Corporation or the Trustee on behalf of the Corporation pursuant to a Student Loan Purchase Agreement from other available moneys of the Corporation) or Transfer Agreement, (b) the origination of Eligible Loans, including the making of additional disbursements on the Initial Portfolio Loans, (c) the payment of Administrative Allowances and Trustee Fees (upon transfer to the Collection Account as set forth in the following paragraph), (d) the payment of Debt Service on the Notes (upon transfer to the Collection Account as set forth in the following paragraph), and (e) the payment of Indemnification Payments (upon transfer to the Collection Account as set forth in the following paragraph). The Trustee shall make payments to GOAL Funding and GOAL Funding II from the Acquisition Account on the Closing Date for the acquisition of Eligible Loans (such payments to be made at the purchase prices specified therein) pursuant to the applicable Series 2005-1 Transfer Agreement, as provided in Section 3.3(d) hereof, upon receipt by the Trustee of all documents, opinions, certificates and amounts required by such Transfer Agreements. The Trustee shall make payments to Lenders from the Acquisition Account for the acquisition of Eligible Loans (such payments to be made at purchase prices not in excess of the amount specified therefor herein), including the payment of reasonable transfer or assignment fees, if applicable, upon receipt by the Trustee of an Eligible Loan Acquisition Certificate and all documents, opinions, certificates and amounts required thereby. Within three (3) Business Days after the disbursement of moneys from the Acquisition Account for the purchase of Eligible Loans pursuant to an Eligible Loan Acquisition Certificate, the Corporation shall forward to the Trustee an updating Corporation Certificate substantially in the form of Exhibit D hereto with respect to such Eligible Loans. The Trustee shall make payments from the Acquisition Account for the origination of Eligible Loans upon receipt by the Trustee of an Eligible Loan Origination Certificate and all documents, opinions and certificates required thereby. The Trustee shall make payments to a Transferor from the Acquisition Account for the acquisition of Eligible Loans pursuant to a Transfer Agreement, other than a Series 2005-1 Transfer Agreement (such payments to be made at purchase prices not in excess of the amount specified therefor herein), including the payment of reasonable transfer or assignment fees, if applicable, upon receipt by the Trustee of all documents, opinions, certificates and amounts required by such Transfer Agreement. After any such acquisition, the Corporation and the Trustee shall amend Exhibit C-1, C-2 or C-3, as appropriate, to reflect the addition of the student loan purchase agreements relating to the Eligible Loans so acquired and such agreements shall become Student Loan Purchase Agreements for all purposes under this Indenture.

Balances in the Acquisition Account (other than any portion of such Balance consisting of Student Loans) which constitute Available Funds shall be used and applied on any Monthly Payment Date or Quarterly Payment Date to the payment of any Indemnification Payments, Administrative Allowances, Trustee Fees or Debt Service on the Notes as provided in Section 5.6 without further authorization or direction. In connection with the redemption of all Notes pursuant to Section 4.3 hereof, any amounts in the Acquisition Account shall be applied to the payment of the Redemption Price and other amounts due hereunder on such date. In the event that, after transfers to the Collection Account from all other Accounts, a deficiency exists in the amount necessary to make any Indemnification Payment required by Section 5.12 hereof, the Trustee shall use its best efforts to sell Student Loans included in the Balance of the Acquisition Account at the best price available to the extent of such deficiency; and the proceeds of any such sale shall be credited to the Collection Account.

The unpaid principal balance of Financed Student Loans in the Acquisition Account shall be included in the Balance of the Acquisition Account until such Financed Student Loans shall have been paid in full or sold or exchanged as herein provided. Interest and principal payments, including Guarantee payments, and Special Allowance Payments received with respect to Financed Student Loans and proceeds from the sale or other conveyance of Financed Student Loans shall be credited to the Collection Account as provided in Section 5.3 hereof.

The price paid to purchase an Eligible Loan from the Balances in the Acquisition Account (other than the Eligible Loans to be purchased pursuant to the Series 2005-1 Transfer Agreements, the purchase price for which is set forth in such agreements) shall not exceed 100% of the remaining unpaid principal amount of such Eligible Loan, plus accrued Special Allowance Payments and noncapitalized interest thereon, if any, to the date of purchase, reasonable transfer, origination and assignment fees, if applicable, and a premium which would not cause the weighted average of the premiums paid on all Eligible Loans Financed from the Acquisition Account to exceed 2.45% (or such greater premium the payment of which will not materially adversely affect the Corporation's ability to pay Debt Service on the Outstanding Notes, the Administrative Allowance or Trustee Fees, as shown in a subsequent Cash Flow Projection received by the Trustee, and which will not result in the reduction or withdrawal of the outstanding rating assigned by any Rating Agency to the Notes, as evidenced in writing to the Trustee by each such Rating Agency), and as otherwise authorized herein.

The Corporation shall not purchase or originate any Financed Student Loans which are subject to any interest rate reduction or other program that would reduce the yield thereon (I) if such yield reduction (a) is more than 2.0% per annum plus (provided there are no delinquencies in the first 24 months) return of some or all of the origination fee in excess of $250, (b) may commence if any of the first forty-eight (48) consecutive payments have not been received in a timely fashion or (c) may continue if any payments are not received in a timely fashion, or (II) from Balances in the Acquisition Account if, as a result of such purchase or origination, the aggregate of the amounts applied from such Balances to the purchase or origination of Student Loans subject to such programs would exceed 50% of the aggregate of the amounts applied from such Balances to the purchase or origination of all Student Loans, unless the Corporation delivers to the Trustee (i) a Corporation Certificate certifying that, based on a Cash Flow Projection, the purchase or origination of such Student Loan will not materially adversely affect the Corporation's ability to pay Debt Service on the Outstanding Notes, and (ii) written confirmation from each Rating Agency then rating the Notes that the purchase or origination of such Student Loan will not result in a reduction or withdrawal of the rating of the Notes; provided that the foregoing restrictions shall not apply to the purchase or origination of any Student Loan subject to a yield reduction program which the Corporation may, at its option, discontinue at any time and which would not reduce the yield thereon by more than .25% per annum.

The Corporation shall not agree to, or permit any Servicer to agree to, any discount or other reduction in the yield on any Student Loan Financed from Balances in the Acquisition Account (other than any such reduction that existed at the time such Student Loan was so Financed) if, as a result thereof, the yield on such Student Loan would be reduced by more than .25% per annum, unless the Corporation delivers to the Trustee (1) a Corporation Certificate certifying that, based on a Cash Flow Projection, such reduction will not materially adversely affect the Corporation's ability to pay Debt Service on the Outstanding Notes, and (2) written confirmation from each Rating Agency then rating the Notes that such reduction will not result in a reduction or withdrawal of the rating of the Notes.

The Corporation shall not purchase or originate any Eligible Loan from the Balances in the Acquisition Account if, as a result of an amendment to the Higher Education Act after the date of this Indenture (other than an amendment contained in a bill currently pending in Congress and subsequently enacted into law), such Eligible Loan bears a rate of interest that is lower than the rate of interest such Eligible Loan would have borne under the Higher Education Act as it currently exists, unless the Corporation delivers to the Trustee (1) a Corporation Certificate certifying that, based on a Cash Flow Projection, the purchase or origination of such Eligible Loan will not materially adversely affect the Corporation's ability to pay Debt Service on the Outstanding Notes, and (2) written confirmation from each Rating Agency then rating the Notes that the purchase or origination of such Eligible Loan will not result in a reduction or withdrawal of the rating of the Notes.

Any amounts remaining in the Acquisition Account as of the end of the Pre-Funding Period shall be transferred by the Trustee to the Collection Account.

Pending application of moneys in the Acquisition Account for one or more authorized purposes, such moneys shall be invested in Investment Securities, as provided in Section 5.9 hereof, and any earnings on or income from said investments shall be deposited in the Collection Account as provided in Section 5.3 hereof.

Section 5.3 Collection Account

. The Trustee shall credit to the Collection Account: (i) all amounts received as interest, including federal interest subsidy payments, and principal payments with respect to Financed Student Loans, including all Guarantee payments, all Special Allowance Payments with respect to Financed Student Loans (which shall exclude any Special Allowance Payments that accrued prior to the date on which such Student Loans were refinanced or acquired under this Indenture and which may be net of any origination and lender fees with respect to the Financed Student Loans), and all late fees collected with respect to Financed Student Loans, (ii) proceeds of any sale or refinancing of any Financed Student Loans by the Corporation or the Trustee as provided in Section 5.2, (iii) all amounts transferred to the Collection Account from the Acquisition Account and the Reserve Account in accordance with the provisions of Section 5.2 and 5.4 hereof, (iv) all amounts received as earnings on or income from Investment Securities in the Acquisition Account, the Reserve Account and the Collection Account, (v) any amounts received by the Trustee pursuant to the indemnification provisions of Section 8.2, and (vi) any other amounts received by the Trustee pursuant to Article Seven hereof.

The Corporation shall cause all amounts required to be credited to the Collection Account, upon receipt by the Corporation or a Servicer, or any agent thereof, as the case may be, to be forthwith transmitted to the Trustee for such credit. At any time, the Balance of the Collection Account shall include any such amount not yet received by, or not yet deposited by, the Trustee.

Amounts in the Collection Account shall be paid out by the Trustee at any time as required by the provisions of this Indenture. Amounts in the Collection Account shall be paid at any time by the Trustee to the Secretary of Education upon receipt of a Corporation Order certifying that such amounts are owed with respect to Financed Consolidation Loans pursuant to Section 428C(f) of the Higher Education Act (or any successor provision) and directing that such amounts be so paid.

Moneys in the Collection Account which constitute Available Funds shall be used and applied on each Monthly Payment Date and Quarterly Payment Date as provided in Section 5.6, without further authorization or direction. In connection with the redemption of all Notes pursuant to Section 4.3 hereof, any amounts in the Collection Account shall be applied to the payment of the Redemption Price and other amounts due hereunder on such date.

Pending application of moneys in the Collection Account for one or more authorized purposes, such moneys shall be invested in Investment Securities as provided in Section 5.9, and any earnings on or income from such investments shall be retained therein.

Section 5.4 Reserve Account

. Upon delivery of the Notes to the initial purchasers thereof and from the proceeds thereof, the Trustee shall credit to the Reserve Account the amount provided in Section 3.3, such that upon issuance of such Notes, the Balance in the Reserve Account shall not be less than the Reserve Account Requirement.

If on any Quarterly Payment Date the Balance in the Reserve Account shall be less than the Reserve Account Requirement, the Trustee shall transfer and credit thereto an amount equal to the deficiency from the Collection Account.

Moneys in the Reserve Account which constitute Available Funds shall be used and applied on any Monthly Payment Date or Quarterly Payment Date as provided in Section 5.6 without further authorization or direction. In connection with the redemption of all Notes pursuant to Section 4.3 hereof, any amounts in the Reserve Account shall be applied to the payment of the Redemption Price and other amounts due hereunder on such date.

Pending transfers from the Reserve Account, the moneys therein shall be invested in Investment Securities as provided in Section 5.9 hereof, and any earnings on or income from such investments shall be deposited in the Collection Account as provided in Section 5.3 hereof.

Section 5.5 Student Loans

. The Initial Portfolio Loans and the other Student Loans originated, acquired or refinanced with funds in the Acquisition Account shall constitute Financed Student Loans, and shall be a part of the Trust Estate. Financed Student Loans may be sold or assigned by the Corporation only in connection with (a) a sale or refinancing of all Financed Student Loans in connection with a redemption of all Notes as described below in this Section 5.5, (b) the resale to a Lender of any Financed Student Loans pursuant to the Lender's repurchase obligation under the applicable Student Loan Purchase Agreement, (c) the sale to a Servicer of any Financed Student Loans which it is required to purchase pursuant to a Servicing Agreement as a result of servicing errors, (d) the submission of a claim to a Guarantee Agency, or (e) as otherwise provided in Section 5.2 hereof. The Trustee may sell Financed Student Loans as provided in Article Seven hereof. In addition, Financed Student Loans shall be released to the Corporation upon the payment in full of all Notes, or the provision for such payment in accordance with Section 11.1 hereof. Any Student Loans so sold, assigned or released to the Corporation shall, upon receipt of the purchase price therefor, if applicable, be released from the lien of this Indenture and will no longer be considered Financed Student Loans, and the revenues from such Student Loans shall no longer be available for the payment of the Notes. Upon receipt of the purchase price therefor, the Trustee shall take such actions as may be necessary to join in such assignment or evidence the release of such Financed Student Loans from the lien hereof.

On or prior to January 1, 2006, the Corporation shall certify to the Trustee the aggregate Principal Balance (1) as of the Closing Date, of the Initial Portfolio Loans, together with any additional disbursements thereon made after the Closing Date from funds in the Acquisition Account, and (2) as of the date of origination, acquisition or refinancing, of all other Student Loans originated, acquired or refinanced with funds in the Acquisition Account (collectively, the "Original Pool Principal Balance"). At such time as the aggregate Principal Balance of the Financed Student Loans is less than 10% of the Original Pool Principal Balance, the Corporation may sell or refinance all of the Financed Student Loans, so long as the proceeds of such sale or refinancing, together with other amounts in the Collection Account and the Reserve Account, are sufficient to provide for the payment of the Redemption Price of all Outstanding Notes pursuant to Section 4.3 hereof, and all Trustee Fees accrued to the Redemption Date.

Section 5.6 Distribution of Available Funds

. On each Monthly Payment Date, Available Funds shall be distributed to the Corporation in an amount equal to the Administrative Allowance for the preceding calendar month.

On each Quarterly Payment Date, Available Funds shall be distributed in the following order of priority:

First, to the appropriate party or parties, the amount of any Indemnification Payment determined in accordance with Section 5.12 hereof;

Second, pari passu, to the Corporation, an amount equal to the Administrative Allowance for the preceding calendar month, and to the Trustee (for the respective accounts of the Trustee and any Paying Agents), an amount equal to the Trustee Fees for the preceding quarter, pro rata, based upon the amounts due the Corporation and the Trustee;

Third, to the Holders of the Senior Notes, an amount equal to interest due on the Senior Notes, pro rata, based upon the amounts due each Holder of Senior Notes;

Fourth, to the Holders of the Senior Notes, an amount equal to principal due on any series of Senior Notes at their Stated Maturity, pro rata, based upon the amounts due each Holder of Senior Notes of such series;

Fifth, only if a Subordinate Note Interest Trigger is not in effect, to the Holders of the Subordinate Notes, an amount equal to interest due on the Subordinate Notes, pro rata, based upon the amounts due each Holder of Subordinate Notes;

Sixth, to the Reserve Account, the amount, if any, necessary to increase the Balance thereof to the Reserve Account Requirement;

Seventh, to the Holders of the Notes, an amount up to the Principal Distribution Amount for such Quarterly Payment Date, to be applied to the payment of principal of the Notes as provided in Section 4.2; or

Eighth, to the Holders of the Subordinate Notes, an amount equal to principal due on the Subordinate Notes at their Stated Maturity, pro rata, based upon the amounts due each Holder of Subordinate Notes; and

Ninth, to the Corporation any remaining Available Funds.

Section 5.7 Termination

. When no Notes remain Outstanding, the Trustee shall transfer to the Corporation, or to the order of the Corporation, the Balances in all Accounts if, and to the extent that, such Balances are in excess of amounts needed to pay principal of and interest on the Notes and to pay the Trustee Fees. To the extent that such Balances are needed to pay such amounts or fees, the Trustee shall retain such Balances hereunder and pay such amounts or fees to the Persons to whom such amounts are due and payable as provided hereunder. In the event that any portion or all of the Balances in the Accounts payable to the Corporation pursuant to this Section 5.7 consist of Investment Securities that are payable solely to the Trustee and cannot be effectively transferred to the Corporation, the Trustee shall continue to hold such Investment Securities under this Indenture on behalf of the Corporation until such time as such securities can be transferred to the Corporation or amounts payable thereunder received, whether by acceleration at the option of the holder thereof, at maturity or otherwise, all at the direction of an Authorized Officer of the Corporation.

Section 5.8 Pledge

. The Notes, including the principal thereof and interest thereon, shall be limited obligations of the Corporation specifically secured by the Trust Estate as provided in the Granting Clauses hereof. Financed Student Loans assigned to the applicable Guarantee Agency in connection with default claims, contemporaneously with receipt by the Trustee of the purchase price thereof (where applicable) in freely transferable funds, no longer shall be pledged to nor serve as security for the principal of and interest on the Notes. Moneys paid out to the Corporation as Administrative Allowances and moneys released to the Corporation pursuant to Section 5.5 hereof, and other moneys applied as herein provided shall, upon such payment, release, or application, no longer be pledged to nor serve as security for the principal of and interest on the Notes.

The Corporation pledges and agrees with the Holders of the Notes that the Corporation will not limit or alter its powers to fulfill the terms of any agreements made in this Indenture or in any Notes or in any way impair the rights and remedies of the Holders of the Notes until the Notes, together with interest thereon, including interest on any unpaid installments of interest, and all costs and expenses in connection with any action or proceeding by or on behalf of the Holders, are fully met and discharged.

The Notes, including the principal thereof and interest thereon, shall be secured hereunder by the Trust Estate hereby made, and by a lien thereon, subject to the priorities expressly provided herein. The pledge in the Granting Clauses hereof shall constitute a prior and paramount lien and charge on the Trust Estate from time to time held hereunder (subject only to the valid exercise of the constitutional powers of the United States of America, valid bankruptcy, insolvency, reorganization, moratorium and other laws affecting creditors' rights, and to the provisions of this Indenture permitting the application of the Trust Estate for the purposes and on the terms and conditions hereof), over and ahead of any claims (whether in tort, contract or otherwise irrespective of whether the parties possessing such claims have notice of the foregoing pledges or charges), encumbrances or obligations of any nature hereafter arising or incurred, and over and ahead of all other indebtedness payable from or secured by such assets and revenues which may hereafter be created or incurred. The pledge of the Trust Estate made herein and hereby shall be valid and binding from the time of the delivery of and payment for the Notes issued hereunder, and the Trust Estate shall thereupon be immediately subject to the lien, pledge and charge hereof upon receipt thereof by the Corporation, SLFC or any Lender, Transferor, Servicer, Trustee or Paying Agent, or any agent thereof, without any physical delivery or segregation thereof or further act.

No Noteholder shall be required to see that the moneys derived from any Note are applied to the purpose or purposes for which the Note is issued. The validity of the Notes shall neither be dependent upon nor affected by the validity or regularity of any proceedings or contracts relating to the Program, nor the use and application of the proceeds of such Notes.

The pledge of the Financed Student Loans and other assets and revenues made hereby includes the pledge of any contract or any evidence of indebtedness or other rights of the Corporation to receive any of the same, whether now existing or hereafter coming into existence, and whether now or hereafter acquired, and the proceeds thereof.

Section 5.9 Investments

. Moneys held by the Trustee for the credit of any Account shall be invested by the Trustee, in accordance with the Sections hereof relating to such Accounts, as directed by the Corporation, to the fullest extent practicable and reasonable, in Investment Securities which shall mature or be redeemable at the option of the holder prior to the respective dates when the moneys held for the credit of such Account will be required for the purposes intended.

In the absence of direction by the Corporation, the Trustee will invest moneys in any Account in Investment Securities described in clause 5 of the definition thereof. The Investment Securities purchased shall be held by the Trustee and shall be deemed at all times to be part of such Account or combination of Accounts, and the Trustee shall inform the Corporation of the details of all such investments. The Trustee shall sell at the best price reasonably obtainable, or present for redemption, any Investment Securities purchased by it as an investment whenever it shall be necessary to provide moneys to meet any payment from such Account. The Trustee may purchase from or sell to itself or an affiliate, as principal or agent, any Investment Securities. The Trustee shall advise the Corporation in writing, on or before each Quarterly Payment Date, of all investments held for the credit of each Account in its custody as of the end of the preceding calendar quarter.

The Trustee shall not be liable for the selection of Investment Securities or for investment losses incurred in respect of Investment Securities acquired and held as provided herein. The Trustee shall have no liability in respect of losses incurred as a result of the liquidation of any such Investment Security prior to its stated maturity or the failure of Corporation to provide timely written investment direction.

Any investment of funds in Investment Securities shall be held by a securities intermediary (as defined in Section 8-102 of the UCC) in accordance with the following requirements:

(i) all Investment Securities shall be held in a securities account (as defined in Section 8-501 of the UCC) with such securities intermediary in the name of the Trustee;

(ii) all Investment Securities held in such account shall be delivered to the Trustee in the following manner:

(A) with respect to bankers' acceptances, commercial paper, negotiable certificates of deposit and other obligations that constitute "instruments" within the meaning of Section 9-102(47) of the UCC (other than certificated securities) and are susceptible of physical delivery, transferred to the Trustee by physical delivery to the Trustee, indorsed to, or registered in the name of, the Trustee or its nominee or indorsed in blank; or such additional or alternative procedures as may hereafter become appropriate to effect the complete transfer of ownership of any such Investment Securities to the Trustee free of any adverse claims, consistent with changes in applicable law or regulations or the interpretation thereof;

(B) with respect to a "certificated security" (as defined in Section 8-102(a)(4) of the UCC), transferred:

(1) by physical delivery of such certificated security to the Trustee, provided that if the certificated security is in registered form, it shall be indorsed to, or registered in the name of, the Trustee or indorsed in blank;

(2) by physical delivery of such certificated security in registered form to a "securities intermediary" (as defined in Section 8-102(a)(14) of the UCC) acting on behalf of the Trustee if the certificated security has been specially indorsed to the Trustee by an effective endorsement;

(C) with respect to any security issued by the U.S. Treasury, the Federal Home Loan Mortgage Corporation or the Federal National Mortgage Association that is a book-entry security held through the Federal Reserve System pursuant to Federal book entry regulations, the following procedures, all in accordance with applicable law, including applicable federal regulations and Articles 8 and 9 of the UCC: book-entry registration of such property to an appropriate book-entry account maintained with a Federal Reserve Bank by a securities intermediary which is also a "depositary" pursuant to applicable federal regulations and issuance by such securities intermediary of a deposit advice or other written confirmation of such book-entry registration to the Trustee of the purchase by the securities intermediary on behalf of the Trustee of such book-entry security; the making by such securities intermediary of entries in its books and records identifying such book-entry security held through the Federal Reserve System pursuant to Federal book-entry regulations as belonging to the Trustee and indicating that such securities intermediary holds such book-entry security solely as agent for the Trustee; or such additional or alternative procedures as may hereafter become appropriate to effect complete transfer of ownership of any such Investment Securities to the Trustee free of any adverse claims, consistent with changes in applicable law or regulations or the interpretation thereof;

(D) with respect to any "uncertificated security" (as defined in Section 8-102(a)(18) of the UCC) that is not governed by clause (C) above, transferred:

(1) (a) by registration to the Trustee as the registered owner thereof, on the books and records of the issuer thereof, or

(b) by registration to another Person (not a securities intermediary) that either becomes the registered owner of the uncertificated security on behalf of the Trustee or, having become the registered owner, acknowledges that it holds for the Trustee; or

(2) by the issuer thereof having agreed that it will comply with instructions originated by the Trustee without further consent of the registered owner thereof;

(E) with respect to any "security entitlement" (as defined in Section 8-102(a)(17) of the UCC):

(1) if a securities intermediary

(a) indicates by book entry that a "financial asset" (as defined in Section 8-102(a)(9) of the UCC) has been credited to the Trustee's "securities account" (as defined in Section 8-501(a) of the UCC),

(b) receives a financial asset (as so defined) from the Trustee or acquires a financial asset for the Trustee, and, in either case, accepts it for credit to the Trustee's securities account (as so defined),

(c) becomes obligated under other law, regulation or rule to credit a financial asset to the Trustee's securities account, or

(d) has agreed that it will comply with "entitlement orders" (as defined in Section 8-102(a)(8) of the UCC) originated by the Trustee, without further consent by the "entitlement holder" (as defined in Section 8-102(a)(7) of the UCC), and

(2) such financial asset either is such Investment Security or a security entitlement evidencing a claim thereto; and

(F) in each case of delivery contemplated pursuant to clauses (A) through (E) above, the Trustee shall make appropriate notations on its records, and shall cause the same to be made on the records of its nominees, indicating that such Investment Security is held in trust pursuant to and as provided in this Indenture.

All Investment Securities and all cash held by the Trustee shall be considered a "financial asset" (as defined in Section 8-102 of the UCC) for purposes of this Indenture. Subject to the other provisions hereof, the Trustee shall have sole control over each such investment and the income thereon, and any certificate or other instrument evidencing any such investment, if any, shall be delivered directly to the Trustee or its agent, together with each document of transfer, if any, necessary to transfer title to such investment to the Trustee in a manner which complies with this paragraph.

The Trustee agrees that it has no security interest or other adverse claim to the Accounts or the Investment Securities therein that are part of the Trust Estate other than pursuant to this Indenture and that it will not enter into any agreement that would give any Person or entity other than the Trustee the right to give entitlement orders with respect to such Investment Securities or the Accounts.

All terms not otherwise defined herein have the meanings assigned to them by Articles 1 and 9 of the UCC, as it may be amended, reenacted or otherwise in effect from time to time.

Section 5.10 Transfer of Investment Securities

. Whenever any transfer is required by this Indenture to be made from any Account to any other Account, the Trustee may use Investment Securities, or allocable portions thereof, included in the Balance of the former to the extent necessary to make such transfer, but only to the extent such Investment Securities are permissible investments for the Account to which they are to be transferred. The amount of any such transfer of Investment Securities shall be the Value of Investment Securities determined with respect thereto as of the date of transfer.

Section 5.11 Termination

. When no Notes remain Outstanding, the Trustee shall transfer to the Corporation, or to the order of the Corporation, the Balances in all Accounts if, and to the extent that, such Balances are in excess of amounts needed to pay principal of and interest on the Notes, to make all payments to the United States Treasury, and to pay the fees, compensation and expenses of the Trustee and any Note Registrar and Paying Agents. To the extent that such Balances are needed to pay such amounts or fees, the Trustee shall retain such Balances hereunder and pay such amounts or fees to the Persons to whom such amounts are due and payable as provided hereunder. In the event that any portion or all of the Balances in the Accounts payable to the Corporation pursuant to this Section consist of Investment Securities which are payable solely to the Trustee and cannot be effectively transferred to the Corporation, the Trustee shall continue to hold such Investment Securities under this Indenture on behalf of the Corporation until such time as such securities can be transferred to the Corporation or amounts payable thereunder received, whether by acceleration at the option of the holder thereof, at maturity or otherwise, all at the direction of an Authorized Officer of the Corporation.

Section 5.12 Indemnification Payments

. The Trustee shall, upon receipt of any notice that an amount is payable from the Trust Estate pursuant to the indemnification provisions of a Joint Sharing Agreement, immediately furnish a copy thereof to the Corporation. Thereafter, the Corporation and the Trustee shall promptly determine if, and the extent to which, such amount is so payable and, if and to the extent it is, the Trustee shall, in accordance with Section 5.6 hereof, cause such amount to be paid as an Indemnification Payment to the appropriate party or parties.

ARTICLE Six

COVENANTS TO SECURE NOTES; REPRESENTATIONS AND WARRANTIES

Section 6.1 Trustee to Hold Financed Student Loans

. The Corporation shall cause all Financed Student Loans to be endorsed and otherwise conveyed to the Trustee on behalf of the Corporation (i) in the case of Financed Student Loans to be acquired pursuant to Student Loan Purchase Agreements, in accordance with the provisions of the applicable Student Loan Purchase Agreement, (ii) in the case of Financed Student Loans to be acquired pursuant to a Transfer Agreement, in accordance with the provisions of such Transfer Agreement, and (iii) in the case of Financed Student Loans previously acquired with proceeds of other bonds or notes of the Corporation which are acquired from either the trustee for such bonds or notes or the Corporation, in accordance with the provisions of the applicable assignment or other transfer document. In the case of any origination of Financed Student Loans, the Corporation shall cause such Student Loans to be originated in the name of the Trustee. The Trustee shall be the legal owner of all Financed Student Loans for all purposes of the Higher Education Act and each Guarantee Program. The Trustee shall so hold such Financed Student Loans in its capacity as trustee of an express trust created pursuant to this Indenture and, in such capacity, shall be acting on behalf of the Corporation, as the beneficial owner of such Student Loans, as well as the Holders of the Notes, as their interests may appear.

Section 6.2 Enforcement and Amendment of Guarantee Agreements

. So long as any Notes are Outstanding and Financed Eligible Loans are Guaranteed by a Guarantee Agency, the Corporation (a) will, from and after the date on which the Trustee on its behalf shall have either entered into, or succeeded to the rights and interests of any Lender under, any Guarantee Agreement covering Financed Eligible Loans, cause the Trustee to maintain such Guarantee Agreement and diligently enforce the Trustee's rights thereunder; (b) will cause the Trustee to enter into such other similar or supplemental agreements as shall be required to maintain benefits for all Financed Eligible Loans covered thereby, and (c) will not voluntarily consent to or permit any rescission of or consent to any amendment to or otherwise take any action under or in connection with any such Guarantee Agreement or any similar or supplemental agreement which in any manner will materially adversely affect the rights of the Holders from time to time of the Notes hereunder.

Section 6.3 Acquisition, Collection and Assignment of Student Loans

. The Corporation shall cause the Trustee to originate or acquire only Eligible Loans with moneys in any of the Accounts and shall diligently cause to be collected all principal and interest payments (subject to any adjustments described in Section 6.4 hereof) on all the Financed Student Loans and, subject to the following proviso, all other sums to which the Corporation is entitled pursuant to any Student Loan Purchase Agreement, and all grants, subsidies, donations, insurance payments, Special Allowance Payments and all defaulted payments Guaranteed by any Guarantee Agency which relate to such Financed Student Loans. The Corporation shall also make, or cause to be made by Lenders or Servicers, every effort to perfect the Corporation's, the Trustee's or such Lender's or Servicer's claims for payment from the Secretary of Education or a Guarantee Agency, as soon as possible, of all payments related to Financed Eligible Loans. The Corporation will cause the Trustee to assign such Financed Eligible Loans for payment of guarantee or insurance benefits within the time required under applicable law and regulations. The Corporation shall cause all United States and applicable state statutes, rules and regulations which apply to the Program and to Financed Student Loans to be complied with.

Section 6.4 Enforcement of Financed Student Loans

. The Corporation shall cause to be diligently enforced, and shall cause to be taken all steps, actions and proceedings reasonably necessary for the enforcement of, all terms, covenants and conditions of all Financed Student Loans and agreements in connection therewith, including the prompt payment of all principal and interest payments (as such payments may be adjusted to take into account (i) any discount the Corporation may cause to be made available to borrowers who make payments on Financed Student Loans through automatic withdrawals, and (ii) any reduction in the interest payable on Financed Student Loans provided for in any special program under which such loans were originated) and all other amounts due the Trustee thereunder. The Corporation shall not permit the release of the obligations of any borrower under any Financed Student Loan and shall at all times, to the extent permitted by law, cause to be defended, enforced, preserved and protected the rights and privileges of the Corporation, the Trustee and the Noteholders under or with respect to each Financed Student Loan and agreement in connection therewith. The Corporation shall not consent or agree to or permit any amendment or modification of any Financed Student Loan or agreement in connection therewith which will in any manner materially adversely affect the rights or security of the Noteholders. Nothing in this Section 6.4 or in Sections 6.3 and 6.5 hereof shall be construed to prevent the Corporation from settling a default or curing a delinquency on any Financed Student Loan on such terms as shall be required by law. Notwithstanding the foregoing, the (1) the Corporation may cause the Trustee to forgive the remaining indebtedness on any Financed Student Loan having a principal balance not in excess of $100 if, in the reasonable judgment of the Corporation evidenced by a Corporation Certificate delivered to the Trustee, the cost of collection of the remaining indebtedness of such Financed Student Loan would exceed such remaining indebtedness, and (2) Corporation may amend the terms of a Financed Student Loan to provide for a different rate of interest thereon to the extent required by law or, if such Financed Student Loan is a Plus or SLS Loan, to effect a reissuance of such Plus or SLS Loan at a variable rate.

Section 6.5 Servicing and Other Agreements

. The Corporation may contract with other Persons to assist it in performing its duties under this Indenture, and any performance of such duties by a Person identified to the Trustee in a Corporation Certificate shall be deemed to be action taken by the Corporation. The Corporation shall enter into a Servicing Agreement providing for the servicing of the Financed Student Loans and performance of certain of its other obligations under this Indenture, including, without limitation, those obligations described in this Section and Sections 6.3, 6.4 and 6.6 hereof.

The Corporation shall cause to be diligently enforced and taken all reasonable steps, actions and proceedings necessary for the enforcement of all terms, covenants and conditions of all Servicing Agreements, including the prompt payment of all principal and interest payments and all other amounts due the Corporation or the Trustee thereunder, including all grants, subsidies, donations, Special Allowance Payments and all defaulted payments Guaranteed by any Guarantee Agency which relate to any Financed Student Loans. The Corporation shall not permit the release of the obligations of any Servicer under any Servicing Agreement and shall at all times, to the extent permitted by law, cause to be defended, enforced, preserved and protected the rights and privileges of the Corporation, the Trustee and the Noteholders under or with respect to each Servicing Agreement. The Corporation shall not consent or agree to or permit any amendment or modification of any Servicing Agreement which will in any manner materially adversely affect the rights or security of the Noteholders.

Any Servicing Agreement shall require the Servicer to administer and collect all Financed Student Loans in the manner provided in this Section 6.5 and Section 6.6 hereof, and shall require the Servicer to prepare and furnish to the Trustee, no later than the twentieth day (or, if such twentieth day is not a Business Day, the next succeeding Business Day) of the calendar month following each Collection Period a Quarterly Report with respect to such Collection Period. Any Servicer may perform all or part of its servicing or other activities under the Servicing Agreement through a subcontractor. Any Servicer shall perform or shall cause its subcontractor to perform all services under the Servicing Agreement in compliance with the Higher Education Act, applicable requirements of each Guarantee Agency and all other applicable federal, state and local laws and regulations. Each Servicer shall be responsible for the performance of its obligations under the Servicing Agreement, whether such obligations are performed by such Servicer or by its subcontractor, and such Servicer shall be responsible for any fees and payments required by the subcontractor.

Section 6.6 Administration and Collection of Financed Student Loans

. All Financed Student Loans shall be administered and collected by a Servicer selected by the Corporation in a competent, diligent and orderly fashion and in accordance with all requirements of the Higher Education Act, the Secretary of Education, this Indenture, the Federal Reimbursement Contracts, each Guarantee Program and each Guarantee Agreement.

Section 6.7 Books of Account; Annual Audit

. The Corporation shall cause to be kept and maintained proper books of account relating to the Program in which full, true and correct entries will be made, in accordance with generally accepted accounting principles, of all dealings or transactions of or in relation to the business and affairs of the Corporation, and within one hundred twenty (120) days after the end of each Fiscal Year shall cause such books of account to be audited by an Accountant. A copy of each audit report, annual balance sheet and income and expense statement showing in reasonable detail the financial condition of the Corporation as at the close of each Fiscal Year, and summarizing in reasonable detail the income and expenses for such year, including the transactions relating to the Accounts, shall be filed promptly with the Trustee and shall be available for inspection by any Noteholder.

Section 6.8 Punctual Payments

. The Corporation shall duly and punctually pay, or cause to be paid, the principal of and interest on each and every Note from the revenues and other assets pledged hereunder on the dates and at the places, and in the manner provided, in the Notes according to the true intent and meaning thereof, and the Corporation shall faithfully do and perform and at all times fully observe and keep any and all of its covenants, undertakings, stipulations and provisions contained in the Notes and in this Indenture.

Section 6.9 Further Assurances

. The Corporation shall at any and all times, insofar as it may be authorized so to do, pass, make, do, execute, acknowledge and deliver all and every such further resolutions, indentures, acts, deeds, conveyances, assignments, transfers and assurances as may be necessary or desirable for the better assuring, conveying, granting, assigning and confirming any and all of the Trust Estate hereby pledged or charged with or assigned to the payment of the Notes or intended so to be, or which the Corporation may hereafter become bound to pledge or charge or assign.

Section 6.10 Protection of Security; Power To Issue Notes and Pledge Revenues and Other Funds

. The Corporation is duly authorized under all applicable law to create and issue the Notes, to enter into this Indenture and to pledge the Trust Estate purported to be pledged by this Indenture in the manner and to the extent provided in this Indenture. The Trust Estate so pledged is and will be free and clear of any pledge, lien, charge or encumbrance thereon or with respect thereto prior to, or of equal rank with, the pledge created by this Indenture, except as otherwise expressly provided herein, and all action on the part of the Corporation to that end has been duly and validly taken. The Notes and the provisions of this Indenture and each Supplemental Indenture are and will be valid and legally enforceable obligations of the Corporation in accordance with their terms and the terms of this Indenture and each Supplemental Indenture. The Corporation shall at all times, to the extent permitted by law, defend, preserve and protect the pledge of the Trust Estate pledged under this Indenture and each Supplemental Indenture and all the rights of the Noteholders hereto against all claims and demands of all Persons whomsoever.

The pledge of the Trust Estate made hereby includes the pledge of any contract or any evidence of indebtedness or other rights of the Corporation to receive any of the same, whether now existing or hereafter coming into existence, and whether now or hereafter acquired, and the proceeds thereof.

In consideration of the purchase and acceptance of the Notes by those who shall hold the same from time to time, the provisions of this Indenture shall be a part of the contract of the Corporation with the Holders of the Notes and shall be deemed to be and shall constitute a contract between the Corporation, the Trustee and the Holders of the Notes.

Section 6.11 No Encumbrances

. The Corporation will not create, or permit the creation of, any pledge, lien, charge or encumbrance upon the Trust Estate pledged under this Indenture, except only as to a lien subordinate to the lien of this Indenture created by any other indenture authorizing the issuance of bonds, notes or other evidences of indebtedness of the Corporation the proceeds of which have been or will be used to refund or otherwise retire all or a portion of the Outstanding Notes (but only upon receipt by the Trustee of an opinion of Counsel that the creation of such lien will not be prejudicial to the Trustee or the Holders of any Outstanding Notes) or as otherwise provided in or permitted by this Indenture. The Corporation will not issue any bonds or other evidences of indebtedness, other than the Notes as permitted by this Indenture, secured by a pledge of the Trust Estate herein pledged or held aside by the Corporation or by a fiduciary under this Indenture, creating a lien or charge on the Trust Estate equal or superior to the lien of this Indenture; provided that nothing in this Indenture shall prevent the Corporation from issuing obligations secured by assets and revenues of the Corporation other than the Trust Estate pledged in this Indenture.

Section 6.12 Use of Trustee Eligible Lender Number

. The Trustee covenants and agrees not to hold any other Eligible Loans under the federal eligible lender number under which it holds any Financed Eligible Loans without (1) the express written consent of the Corporation and SLFC, and (2) having caused the beneficial owner of any such student loans (and any other appropriate Persons) to have entered into an agreement with the Corporation and the Trustee, whereby the Corporation and such other beneficial owner covenant to indemnify each other in respect of federal interest subsidies, Special Allowance Payments, Guarantee payments or any other payments by a Guarantee Agency (a) received by the Trustee on their behalf, (b) later determined by the Secretary of Education or a Guarantee Agency to have been incorrectly or inappropriately paid to the Trustee, and (c) for which the Secretary of Education or a Guarantee Agency reimburses itself, in whole or in part, by withholding payments to the Trustee, or otherwise seeks reimbursement from the Trustee, with respect to student loans held by the Trustee on behalf of the other party.

Section 6.13 Continuing Existence; Merger and Consolidation

. The Corporation will maintain its existence as a corporation and will not dispose of all or substantially all of its assets (by sale, lease or otherwise), except as otherwise specifically authorized elsewhere in this Indenture or under comparable provisions of any future indenture of the Corporation with respect to subsequent issues of bonds, notes or other obligations of the Corporation, or consolidate with or merge into another corporation or permit any other corporation to consolidate with or merge into it unless:

A. the surviving, resulting or transferee corporation, as the case may be, shall be organized under the laws of the United States or one of the states thereof;

B. at least thirty (30) days before any merger, consolidation or transfer of assets becomes effective, the Corporation shall give the Trustee written notice of the proposed transaction;

C. immediately after giving effect to any merger, consolidation or transfer of assets, no Event of Default shall have occurred and be continuing;

D. the Rating Agency Condition shall have been satisfied with respect to any merger, consolidation or transfer of assets; and

E. prior to or concurrently with any merger, consolidation or transfer of assets, (1) any action as is necessary to maintain the lien and security interest created in favor of the Trustee by this Indenture shall have been taken, (2) the surviving, resulting or transferee corporation, as the case may be, if other than the Corporation, shall deliver to the Trustee an instrument assuming all of the obligations of the Corporation under this Indenture, any Notes, the Student Loan Purchase Agreements, any Transfer Agreements, any Servicing Agreement and any Bailment Agreement, together with the consent of the other parties, if any, to each such instrument to such assumption, and (3) the Corporation shall have delivered to the Trustee and each Rating Agency a Corporation Certificate and an opinion of Counsel (which shall describe the actions taken as required by clause (1) of this paragraph or that no such action need be taken) each stating that all conditions precedent herein provided for relating to such merger, consolidation or transfer of assets have been complied with (including any filing required by the Exchange Act).

Section 6.14 Fidelity Bonds

. The Corporation shall obtain and maintain in force fidelity bonds upon all personnel insuring against any loss or damage which the Trustee or the Corporation might suffer as a consequence of any act of such personnel in an amount required by any supervising agency of the federal or any State government, or, if not so required, in such reasonable amount as may be determined from time to time by the Corporation.

Section 6.15 Amendment of Student Loan Purchase Agreements

. The Corporation shall notify the Trustee in writing of any proposed amendments to the Student Loan Purchase Agreements. No such amendment shall become effective unless and until the Trustee consents in writing thereto, which consent shall not be given unless the Trustee receives an opinion of Counsel that such amendment is required by the Higher Education Act or is not to the prejudice of the Holders of the Notes.

Section 6.16 Enforcement and Amendment of Guarantee Agreements

. So long as any Notes are Outstanding and Financed Eligible Loans are Guaranteed by a Guarantee Agency, the Trustee (a) will maintain the Guarantee Agreements and will diligently enforce its rights thereunder; (b) will enter into such other similar or supplemental agreements as shall be required to maintain the benefits thereof for all Financed Eligible Loans; and (c) will not voluntarily consent to or permit any rescission of or consent to any amendment to or otherwise take any action under or in connection with the Guarantee Agreements or any similar or supplemental agreements which in any manner will adversely affect the rights of the Holders from time to time of the Notes.

Section 6.17 Enforcement of Bailment Agreements

. The Trustee shall cause to be diligently enforced, and take all reasonable steps, actions and proceedings necessary for the enforcement of, all terms, covenants and conditions of all Bailment Agreements. The Trustee shall not permit the release of the obligations of any bailee under any Bailment Agreement and shall at all times, to the extent permitted by law, cause to be defended, enforced, preserved and protected the rights and privileges of the Trustee under or with respect to each Bailment Agreement. The Trustee shall not consent or agree to or permit any amendment or modification of any Bailment Agreement which will in any manner materially adversely affect the rights or security of any Noteholders. Nothing in this Indenture shall be construed to prevent the Trustee (1) from taking actions to replace any bailee if it is reasonably prudent to do so in light of all circumstances then existing and such action will not materially adversely affect the security for any Noteholders, or (2) from consenting or agreeing to or permitting amendments or modifications to any Bailment Agreement if (a) it is reasonably prudent to do so in light of all circumstances then existing, and (b) such action will not materially adversely affect the security for any Noteholders.

Section 6.18 Additional Covenants of the Corporation

. The Corporation agrees and covenants for the benefit of the Trustee and each Noteholder, during the term of this Indenture, and to the fullest extent permitted by applicable law, that:

(a) No Other Business. It shall not engage in any business other than financing, originating, purchasing, owning, selling and managing Student Loans in the manner contemplated by its certificate of incorporation and this Indenture and activities incidental thereto.

(b) No Borrowing. It shall not issue, incur, assume, guarantee or otherwise become liable, directly or indirectly, for any indebtedness except for (i) the Notes and (ii) any other indebtedness arising under this Indenture or otherwise permitted by its certificate of incorporation. The proceeds of the Notes shall be used exclusively to fund the origination or purchase of Student Loans and for such other purposes as are specified in this Indenture.

(c) Guarantees, Loans, Advances and Other Liabilities. Except as contemplated by its certificate of incorporation and this Indenture, it shall not make any loan or advance or credit to, or guarantee (directly or indirectly or by an instrument having the effect of assuming another's payment or performance on any obligation or capability of so doing or otherwise), endorse or otherwise become contingently liable, directly or indirectly, in connection with the obligations, stocks or dividends of, or own, purchase, repurchase or acquire (or agree contingently to do so) any stock, obligations, assets or securities of, any other interest in, or make any capital contribution to, any other Person.

(d) Restricted Payments. Except as permitted by its certificate of incorporation and this Indenture, it shall not, directly or indirectly, (i) make any distribution (by reduction of capital or otherwise), whether in cash, property, securities or a combination thereof, with respect to any ownership or equity interest or security in or of the Corporation, (ii) redeem, purchase, retire or otherwise acquire for value any such ownership or equity interest or security or (iii) set aside or otherwise segregate any amounts for any such purpose. The Corporation will not, directly or indirectly, make payments to or distributions from any of the Accounts except in accordance with this Indenture.

(e) Non-petition. It shall not, for any reason, institute proceedings for itself to be adjudicated a bankrupt or insolvent, or consent to the institution of bankruptcy or insolvency proceedings against itself, or file a petition seeking or consenting to reorganization or relief under any applicable Federal or state law relating to the bankruptcy of itself, or consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of itself or a substantial part of its assets or any part of the Trust Estate or cause or permit itself to make any assignment for the benefit of creditors, or admit in writing its inability to pay its debts generally as they become due, or declare or effect a moratorium on its debt or take any action in furtherance of any such action.

(f) Other Parties. It shall obtain from each counterparty to each agreement to which it is a party, an agreement by each such counterparty that such counterparty shall not institute against, or join any other Person in instituting against, it, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other similar proceedings under the laws of the United States or any state of the United States.

(g) Separate Business. It will:

(i) (A) maintain and prepare financial reports, financial statements, books and records and bank accounts separate from those of its Affiliates and any other person or entity and (B) not permit any Affiliate or any other person or entity independent access to its bank accounts;

(ii) not commingle its funds and other assets with those of any Affiliate, any guarantor of any of the obligations of the Corporation (each, a "Guarantor"), any Affiliate of any Guarantor or any other person or entity (other than any such commingling which might result from the performance of the Servicer's duties in accordance with any Servicing Agreement);

(iii) conduct its own business in its own name and will hold all of its assets in its own name;

(iv) remain solvent and pay its debts and liabilities (including employment and overhead expenses) from its assets as the same become due;

(v) do all things necessary to observe corporate formalities, and preserve its existence as a single-purpose, bankruptcy-remote entity in accordance with the standards of the Rating Agencies providing ratings on the Notes, as such standards are in effect on the date of issuance of the Notes;

(vi) enter into transactions with Affiliates only if each such transaction is commercially reasonable and on substantially similar terms as a transaction that would be entered into on an arm's length basis with a person or entity other than an Affiliate of the Corporation;

(vii) pay the salaries of its own employees from its own funds and maintain a sufficient number of employees in light of its contemplated business operations;

(viii) compensate each of its consultants and agents from its own funds for services provided to it and pay from its own assets all obligations of any kind incurred;

(ix) not (i) acquire obligations or securities of any Affiliate or any of the stockholders of the Corporation or (ii) buy or hold any evidence of indebtedness issued by any other person or entity, other than cash, Investment Securities, investment-grade securities and Student Loans;

(x) allocate fairly and reasonably and pay from its own funds the cost of (i) any overhead expenses (including paying for any office space) shared with any Affiliate of the Corporation and (ii) any services (such as asset management, legal and accounting) that are provided jointly to the Corporation and one or more of its Affiliates;

(xi) maintain and utilize separate stationery, invoices and checks bearing its own name and allocate separate office space (which may be a separately identified area in office space shared with one or more Affiliates of the Corporation) and maintain a separate sign in the office directory of the building in which the Corporation maintains its principal place of business;

(xii) not make any loans or advances to, or pledge its assets for the benefit of, any other person or entity, including, without limitation, any Affiliate or Guarantor or any Affiliate of any Guarantor (except as contemplated by its certificate of incorporation and this Indenture);

(xiii) be, and at all times will hold itself out to the public as, a legal entity separate and distinct from any other person or entity;

(xiv) in the event that any authorized officer knows of any misunderstanding regarding the separate identity of the Corporation, correct such misunderstanding;

(xv) not identify itself or any of its Affiliates as a division or part of any other entity; and

(xvi) maintain adequate capital for the normal obligations reasonably foreseeable in a business of its size and character and in light of its contemplated business operations.

Section 6.19 Representations and Warranties of the Corporation

. By execution of this Indenture, the Corporation makes the following representations and warranties:

(a) Organization and Good Standing. It has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware, with power and authority to own its properties and to conduct its business as such properties are currently owned and as such business is currently conducted and is proposed to be conducted pursuant to this Indenture.

(b) Due Qualification. It is duly qualified to do business as a foreign corporation in good standing, and has obtained all necessary licenses and approvals, in all jurisdictions in which the ownership or lease of its property, the conduct of its business and the performance of its obligations under this Indenture and the Notes requires such qualification.

(c) Power and Authority. It has the power and authority to execute and deliver this Indenture and to perform its obligations pursuant hereto; and the execution, delivery and performance of this Indenture and the Notes have been duly authorized by all necessary corporate action.

(d) No Consent Required. No consent, license, approval or authorization of, or registration or declaration with, any Person or any governmental authority, bureau or agency is required to be obtained by the Corporation in connection with the execution, delivery or performance of this Indenture or the Notes, except for such as have been obtained, effected or made.

(e) No Violation. The consummation of the transactions contemplated by this Indenture and the Notes and the fulfillment of its obligations under this Indenture and the Notes will not conflict with, result in any breach of any of the terms and provisions of or constitute (with or without notice, lapse of time or both) a default under, its articles or certificate of incorporation or by-laws, or any indenture, agreement, mortgage, deed of trust or other instrument to which it is a party or by which it is bound, or result in the creation or imposition of any lien upon any of its properties pursuant to the terms of any such indenture, agreement, mortgage, deed of trust or other instrument, or violate any law, order, rule or regulation applicable to it of any court or of any Federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over it or any of its properties.

(f) No Proceedings. There are no proceedings or investigations pending or, to its knowledge, threatened against it before any court, regulatory body, administrative agency or other tribunal or governmental instrumentality having jurisdiction over it or its properties (A) asserting the invalidity of this Indenture or any Note, (B) seeking to prevent the issuance of the Notes or the consummation of any of the transactions contemplated by this Indenture or any Note, (C) seeking any determination or ruling that might materially and adversely affect its performance of its obligations under, or the validity or enforceability of, this Indenture or any Note, or (D) seeking to adversely affect the Federal income tax or other Federal, state or local tax attributes of any Note.

(g) Place of Business. The principal executive offices of the Corporation are in Aberdeen, South Dakota, and the offices where the Corporation keeps its records concerning the Financed Student Loans and related documents are in Aberdeen, South Dakota.

(h) Not an Investment Company. The Corporation is not an "investment company" within the meaning of the Investment Company Act of 1940, as amended, or is exempt from all provisions of such Act.

(i) Binding Obligations. This Indenture and the Notes constitutes the legal, valid and binding obligation of the Corporation, enforceable against the Corporation in accordance with its terms, except (A) as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect, affecting the enforcement of creditors' rights in general, and (B) as such enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity).

Section 6.20 Quarterly Reports

. On or before the twentieth day (or the next succeeding business day if such twentieth day is not a Business Day) of the calendar month following each Collection Period, the Corporation shall provide or cause to be provided to the Trustee a Quarterly Report with respect to such Collection Period. The Trustee shall, at least five Business Days prior to the due date of each Quarterly Report, furnish to the Corporation and the Servicer such information that the Trustee may have as may be necessary to enable the Corporation, or the Servicer on its behalf, to prepare such Quarterly Report. The Trustee shall distribute to each Noteholder (and to each Person requesting a copy thereof that is the beneficial owner of a Note, as evidenced to the satisfaction of the Trustee, at such address as such beneficial owner shall specify in writing to the Trustee) and each Rating Agency a copy of each Quarterly Report within two (2) Business Days after receipt thereof.

Section 6.21 Change in Name or State of Incorporation of Corporation

. The Corporation shall, at least ten (10) Business Days prior thereto, give the Trustee written notice of any change in its name or state of incorporation. Upon receipt of any such notice, the Trustee shall take such actions as, based upon the advice of Counsel, are necessary to perfect or maintain the perfection of the Trustee's security interest in the Trust Estate. The Corporation hereby authorizes the Trustee, as secured party, to execute and deliver on its behalf any document or instrument necessary to perfect or maintain the perfection of such security interest.

ARTICLE Seven

DEFAULTS AND REMEDIES

Section 7.1 Events of Default

. If any of the following events occur, it is hereby defined as and declared to be and to constitute an Event of Default, whatever the reason therefor and whether voluntary or involuntary or effected by operation of law:

(A) default in the due and punctual payment of any interest on any Senior Note; or

(B) default in the due and punctual payment of the principal of any Senior Note, whether at the Stated Maturity thereof, at the date fixed for redemption thereof or otherwise upon the maturity thereof; or

(C) if no Senior Notes are Outstanding, default in the due and punctual payment of any interest on any Subordinate Note; or

(D) if no Senior Notes are Outstanding, default in the due and punctual payment of the principal of any Subordinate Note, whether at the Stated Maturity thereof, at the date fixed for redemption thereof or otherwise upon the maturity thereof; or

(E) default in the performance of any of the Corporation's obligations with respect to the transmittal of moneys to be credited to the Acquisition Account, the Reserve Account or the Collection Account under the provisions hereof and such default shall have continued for a period of thirty (30) days; or

(F) default in the performance or observance of any other of the covenants, agreements, representations, warranties or conditions on the part of the Corporation in this Indenture or in the Notes contained, and such default shall have continued for a period of thirty (30) days after written notice thereof, specifying such default, shall have been given by the Trustee to the Corporation, which may give such notice in its discretion and shall give such notice at the written request of the Acting Holders Upon Default, or by the Holders of not less than ten percent (10%) in aggregate Principal Amount of the Outstanding Notes to the Corporation and the Trustee; provided that, if the default is such that it can be corrected, but not within such thirty (30) days, it shall not constitute an Event of Default if corrective action is instituted by the Corporation within such thirty (30) days and is diligently pursued until the default is corrected; or

(G) if the Corporation shall

(1) admit in writing its inability to pay its debts generally as they become due; or

(2) consent to the appointment of a custodian (as that term is defined in the federal Bankruptcy Code) for or assignment to a custodian of the whole or any substantial part of the Corporation's property, or fail to stay, set aside or vacate within ninety (90) days from the date of entry thereof any order or decree entered by a court of competent jurisdiction ordering such appointment or assignment; or

(3) commence any proceeding or file a petition under the provisions of the federal Bankruptcy Code for liquidation, reorganization or adjustment of debts, or under any insolvency law or other statute or law providing for the modification or adjustment of the rights of creditors or fail to stay, set aside or vacate within ninety (90) days from the date of entry thereof any order or decree entered by a court of competent jurisdiction pursuant to an involuntary proceeding, whether under federal or state law, providing for liquidation or reorganization of the Corporation or modification or adjustment of the rights of creditors.

Section 7.2 Acceleration

.

(A) (1) Whenever any Event of Default described in subsection (A), (B), (C), (D), (E) or (G) of Section 7.1 shall have occurred and be continuing, the Trustee may (and upon the written request of the Acting Holders Upon Default, the Trustee shall), by notice in writing delivered to the Corporation, with a copy to the Depository, declare the principal of and interest accrued on all Notes then Outstanding due and payable.

(2) Whenever any Event of Default described in subsection (F) of Section 7.1 shall have occurred and be continuing, (1) the Trustee may, by notice in writing delivered to the Corporation, declare the principal of and interest accrued on all Notes then Outstanding due and payable; and (2) the Trustee shall, upon the written request of the Acting Holders Upon Default, by notice in writing delivered to the Corporation, with a copy to the Depository, declare the principal of and accrued interest on all Notes then Outstanding due and payable.

(B) In the event that the Trustee shall declare the principal of and interest accrued on all Notes then Outstanding due and payable in accordance with subsection (A) of this Section 7.2, such principal and interest shall become immediately due and payable on the date of declaration. At any time after such a declaration of acceleration has been made, but before a judgment or decree for payment of the money due has been obtained by the Trustee, the Acting Holders Upon Default may, by written notice to the Corporation and the Trustee, rescind and annul such declaration and its consequences if:

(1) There has been paid to or deposited with the Trustee by or for the account of the Corporation, or provision satisfactory to the Trustee has been made for the payment of, a sum sufficient to pay:

(a) if Senior Notes are Outstanding:

(i) all overdue installments of interest on all Senior Notes;

(ii) the principal of any Senior Notes which have become due otherwise than by such declaration of acceleration, together with interest thereon at the rate or rates borne by such Senior Notes;

(iii) to the extent that payment of such interest is lawful, interest upon overdue installments of interest on the Senior Notes at the rate or rates borne by such Senior Notes;

(iv) all other sums required to be paid to satisfy the Corporation's obligations with respect to the transmittal of moneys to be credited to the the Acquisition Account, the Reserve Account or the Collection Account under the provisions of this Indenture; and

(v) all sums paid or advanced by the Trustee under this Indenture and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel and any Paying Agents; or

(b) if no Senior Notes are Outstanding but Subordinate Notes are Outstanding:

(i) all overdue installments of interest on all Subordinate Notes;

(ii) the principal of any Subordinate Notes which have become due other than by such declaration of acceleration, together with interest thereon at the rate or rates borne by such Subordinate Notes;

(iii) to the extent that payment of such interest is lawful, interest upon overdue installments of interest on the Subordinate Notes at the rate or rates borne by such Subordinate Notes;

(iv) all other sums required to be paid to satisfy the Corporation's obligations with respect to the transmittal of moneys to be credited to the Acquisition Account, the Reserve Account or the Collection Account under the provisions of this Indenture; and

(v) all sums paid or advanced by the Trustee under this Indenture and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel and any Paying Agents; or

(c) if no Senior Notes or Subordinate Notes are Outstanding, all sums paid or advanced by the Trustee under this Indenture and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel and any Paying Agents.

(2) All Events of Default, other than the non-payment of the principal of Notes which have become due solely by, or as a direct result of, such declaration of acceleration, have been cured or waived as provided in Section 7.13 hereof.

No such rescission and annulment shall affect any subsequent default or impair any right consequent thereon.

Section 7.3 Other Remedies; Rights of Noteholders

. If an Event of Default has occurred and is continuing, the Trustee may (a) institute judicial proceedings in its own name and as or on behalf of a trustee of an express trust for the collection of all amounts then payable on the Notes or under this Indenture with respect thereto, whether by declaration or otherwise, enforce any judgment obtained, and collect from the Corporation and any other obligor upon such Notes moneys adjudged due, and (b) pursue any other available remedy by suit at law or in equity to enforce the covenants of the Corporation herein, including, without limitation, any remedy of a secured party under the Uniform Commercial Code, foreclosure and mandamus, and may pursue such appropriate judicial proceedings as the Trustee shall deem most effective to protect and enforce, or aid in the protection and enforcement of, the covenants and agreements herein.

If an Event of Default shall have occurred and is continuing, and if it shall have been requested so to do by the Holders of not less than twenty-five percent (25%) in aggregate Principal Amount of all Notes then Outstanding and shall have been indemnified as provided in Section 8.2 hereof, the Trustee shall be obliged to exercise such one or more of the rights and powers conferred by this Section 7.3 as the Trustee, being advised by its Counsel, shall deem most expedient in the interests of the Noteholders; provided, however, that the Trustee shall have the right to decline to comply with any such request if the Trustee shall be advised by Counsel that the action so requested may not lawfully be taken or if the Trustee receives, before exercising such right or power, contrary instructions from the Holders of not less than a majority in aggregate Principal Amount of the Notes then Outstanding.

No remedy by the terms of this Indenture conferred upon or reserved to the Trustee or to the Noteholders is intended to be exclusive of any other remedy, but each and every such remedy shall be cumulative and shall be in addition to any other remedy given to the Trustee or to the Noteholders hereunder or now or hereafter existing at law or in equity or by statute. The assertion or employment of any right or remedy hereunder shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

No delay or omission to exercise any right or power accruing upon any Event of Default shall impair any such right or power or shall be construed to be a waiver of any such Event of Default or acquiescence therein; and every such right and power may be exercised from time to time and as often as may be deemed expedient by the Trustee or the Acting Holders Upon Default, as the case may be.

Section 7.4 Direction of Proceedings by Acting Holders Upon Default

. The Acting Holders Upon Default shall have the right, at any time, by an instrument or instruments in writing executed and delivered to the Trustee, to direct the method and place of conducting all proceedings to be taken in connection with the enforcement of the terms and conditions of this Indenture; provided that (a) such direction shall not be otherwise than in accordance with the provisions of law and of this Indenture; (b) the Trustee shall not determine that the action so directed would be unjustly prejudicial to the Holders of Notes not taking part in such direction, other than by effect of the subordination of any of their interests hereunder; and (c) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

Section 7.5 Waiver of Stay or Extension Laws

. To the extent that such rights may lawfully be waived, neither the Corporation nor anyone claiming through it or under it shall or will set up, claim, or seek to take advantage of any stay or extension laws now or hereafter in force, which may affect the covenants or agreements contained in this Indenture, or in the Notes, and the Corporation, for itself and all who may claim through or under it, hereby waives, to the extent that it lawfully may do so, the benefit of all such laws.

Section 7.6 Application of Moneys

. All moneys received by the Trustee pursuant to any right given or action taken under the provisions of this Article Seven shall be separately accounted for, and all such moneys shall, after, except as otherwise provided in a Supplemental Indenture, payment of the cost and expenses of the proceedings resulting in the collection of such moneys and of the expenses, liabilities and advances incurred or made by the Trustee with respect thereto (provided that any moneys or Investment Securities held pursuant to Section 11.1 hereof with respect to Notes no longer deemed Outstanding hereunder shall not be available for, nor be applied to, the payment of any such costs, expenses or liabilities), be applied as follows:

(A) Unless the principal of all the Outstanding Notes shall have become or shall have been declared due and payable, all such moneys shall be deposited into the Collection Account and applied as provided in Sections 5.4 and 5.6.

(B) If the principal of all Outstanding Notes shall have become due or shall have been declared due and payable and such declaration has not been annulled and rescinded under the provisions of this Article Seven, all such moneys shall be applied as follows:

FIRST, to the payment to the Holders of Senior Notes of all interest then due and unpaid on the Senior Notes ratably, according to the amounts due, to the Persons entitled thereto without any discrimination or preference;

SECOND, to the payment to the Holders of Senior Notes of all principal then due on the Senior Notes ratably, according to the amounts due, to the Persons entitled thereto without any discrimination or preference;

THIRD, to the payment to the Holders of Subordinate Notes of all interest then due and unpaid on the Subordinate Notes ratably, according to the amounts due, to the Persons entitled thereto without any discrimination or preference;

FOURTH, to the payment to the Holders of Subordinate Notes of all principal then due on the Subordinate Notes ratably, according to the amounts due, to the Persons entitled thereto without any discrimination or preference; and

FIFTH, to the Corporation.

(C) If the principal of all the Outstanding Notes shall have been declared due and payable and if such declaration shall thereafter have been rescinded and annulled under the provisions of Section 7.2 hereof, then (subject to the provisions of paragraph (B) of this Section 7.6, in the event that the principal of all the Outstanding Notes shall later become or be declared due and payable) the money held by the Trustee hereunder shall be applied in accordance with the provisions of paragraph (A) of this Section 7.6.

Whenever moneys are to be applied by the Trustee pursuant to the provisions of this Section 7.6, such moneys shall be applied by it at such times, and from time to time, as the Trustee shall determine, having due regard to the amount of such moneys available for application and the likelihood of additional moneys becoming available for such application in the future. Whenever the Trustee shall apply such funds, it shall fix the date (which shall be the first day of a month unless it shall deem another date more suitable) upon which such application is to be made and upon such date interest on the amounts of principal to be paid shall cease to accrue. The Trustee shall give such notice as it may deem appropriate of the deposits with it of any such moneys and of the fixing of any such date, and shall not be required to make payment to the Holder of any unpaid Note until such Note shall be presented to the Trustee for appropriate endorsement or for cancellation if fully paid.

Whenever all Notes and interest thereon have been fully paid under the provisions of this Section 7.6, and all expenses and charges of the Trustee have been paid, the Corporation and the Trustee shall be restored to their former positions hereunder.

Section 7.7 Remedies Vested in Trustee

. All rights of action, including the right to file proof of claims under this Indenture or under any of the Notes may be enforced by the Trustee without the possession of any of the Notes or the production thereof in any trial or other proceedings relating thereto, and any such suit or proceeding instituted by the Trustee shall be brought in its name as Trustee without the necessity of joining as plaintiffs or defendants any Noteholders, and any recovery of judgment shall be for the equal benefit of all Noteholders in respect of which such judgment has been recovered.

Section 7.8 Limitation on Suits by Noteholders

. No Holder of any Note shall have any right to institute any suit, action or proceeding in equity or at law for the enforcement of this Indenture or for the execution of any trust hereof or for the appointment of a receiver or any other remedy hereunder unless (1) an Event of Default shall have occurred and be continuing, (2) the Holders of not less than twenty-five percent (25%) in aggregate Principal Amount of Notes then Outstanding shall have made written request to the Trustee, (3) such Noteholder or Noteholders shall have offered to the Trustee indemnity, as provided in Section 8.1 hereof, (4) the Trustee shall have thereafter failed for a period of sixty (60) days after the receipt of the request and indemnification or refused to exercise the powers hereinbefore granted or to institute such action, suit or proceeding in its own name and (5) no direction inconsistent with such written request shall have been given to the Trustee during such sixty (60)-day period by the Holders of not less than a majority in aggregate Principal Amount of the Notes then Outstanding; it being understood and intended that no one or more Holders of the Notes shall have any right in any manner whatsoever to affect, disturb or prejudice the lien of this Indenture by its, his, her or their action or to enforce any right hereunder except in the manner herein provided, and that all proceedings at law or in equity shall be instituted, had and maintained in the manner herein provided and for the benefit of the Holders of all Outstanding Notes hereunder as their interests may appear hereunder; provided, however, that, notwithstanding the foregoing provisions of this Section 6.8, the Acting Holders Upon Default may institute any such suit, action or proceeding in their own names for the benefit of the Holders of all Outstanding Notes hereunder.

Section 7.9 Unconditional Right of Noteholders To Enforce Payment

. Notwithstanding any other provision in this Indenture, the Holder of any Note shall have the right, which is absolute and unconditional, to receive payment of the principal of and interest on such Note in accordance with the terms thereof and hereof and, upon the occurrence of an Event of Default with respect thereto, to institute suit for the enforcement of any such payment, and such right shall not be impaired without the consent of such Holder.

Section 7.10 Trustee May File Proofs of Claims

. In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Corporation or the property of the Corporation, the Trustee (irrespective of whether the principal of the Notes shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Corporation for the payment of overdue principal or interest) shall be entitled and empowered, by intervention in such proceeding or otherwise,

A. to file and prove a claim for the whole amount of principal and interest owing and unpaid in respect of the Notes then Outstanding and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and Counsel and any Paying Agents and Note Registrar) and of the Noteholders allowed in such judicial proceeding, and

B. to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same;

and any receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Noteholder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Noteholders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses and disbursements of the Trustee, its agents and Counsel and any Paying Agents and Note Registrar.

Nothing herein shall affect the right of any Paying Agent or Note Registrar to file proofs of claim on their own behalf in any such proceeding.

Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Noteholder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Noteholder in any such proceeding.

Section 7.11 Undertaking for Costs

. The Corporation and the Trustee agree, and each Holder of any Note by his acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section 7.11 shall not apply to (a) any suit instituted by the Trustee, (b) any suit instituted by any Noteholder, or group of Noteholders, in each case holding in the aggregate more than ten percent (10%) of the Outstanding Principal Amount of the Notes or (c) any suit instituted by any Noteholder for the enforcement of the payment of the principal of or interest on any Note in accordance with Section 7.9 hereof.

Section 7.12 Termination of Proceedings

. In case the Trustee or any Noteholder shall have proceeded to enforce any right under this Indenture by the appointment of a receiver, or otherwise, and such proceedings shall have been discontinued or abandoned for any reason, or shall have been determined adversely to the Trustee or such Noteholder, then and in every such case the Corporation and the Trustee or such Noteholder shall, subject to any final determination in such proceedings, be restored to their former positions and rights hereunder with respect to this Indenture, and all rights, remedies and powers of the Trustee and the Noteholders shall continue as if no such proceedings had been taken.

Section 7.13 Waiver of Defaults and Events of Default

. The Trustee shall, unless the Trustee has declared the principal of and interest on all Outstanding Notes immediately due and payable in accordance with Section 7.2 hereof and a judgment or decree for payment of the money due has been obtained by the Trustee, waive any default or Event of Default hereunder and its consequences but only upon written request of the Acting Holders Upon Default; provided, however, that there shall not be waived (a) any Event of Default arising from the acceleration of the maturity of the Notes, except upon the rescission and annulment of such declaration as described in Section 7.2 hereof; (b) any Event of Default in the payment when due of any amount owed to any Noteholder (including payment of principal of or interest on any Note) except with the consent of such Noteholder or unless, prior to such waiver, the Corporation has paid or deposited (or caused to be paid or deposited) with the Trustee a sum sufficient to pay all amounts owed to such Noteholder (including, to the extent permitted by law, interest upon overdue installments of interest); (c) any Event of Default arising from the failure of the Corporation to pay unpaid expenses of the Trustee, its agents and counsel, and any Paying Agents and Note Registrar as required by this Indenture, unless, prior to such waiver, the Corporation has paid or deposited (or caused to be paid or deposited) with the Trustee sums required to satisfy such obligations of the Corporation under the provisions of this Indenture; or (d) any default in respect of a covenant or provision hereof which, under Article Nine hereof, cannot be modified or amended without the consent of the Holder of each Note affected thereby. No such waiver shall extend to any subsequent or other default or Event of Default, or impair any right consequent thereon.

Section 7.14 Inspection of Books and Records

. The Corporation covenants that if an Event of Default shall have happened and shall not have been remedied, the books of record and account of the Corporation relating to the Program shall at all times be subject to the inspection and use of the Trustee and any Holder of at least twenty five percent (25%) of the Principal Amount of Notes any of which are then Outstanding and of their respective agents and attorneys.

The Corporation covenants that if an Event of Default shall have happened and shall not have been remedied, the Corporation will continue to account, as a trustee of an express trust, for all other money, securities and property pledged under this Indenture.

ARTICLE Eight

FIDUCIARIES

Section 8.1 Acceptance of the Trustee

. The Trustee hereby accepts the trusts imposed upon it by this Indenture, and agrees to perform said trusts, but only upon and subject to the following terms and conditions:

(A) Except during the continuance of an Event of Default,

(1) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(2) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such certificates or opinions which by any provisions hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture.

(B) In case an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

(C) No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that

(1) this subsection (C) shall not be construed to limit the effect of subsection (A) of this Section;

(2) the Trustee shall not be liable for any error of judgment made in good faith, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts;

(3) the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Acting Holders Upon Default relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture; and

(4) no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

(D) Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section 8.1 and to the provisions of the TIA.

(E) The Trustee may execute any of the trusts or powers hereof and perform any of its duties by or through attorneys, agents, receivers, or employees but shall be answerable for the conduct of the same in accordance with the standard specified in subsection (B) above, and shall be entitled to advice of Counsel concerning all matters of trusts hereof and duties hereunder, and may in all cases pay such reasonable compensation to any attorney, agent, receiver or employee retained or employed by it in connection herewith. The Trustee may act upon the opinion or advice of any attorney or accountant selected by it in the exercise of reasonable care. The Trustee shall not be responsible for any loss or damage resulting from any action or nonaction based on its good faith reliance upon such opinion or advice.

(F) The Trustee shall not be responsible for any recital herein or in the Notes (except with respect to the certificate of the Trustee endorsed on the Notes), or for the investment of moneys or for the filing or refiling of this Indenture, or the filing of financing statements, or for the validity of the execution by the Corporation of this Indenture, or of any Supplemental Indenture or instrument of further assurance, or for the sufficiency of the security for the Notes issued hereunder or intended to be secured hereby.

(G) The Trustee shall not be accountable for the use or application by the Corporation of any of the Notes or the proceeds thereof or for the use or application of any money paid over by the Trustee in accordance with the provisions of this Indenture or for the use and application of money received by any Paying Agent. The Trustee may become the Holder of Notes secured hereby with the same rights it would have if not Trustee.

(H) The Trustee shall be protected in acting upon any notice, order, requisition, request, consent, certificate, order, opinion (including an opinion of Counsel), affidavit, letter, telegram or other paper or document in good faith deemed by it to be genuine and correct and to have been signed or sent by the proper person or persons. Any action taken by the Trustee pursuant to this Indenture upon the request or authority or consent of any person who at the time of making such request or giving such authority or consent is the Holder of any Note shall be conclusive and binding upon all future Holders of the same Note and Notes issued in exchange therefor or in place thereof.

(I) As to the existence or nonexistence of any fact or as to the sufficiency or authenticity of any instrument, paper or proceeding, the Trustee shall be entitled to rely upon a Corporation Certificate as sufficient evidence of the facts stated therein.

(J) At any and all reasonable times, the Trustee, and its duly authorized agents, attorneys, experts, engineers, accountants and representatives, shall have the right fully to inspect all books, papers and records of the Corporation pertaining to the Program, and to take such memoranda from and in regard thereto as may be desired.

(K) The Trustee shall not be required to give any bond or surety in respect of the execution of the said trusts and powers or otherwise in respect of the premises.

(L) Notwithstanding anything elsewhere in this Indenture contained, the Trustee, in respect to the authentication of any Notes, the withdrawal of any cash or any action whatsoever within the purview of this Indenture, shall have the right, but shall not be required, to demand any showings, certificates, opinions (including opinions of Counsel), appraisals or other information, or corporate action or evidence thereof, in addition to that by the terms hereof required as a condition of such action by the Trustee deemed desirable for the purpose of establishing the right of the Corporation to the authentication of any Notes, the withdrawal of any cash, or the taking of any other action by the Trustee.

(M) Before taking any action hereunder requested by Noteholders, the Trustee may require that it be furnished an indemnity bond or other indemnity satisfactory to it for the reimbursement of all expenses to which it may be put and to protect it against all liability, except liability which results from the negligence or willful misconduct of the Trustee, by reason of any action so taken by the Trustee.

(N) The Trustee shall periodically file Uniform Commercial Code continuation statements and take such other actions described in Section 5.6 hereof as required to maintain and continue the perfection of any security interests granted by the Corporation as debtor to the Trustee as secured party hereunder.

(O) So long as the Trustee shall act as holder of Financed Student Loans, the Trustee (i) shall, upon receipt of a Corporation Order, take all necessary actions to receive all benefits to which such Financed Student Loans are entitled under the provisions of the Higher Education Act; provided, however, that the Trustee shall not be required to take any actions that may be performed by the Corporation or by a Servicer; (ii) shall not consent to any amendment to any Guarantee Agreement relating to any Financed Eligible Loans prior to receiving a Corporation Consent to such amendment (unless such amendment is required by the Higher Education Act); and (iii) shall, upon receipt of a Corporation Order, take all reasonable steps, actions and proceedings necessary or appropriate for the enforcement of each Guarantee Agreement.

Section 8.2 Fees, Charges and Expenses of the Trustee, Paying Agents and Note Registrar

. The Trustee and each Paying Agent and Note Registrar shall be entitled to payment and/or reimbursement for reasonable fees for services rendered hereunder and all advances, legal fees and other expenses reasonably and necessarily made or incurred by it in and about the execution of the trusts created by this Indenture and in and about the exercise and performance of the powers and duties of the Trustee and each Paying Agent and Note Registrar hereunder and for the reasonable and necessary costs and expenses incurred in defending any liability in the premises of any character whatsoever (unless such liability is adjudicated to have resulted from the negligence or willful misconduct of the Trustee, the Paying Agent or the Note Registrar); provided that any moneys or Investment Securities held pursuant to Section 11.1 hereof with respect to Notes no longer deemed Outstanding hereunder, shall not be available for, nor be applied to, the payment of any such fees, advances, costs or expenses.

Section 8.3 Notice to Noteholders if Default Occurs

. The Trustee shall give to all Noteholders, in the manner provided in Section 13.4 hereof, notice of all Events of Default, and of all events which, with the passage of time or the giving of notice, or both, would become an Event of Default, known to the Trustee, within ninety (90) days after the occurrence of such Event of Default or other event unless such Event of Default or other event shall have been cured before the giving of such notice; provided that, except in the case of Events of Default in the payment of the principal of or interest on any of the Notes, the Trustee shall be protected in withholding such notice if and so long as a trust committee of the Trustee in good faith determines that the withholding of such notice is in the interest of the Noteholders.

Section 8.4 Intervention by Trustee

. In any judicial proceeding to which the Corporation is a party and which in the opinion of the Trustee and its Counsel has a substantial bearing on the interest of the Noteholders, the Trustee may intervene on behalf of Noteholders and shall do so if requested in writing by the Holders of at least twenty-five percent (25%) of the aggregate Principal Amount of the Outstanding Notes. The rights and obligations of the Trustee under this Section 7.4 are subject to the approval of a court of competent jurisdiction in the premises.

Section 8.5 Successor Trustee and Paying Agents

. Any corporation, association or agency into which the Trustee and any Paying Agent may be converted or merged, or with which it may be consolidated, or to which it may sell or transfer its trust business and assets as a whole or substantially as a whole, or any corporation or association resulting from any such conversion, sale, merger, consolidation or transfer to which it is a party, ipso facto, shall be and become successor trustee, paying agent or note registrar hereunder and vested with all of the trusts, powers, discretions, immunities, privileges and all other matters as was its predecessor, without the execution or filing of any instrument or any further act, deed or conveyance on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided that no such merger, conversion or consolidation shall relieve the Trustee of its obligation to comply with Section 8.13 hereof.

Section 8.6 Resignation by Trustee and Paying Agents

. The Trustee and any Paying Agent may at any time resign from the trusts and be discharged of the duties and obligations hereby created by giving sixty (60) days' written notice to the Corporation and, in the case of the Trustee or a Paying Agent, by first-class mail to all Noteholders and such resignation shall take effect upon the appointment of a successor trustee or paying agent. No such resignation of the Trustee shall become effective until the acceptance of appointment by a successor trustee under Section 8.8 hereof. Upon the appointment and acceptance of a successor trustee or paying agent, the Trustee shall promptly cause written notice of such appointment to be given to all Noteholders in the manner provided in Section 13.4 hereof, which notice shall include the address of the Principal Office of such successor. If an instrument of acceptance by a successor trustee or paying agent shall not have been delivered to the resigning Trustee or Paying Agent within sixty (60) days after the giving of such notice of resignation, the resigning Trustee or Paying Agent may petition any court of competent jurisdiction for the appointment of a successor and any attorneys' fees incurred in connection with any such petition shall be payable by the Corporation.

Section 8.7 Removal of Trustee

. The Trustee shall be removed by the Corporation if at any time so requested by an instrument or concurrent instruments in writing, filed with the Trustee and the Corporation, and signed by the Holders of a majority in Principal Amount of the Notes then Outstanding or their attorneys-in-fact duly authorized, excluding any Notes held by or for the account of the Corporation. Notwithstanding the foregoing, the Trustee may not be removed during the existence of an Event of Default. No such removal of the Trustee shall become effective until the acceptance of appointment by a successor trustee under Section 8.8 hereof.

Section 8.8 Appointment of Successor Trustee

. In case the Trustee shall be dissolved, fail to comply with Section 8.13 hereof or otherwise become incapable of acting hereunder, or in case it shall be taken under the control of any public officer or officers, or of a receiver appointed by a court, the Corporation, by a Board Resolution, may remove the Trustee. If the Trustee fails to comply with Section 8.13 hereof, any Noteholder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee. No resignation or removal of the Trustee, and no appointment of a successor trustee, pursuant to the provisions of this Article Eight shall become effective until the acceptance of appointment by the successor trustee under Section 8.9 hereof. If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, the Corporation, by a Board Resolution, shall promptly appoint a successor trustee. If, within one (1) year of such resignation, removal or incapability, or the occurrence of such vacancy, the Holders of a majority in aggregate Principal Amount of the then Outstanding Notes, by an instrument or concurrent instruments in writing signed by such Holders, or by their attorney-in-fact duly authorized, appoint a successor, such successor shall, upon its acceptance of such appointment, supersede the successor appointed by the Corporation. If no successor trustee has been appointed and accepted appointment as herein provided after sixty (60) days from the mailing of notice of resignation by the Trustee under Section 8.6 hereof, or from the date the Trustee is removed or otherwise incapable of acting hereunder, any Noteholder may petition a court of competent jurisdiction to appoint a successor trustee.

The Corporation shall promptly notify any Paying Agent as to the appointment of any successor trustee and shall promptly cause written notice of such appointment to be given to all Noteholders in the manner provided in Section 13.4 hereof, which notice shall include the address of the Principal Office of the successor trustee.

Section 8.9 Concerning any Successor Trustee

. Every successor trustee appointed hereunder shall execute, acknowledge and deliver to its predecessor, and to the Corporation, an instrument in writing accepting such appointment hereunder, and thereupon such successor, without any further act, assignment or conveyance, shall become fully vested with all the estates, properties, rights, powers, trusts, duties and obligations of its predecessor as trustee; but such predecessor shall, nevertheless, on the written request of the Corporation, or of its successor trustee, execute and deliver an instrument transferring to such successor trustee all the estates, properties, rights, powers and trusts of such predecessor hereunder, and every predecessor trustee shall deliver all securities and moneys and Balances held by it as trustee hereunder to its successor together with an accounting of the Balances held by it hereunder. Should any instrument in writing from the Corporation be required by any successor trustee for more fully and certainly vesting in such successor the estates, rights, powers and duties hereby vested or intended to be vested in the predecessor trustee, any and all such instruments in writing shall, on request, be executed, acknowledged and delivered by the Corporation. The resignation of any trustee and the instrument or instruments removing any trustee and appointing a successor hereunder, together with all other instruments provided for in this Article shall be forthwith filed and/or recorded by the successor trustee in each recording office where this Indenture shall have been filed and/or recorded.

Section 8.10 Trustee Protected in Relying Upon Resolutions, Etc

. The resolutions, orders, requisitions, opinions, certificates and other instruments conforming to the requirements of this Indenture may be accepted by the Trustee as conclusive evidence of the facts and conclusions stated therein and shall be full warrant, protection and authority to the Trustee for the withdrawal of cash hereunder.

Section 8.11 Successor Trustee as Custodian of Accounts

. In the event of a change in the office of trustee the predecessor trustee which has resigned or been removed shall cease to be custodian of the Accounts, and the successor trustee shall be and become such custodian.

Section 8.12 Co-Trustee

. At any time or times, for the purpose of (a) meeting any legal requirements of any state in which the Trustee determines it necessary to take any action hereunder or (b) establishing the eligibility of any Financed Student Loans for receipt of federal payments with respect thereto, the Trustee shall have power to appoint, and, upon the request of the Trustee or of the Holders of at least twenty-five percent (25%) in aggregate Principal Amount of Notes Outstanding, the Corporation shall for such purpose join with the Trustee in the execution, delivery and performance of all instruments and agreements necessary or proper to appoint one or more Persons approved by the Trustee either to act as co-trustee or co-trustees, jointly with the Trustee of all or any part of the trust estate, or to act as separate trustee or separate trustees of all or any part of the trust estate, and to vest in such person or persons, in such capacity, such title to the trust estate or any part thereof, and such rights, powers, duties, trusts or obligations as the Trustee may consider necessary or desirable, subject to the remaining provisions of this Section 8.12. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor Trustee under Section 8.13 hereof and no notice to Noteholders of the appointment of any co-trustee or separate trustee shall be required under Section 8.8 hereof.

If the Corporation shall not have joined in such appointment within fifteen (15) days after the receipt by it of a request so to do, or in case an Event of Default shall have occurred and be continuing, the Trustee alone shall have power to make such appointment.

The Corporation shall execute, acknowledge and deliver all such instruments as may be required by any such co-trustee or separate trustee.

Every co-trustee or separate trustee shall, to the extent permitted by law but to such extent only, be appointed subject to the following terms, namely:

(A) The Notes shall be authenticated and delivered, and all rights, powers, trusts, duties and obligations by this Indenture conferred upon the Trustee in respect of the custody, control and management of moneys, papers, securities and other personal property shall be exercised solely by the Trustee.

(B) All rights, powers, trusts, duties and obligations conferred or imposed upon the trustees shall be conferred or imposed upon and exercised or performed by the Trustee, or by the Trustee and such co-trustee or co-trustees or separate trustee or separate trustees jointly, as shall be provided in the instrument appointing such co-trustee or co-trustees or separate trustee or separate trustees, except to the extent that, under the law of any jurisdiction in which any particular act or acts are to be performed, the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such act or acts shall be performed by such co-trustee or co-trustees or separate trustee or separate trustees.

(C) Any request in writing by the Trustee to any co-trustee or separate trustee to take or to refrain from taking any action hereunder shall be sufficient warrant for the taking, or the refraining from taking, of such action by such co-trustee or separate trustee.

(D) Any co-trustee or separate trustee may delegate to the Trustee the exercise of any right, power, trust, duty or obligations, discretionary or otherwise.

(E) The Trustee at any time, by any instrument in writing, may accept the resignation of or remove any co-trustee or separate trustee appointed under this Section 8.12. Upon the request of the Trustee, the Corporation shall join with the Trustee in the execution, delivery and performance of all instruments and agreements necessary or proper to effectuate such resignation or removal.

(F) No trustee hereunder shall be personally liable by reason of any act or omission of any other trustee hereunder.

(G) Any demand, request, direction, appointment, removal, notice, consent, waiver or other action in writing delivered to the Trustee shall be deemed to have been delivered to each such co-trustee or separate trustee.

(H) Any moneys, papers, securities or other items of personal property received by any such co-trustee or separate trustee hereunder shall forthwith, so far as may be permitted by law, be turned over to the Trustee.

Upon the acceptance in writing of such appointment by any such co-trustee or separate trustee, it or he or she shall be vested with such title to the trust estate or any part thereof, and with such rights, powers, duties or obligations, as shall be specified in the instrument of appointment jointly with the Trustee (except insofar as local law makes it necessary for any such co-trustee or separate trustee to act alone) subject to all the terms of this Indenture. Every such acceptance shall be filed with the Trustee. Any co-trustee or separate trustee may, at any time by an instrument in writing, constitute the Trustee, its or his attorney-in-fact and agent, with full power and authority to do all acts and things and to exercise all discretion on its or his behalf and in its or his name.

In case any co-trustee or separate trustee shall die, become incapable of acting, resign or be removed, the title to the trust estate, and all rights, powers, trusts, duties and obligations of said co-trustee or separate trustee shall, so far as permitted by law, vest in and be exercised by the Trustee unless and until a successor co-trustee or separate trustee shall be appointed in the manner herein provided.

Section 8.13 Corporate Trustee Required; Eligibility; Disqualification

. There shall at all times be a Trustee hereunder which shall be a corporation organized and doing business under the laws of the United States of America or of any state, authorized under such laws to exercise corporate trust powers, and shall be an "eligible lender" under the Higher Education Act, having a combined capital stock, capital surplus and undivided profits of at least $25,000,000, subject to supervision or examination by a federal or state authority. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section 8.13, the combined capital stock, capital surplus and undivided profits of such corporation shall be deemed to be its combined capital stock, capital surplus and undivided profits as set forth in its most recent report of condition so published.

The Trustee shall at all times satisfy the requirements of TIA Section 310(a). The Trustee shall comply with TIA Section 310(b), including the optional provision permitted by the second sentence of TIA Section 310(b)(9); provided, however, that there shall be excluded from the operation of TIA Section 310(b)(1) any indenture or indentures under which other securities of the Corporation are outstanding if the requirements for such exclusion set forth in TIA Section 310(b)(1) are met.

Section 8.14 Preferential Collection of Claims Against Corporation

. The Trustee shall comply with TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated.

Section 8.15 Statement by Trustee of Accounts and Other Matters

. Not more than thirty (30) days after the close of each Fiscal Year the Trustee shall furnish the Corporation and any Noteholder filing with the Trustee a written request for a copy, a statement setting forth (to the extent applicable) in respect to such Fiscal Year, (a) all transactions relating to the receipt, disbursement and application of all moneys received by the Trustee pursuant to all terms of this Indenture, (b) the Balances held by the Trustee at the end of such Fiscal Year to the credit of each Account, (c) a brief description of all moneys, Student Loans and Investment Securities held by the Trustee as part of the Balance of each Account as of the end of such Fiscal Year, (d) the Principal Amount of Notes of each series purchased by the Trustee during such Fiscal Year from moneys available therefor in any Account pursuant to the provisions of this Indenture and the respective purchase price of such Notes, (e) the Principal Amount of Notes of each series retired, at their Stated Maturity or by redemption, during such Fiscal Year and the Redemption Prices thereof, if any, and (f) any other information which the Corporation may reasonably request.

In addition, the Trustee shall furnish the Corporation on or before the fifteenth day (or the next succeeding business day if such fifteenth day is not a Business Day) of the calendar month following each Collection Period, a brief description of all moneys, Student Loans and Investment Securities to the credit of each Account as of the last day of the preceding calendar month.

Section 8.16 Trustee, Note Registrar and Paying Agents May Buy, Hold, Sell or Deal in Notes

. The Trustee, any Note Registrar or any Paying Agent and its directors, officers, employees or agents may, in good faith, buy, sell, own, hold and deal in any of the Notes and may join in any action which any Holder of a Note may be entitled to take, with like effect as if such Trustee, Note Registrar or Paying Agent were not the Trustee, a Note Registrar or a Paying Agent, as the case may be, under this Indenture. However, the Trustee is required to comply with Sections 8.13 and 8.14.

Section 8.17 Paying Agents; Paying Agents To Hold Moneys in Trust

. Any Paying Agent shall be appointed by or pursuant to a Supplemental Indenture providing for the issuance of such series of Notes. Each Paying Agent shall hold in trust for the benefit of the Holders of the Notes and the Trustee any sums held by such Paying Agent for the payment of the principal of and interest on to the Notes. Anything in this paragraph to the contrary notwithstanding, the Corporation may, at any time, for the purpose of obtaining a satisfaction and discharge of this Indenture, or for any other reason, cause to be paid to the Trustee all sums held in trust by any Paying Agent hereunder as required by this paragraph, such sums to be held by the Trustee upon the trusts herein contained, and such Paying Agent shall thereupon be released from all further liability with respect to such sums.

Each Paying Agent other than the Trustee shall designate its Principal Office and signify its acceptance of the duties and obligations imposed upon it by this Indenture by executing and delivering to the Corporation a written acceptance thereof under which, in the case of the Paying Agent, the Paying Agent will agree particularly:

(1) to hold all sums held by it pursuant to this Indenture in trust for the benefit of the Holders of the Notes until such sums shall be paid to such Holders or otherwise disposed of as herein provided;

(2) at any time during the continuance of any Event of Default, upon the written request of the Trustee, to forthwith pay to the Trustee all sums so held in trust by such Paying Agent; and

(3) in the event of the resignation or removal of such Paying Agent, pay over, assign and deliver any moneys, records or securities held by it as Paying Agent to its successor or, if there be no successor, to the Trustee.

No Paying Agent shall be obligated to expend its own funds in paying Debt Service on the Notes.

Section 8.18 Removal of Paying Agents; Successors

. Any Paying Agent may be removed at any time by an instrument filed with such Paying Agent and the Trustee and signed by the Corporation. Any successor paying agent shall be appointed by the Corporation and shall be a bank having trust powers or trust company duly organized under the laws of any state of the United States or a national banking association having trust powers, having, in the case of a successor paying agent, a capital stock and surplus aggregating at least $25,000,000. Upon the appointment and acceptance of a successor paying agent, the Corporation shall promptly give written notice of such appointment to the Trustee and the Trustee shall promptly cause written notice thereof to be given to all Noteholders in the manner provided in Section 13.4 hereof, which notice shall include the address of the Principal Office of such successor.

In the event of the resignation or removal of any Paying Agent, such Paying Agent shall pay over, assign and deliver any moneys, records or securities held by it as Paying Agent, as the case may be, to its successors or, if there be no successor, to the Trustee.

ARTICLE Nine

SUPPLEMENTAL INDENTURES

Section 9.1 Supplemental Indentures Not Requiring Consent of Noteholders

. The Corporation and the Trustee may, from time to time and at any time, without the consent of, or notice to, any of the Noteholders, and when so required by this Indenture shall, enter into an indenture or indentures supplemental to this Indenture as shall not be inconsistent with the terms and provisions hereof (which Supplemental Indenture or Indentures shall thereafter form a part hereof), so as to thereby (a) cure any ambiguity or formal defect or omission in this Indenture or in any Supplemental Indenture, (b) grant to or confer upon the Trustee for the benefit of the Noteholders any additional rights, remedies, powers, authority or security that may lawfully be granted to or conferred upon the Noteholders or the Trustee, (c) describe or identify more precisely any part of the Trust Estate or subject additional revenues, properties or collateral to the lien and pledge of this Indenture, (d) evidence the appointment of a separate trustee or a co-trustee or the succession of a new Trustee hereunder, (e) modify, eliminate and/or add to the provisions of this Indenture to such extent as shall be necessary to effect the qualification of this Indenture under the Trust Indenture Act of 1939, as then amended, or under any similar Federal statute enacted after June 1, 2005, and to add to this Indenture such other provisions as may be expressly permitted by said Trust Indenture Act of 1939, excluding, however, the provisions referred to in Section 316(a)(2) of said Trust Indenture Act of 1939, (f) modify, eliminate and/or add to the provisions of this Indenture to such extent as shall be necessary or advisable in order to acquire Eligible Loans described in clause (B) of the definition thereof (upon receipt by the Trustee from each Rating Agency of written confirmation that the outstanding ratings on any of the Outstanding Notes will not be reduced or withdrawn as a result of such amendment), (g) amend the assumptions contained in the definition of "Cash Flow Projection" in Section 1.1 hereof (upon receipt by the Trustee from each Rating Agency of written confirmation that the outstanding ratings on any of the Outstanding Notes will not be reduced or withdrawn as a result of such amendment), or (h) make any other change in this Indenture which, in the judgment of the Trustee, is not to the prejudice of the Trustee or the Holders of any Notes.

Section 9.2 Supplemental Indentures Requiring Consent of Noteholders

. Exclusive of Supplemental Indentures covered by Section 9.1 hereof and subject to the terms and provisions contained in this Section 9.2, and not otherwise, the Trustee (upon receipt of an instrument evidencing the consent to the below-mentioned Supplemental Indenture by: (i) if they are affected thereby, the Holders of not less than two-thirds of the aggregate Principal Amount of the Outstanding Senior Notes not held by the Corporation or a related person, and (ii) if they are affected thereby, the Holders of not less than two-thirds of the aggregate Principal Amount of the Outstanding Subordinate Notes not held by the Corporation or a related person) shall join with the Corporation in the execution of such other indenture or indentures supplemental hereto as shall be deemed necessary and desirable for the purpose of modifying, altering, amending, adding to or rescinding, in any particular, any of the terms or provisions contained in this Indenture; provided, however, that nothing contained in this Article Nine shall permit or be construed as permitting without the consent of the Holder of each Note which would be affected thereby (a) an extension of the maturity of the principal of or the interest on any Note, whether at the Stated Maturity thereof or otherwise, or (b) a reduction in the Principal Amount or Redemption Price of any Note or the rate of interest thereon, or (c) a privilege or priority of any Senior Note over any other Senior Note, (d) a privilege or priority of any Subordinate Note over any other Subordinate Note, or (e) a privilege of any Senior Notes over any Subordinate Notes, other than as provided herein, or (f) the surrendering of a privilege or a priority granted hereby if, in the judgment of the Trustee, to the detriment of any another Noteholder hereunder, or (g) a reduction or an increase in the aggregate Principal Amount of the Notes required for consent to such Supplemental Indenture, or (h) the creation of any lien ranking prior to or on a parity with the lien of this Indenture on the Trust Estate or any part thereof, except as hereinbefore expressly permitted, or (i) any Noteholder to be deprived of the lien hereby created on the rights, title, interest, privileges, revenues, moneys and securities pledged hereunder, or (j) the modification of any of the provisions of this Section 9.2.

For purposes of this Indenture, Notes are deemed "affected" by an amendment if such amendment adversely affects or diminishes the rights of the Holders thereof to be assured of the payment of principal of and interest on such Notes, taking into account the priorities between series of Notes theretofore prescribed hereby. The Trustee may in its discretion determine whether any Notes would be affected by any amendment and any such determination shall be conclusive upon the Holders of all Notes, whether theretofore or thereafter authenticated and delivered under this Indenture. The Trustee shall not be liable for any such determination made in good faith.

If at any time the Corporation shall request the Trustee to enter into any such Supplemental Indenture for any of the purposes of this Section, the Trustee shall, upon being satisfactorily indemnified with respect to expenses, cause notice of the proposed execution of such Supplemental Indenture to be mailed to each Holder of an Outstanding Note in accordance with the provisions of Section 13.4 hereof. Such notice shall briefly set forth the nature of the proposed Supplemental Indenture and shall state that copies thereof are on file at the Principal Office of the Trustee for inspection by all Noteholders. The Trustee shall not, however, be subject to any liability to any Noteholder by reason of its failure to mail such notice, and any such failure shall not affect the validity of such Supplemental Indenture when consented to and approved as provided in this Section 9.2. If, at the time of the execution of any such Supplemental Indenture, the Holders of Notes shall have consented to and approved the execution thereof as herein provided, no Noteholder shall have any right to object to any of the terms and provisions contained therein, or the operation thereof, or in any manner to question the propriety of the execution thereof, or to enjoin or restrain the Trustee or the Corporation from executing the same or from taking any action pursuant to the provisions thereof. Upon the execution of any such Supplemental Indenture as in this Section 9.2 permitted and provided this Indenture shall be and be deemed to be modified and amended in accordance therewith.

Section 9.3 Rights of Trustee

. If, in the opinion of the Trustee, any Supplemental Indenture provided for in this Article Nine adversely affects the rights, duties or immunities of the Trustee under this Indenture or otherwise, the Trustee may, in its discretion, decline to execute such Supplemental Indenture, except to the extent that this may be required in the case of a Supplemental Indenture entered into under Section 9.1 hereof. The Trustee shall be entitled to receive, and shall be fully protected in relying upon, an opinion of its Counsel as conclusive evidence that any such Supplemental Indenture conforms to the requirements of this Indenture.

Section 9.4 Rating Agency Confirmation Required Prior to Execution of Supplemental Indenture

. No Supplemental Indenture shall be executed unless, prior to the execution thereof, the Trustee shall have received written evidence that the Rating Agency Condition has been satisfied.

Section 9.5 Conformity With Trust Indenture Act

. Every amendment of this Indenture and every supplemental indenture executed pursuant to this Article Nine shall conform to the requirements of the Trust Indenture Act as then in effect so long as this Indenture shall then be qualified under the Trust Indenture Act.

ARTICLE Ten

NOTEHOLDERS' MEETINGS

Section 10.1 Purposes for Which Noteholders' Meetings May Be Called

. A meeting of Noteholders may be called at any time and from time to time pursuant to this Article Ten for any of the following purposes:

A. to give any notice to the Trustee or the Corporation, or to give any directions to the Trustee, or to consent to the waiving of any default hereunder and its consequences, or to take any other action authorized to be taken by Noteholders pursuant to Article Seven hereof;

B. to remove the Trustee and appoint a successor trustee pursuant to Article Eight hereof;

C. to consent to the execution of any Supplemental Indenture pursuant to Article Nine hereof; or

D. to take any other action authorized to be taken by or on behalf of the Holders of any specified aggregate Principal Amount of the Notes under any other provision of this Indenture or under applicable law.

Section 10.2 Place of Meetings of Noteholders

. Meetings of Noteholders may be held at such place or places as the Trustee or, in case of its failure to act, the Corporation or the Noteholders calling the meeting, shall from time to time determine.

Section 10.3 Call and Notice of Noteholders' Meetings.

A. The Trustee may at any time call a meeting of Noteholders to be held at such time and at such place as the Trustee shall determine. Notice of every meeting of Noteholders, setting forth the time and the place of such meeting and in general terms the action proposed to be taken at such meeting, shall be mailed to each Noteholder in accordance with the provisions of Section 13.4 hereof not less than twenty (20) nor more than one hundred eighty (180) days prior to the date fixed for the meeting. Any failure of the Trustee to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such meeting.

B. In case at any time the Corporation, pursuant to a Corporation Request, the Holders of at least ten percent (10%) in aggregate Principal Amount of the Notes then Outstanding shall have requested the Trustee to call a meeting of the Noteholders, by written request setting forth in reasonable detail the action proposed to be taken at the meeting, and the Trustee shall not have mailed the first notice of such meeting within twenty days after receipt of such request, then the Corporation, the Holders of Notes in the amount above specified may determine the time, place and location for such meeting and may call such meeting to take any action authorized in Section 10.1 hereof by giving notice thereof as provided in subsection A of this Section 10.3.

Section 10.4 Persons Entitled To Vote at Noteholders' Meetings

. To be entitled to vote at any meeting of Noteholders, a person shall be (i) a Holder of one or more Notes, or (ii) a person appointed by an instrument in writing as proxy for a Holder or Holders of Notes by such Holder or Holders. The only persons who shall be entitled to be present or to speak at any meeting of Noteholders shall be the persons entitled to vote at such meeting and their counsel, any representatives of the Trustee and its counsel and any representatives of the Corporation and its counsel.

Section 10.5 Determination of Voting Rights; Conduct and Adjournment of Meetings.

A. Notwithstanding any other provisions of this Indenture, the Trustee may make such reasonable regulations as it may deem advisable for any meeting of Noteholders in regard to proof of the ownership of Notes and of the appointment of proxies and in regard to the appointment and duties of inspectors of votes, the submission and examination of proxies, certificates and other evidence of the right to vote, and such other matters concerning the conduct of the meeting as it shall deem appropriate. Except as otherwise permitted or required by any such regulations, the holding of Notes shall be proved in the manner specified in Section 13.1 hereof and the appointment of any proxy shall be proved in the manner specified in Section 13.1 hereof or by having the signature of the person executing the proxy witnessed or guaranteed by any bank, banker or trust company. Such regulations may provide that written instruments appointing proxies, regular on their face, may be presumed valid and genuine without the proof specified in Section 13.1 hereof or other proof.

B. The Trustee shall, by an instrument in writing, appoint a temporary chairman of the meeting, unless the meeting shall have been called by the Noteholders or the Corporation as provided in subsection B of Section 10.3 hereof, in which case the Noteholders calling the meeting or the Corporation shall in like manner appoint a temporary chairman. A permanent chairman and a permanent secretary of the meeting shall be elected by vote of the Holders of a majority in aggregate Principal Amount of the Notes represented at the meeting and entitled to vote.

C. At any meeting each Noteholder or proxy shall be entitled to one vote for each $1.00 Principal Amount of Outstanding Notes held or represented by him; provided, however, that no vote shall be cast or counted at any meeting in respect of any Note challenged as not Outstanding and ruled by the chairman of the meeting to be not Outstanding. The chairman of the meeting shall have no right to vote, except as a Noteholder or proxy.

D. At any meeting of Noteholders, the presence of persons holding or representing Notes in an aggregate Principal Amount sufficient under the appropriate provision of this Indenture to take action upon the business for the transaction of which such meeting was called shall constitute a quorum. Any meeting of Noteholders duly called pursuant to Section 10.3 hereof may be adjourned from time to time by vote of the Holders (or proxies for the Holders) of a majority in aggregate Principal Amount of the Notes represented at the meeting and entitled to vote, whether or not a quorum shall be present; and the meeting may be held as so adjourned without further notice.

Section 10.6 Counting Votes and Recording Action of Meetings

. The vote upon any resolution submitted to any meeting of Noteholders shall be by written ballots on which shall be subscribed the signatures of the Holders of Notes or of their representatives by proxy and the serial number or numbers of the Notes held or represented by them. The permanent chairman of the meeting shall appoint two inspectors of votes who shall count all votes cast at the meeting for or against any resolution and who shall make and file with the secretary of the meeting their verified written reports in duplicate of all votes cast at the meeting. A record, at least in duplicate, of the proceedings of each meeting of Noteholders shall be prepared by the secretary of the meeting and there shall be attached to said record the original reports of the inspectors of votes on any vote by ballot taken thereat and affidavits by one or more persons having knowledge of the facts setting forth a copy of the notice of the meeting and showing that said notice was published or mailed as provided in Section 10.3 hereof. Each copy shall be signed and verified by the affidavits of the permanent chairman and secretary of the meeting and one such copy shall be delivered to the Corporation and another to the Trustee to be preserved by the Trustee, the latter to have attached thereto the ballots voted at the meeting. Any record so signed and verified shall be conclusive evidence of the matters therein stated.

Section 10.7 Revocation by Noteholders

. At any time prior to (but not after) the evidencing to the Trustee, in the manner provided in Section 13.1 hereof, of the taking of any action by the Holders of the percentage in aggregate Principal Amount of the Notes specified in this Indenture in connection with such action, any Holder of a Note, the serial number of which is included in the Note, the Holders of which have consented to such action may, by filing written notice with the Trustee at its Principal Office and upon proof of holding as provided in Section 13.1 hereof, revoke such consent so far as concerns such Note. Except as aforesaid any such consent given by the Holder of any Note shall be conclusive and binding upon such Holder and upon all future Holders and owners of such Note and of any Note issued in exchange therefor or in lieu thereof, irrespective of whether or not any notation in regard thereto is made upon such Note. Any action taken by the Holders of the percentage in aggregate Principal Amount of the Notes specified in this Indenture in connection with such action shall be conclusively binding upon the Corporation, the Trustee and the Holders of all the Notes.

ARTICLE Eleven

DEFEASANCE; MONEYS HELD FOR
PAYMENT OF DEFEASED NOTES

Section 11.1 Discharge of Liens and Pledges; Notes No Longer Outstanding and Deemed To Be Paid Hereunder.

The obligations of the Corporation under this Indenture, and the liens, pledges, charges, trusts, covenants and agreements of the Corporation herein made or provided for, shall be fully discharged and satisfied as to any Note and such Note shall no longer be deemed to be Outstanding hereunder:

(i) when such Note shall have been canceled; or

(ii) as to any Note not canceled, when payment of the principal of such Note, plus interest on such principal to the due date thereof (whether such due date be by reason of Stated Maturity or upon redemption, or otherwise), either (a) shall have been made in accordance with the terms hereof, or (b) in the case of Notes that shall be redeemed or paid at Stated Maturity on the next Quarterly Payment Date, shall have been provided for by irrevocably depositing with the Trustee and irrevocably appropriating and setting aside exclusively for such payment, (1) moneys sufficient to make such payment or (2) Government Obligations maturing as to principal and interest in such amount and at such times as will ensure the availability of sufficient moneys to make such payment, and all necessary and proper fees, compensation and expenses of the Trustee, the Note Registrar and any Paying Agents pertaining to the Note with respect to which such deposit is made shall have been paid or the payment thereof provided for to the satisfaction of the Trustee, said Note Registrar and said Paying Agents.

Any deposit under the preceding clause (b) shall be accompanied by a Corporation Certificate certifying that the moneys and Government Obligations so appropriated and set aside are sufficient, and will mature as needed, to pay the principal and interest due on the Note with respect to which such deposit has been made on the Stated Maturity or Redemption Date thereof and on each Quarterly Payment Date on and prior to such Stated Maturity or Redemption Date. At such time as a Note shall be deemed to be no longer Outstanding hereunder, as aforesaid, such Note shall cease to draw interest from the due date thereof (whether such due date be by reason of maturity, or upon redemption or by declaration as aforesaid, or otherwise) and, except for the purposes of any such payment from such moneys or Investment Securities, shall no longer be secured by or entitled to the benefits of this Indenture.

Any such moneys so deposited with the Trustee as provided in this Section 11.1 may at the direction of the Corporation also be invested and reinvested in Government Obligations maturing in the amounts and time as hereinbefore set forth, and all income from all Government Obligations in the hands of the Trustee pursuant to this Section 11.1 which is not required for the payment of the Notes and interest thereon with respect to which such moneys shall have been so deposited shall (A) if any Notes are then Outstanding, be deposited in the Collection Account as and when realized and collected, for use and application as are other moneys credited to such Account or (B) if no Notes are then Outstanding, be paid to the Corporation. Notwithstanding the satisfaction and discharge of this Indenture with respect to any Note, the right to transfer and exchange such Note pursuant to Section 3.10 shall survive.

Notwithstanding any provision of any other Section of this Indenture which may be contrary to the provisions of this Section 11.1, all moneys or Investment Securities set aside and held in trust pursuant to the provisions of this Section 11.1 for the payment of the principal of and interest on Notes shall be applied to and used solely for the payment of the principal of and interest on the particular Note with respect to which such moneys and Investment Securities have been so set aside in trust.

Anything in Article Nine hereof to the contrary notwithstanding, if moneys or Government Obligations have been deposited or set aside with the Trustee pursuant to this Section 11.1 for the payment of Notes and such Notes shall be deemed to have been paid and to be no longer Outstanding hereunder as provided in this Section 11.1, but such Notes shall not have in fact been actually paid in full, no amendment to the provisions of this Article Eleven shall be made without the consent of the Holder of each Note affected thereby.

The Corporation may at any time cause to be canceled any Notes previously executed and delivered, which the Corporation may have acquired in any manner whatever, and such Notes upon such surrender for cancellation shall be deemed to be paid and no longer Outstanding hereunder.

Section 11.2 Notes Not Presented for Payment When Due; Moneys Held for the Notes after Due Date of Notes.

Subject to the provisions of the next sentence of this paragraph, if any Note shall not be presented for payment when the principal thereof shall become due, whether at Stated Maturity, at the date fixed for redemption or otherwise, and if moneys or Investment Securities described in subdivision 1 of the definition thereof in Section 1.1 hereof shall at such due date be held by the Trustee, or a Paying Agent therefor, in trust for that purpose sufficient and available to pay the principal of such Note, together with all interest due on such principal to the due date thereof or to the date fixed for redemption thereof, all liability of the Corporation for such payment shall forthwith cease, determine and be completely discharged, and thereupon it shall be the duty of the Trustee, or such Paying Agent, to hold said moneys or Investment Securities without liability to the Holder of such Note for interest thereon, in trust for the benefit of the Holder of such Note, who thereafter shall be restricted exclusively to said moneys or Investment Securities for any claim of whatever nature on his, her or its part on or with respect to said Note, including any claim for the payment thereof. In the event any such moneys or Investment Securities, or any other moneys or Investment Securities with respect to interest due and payable on any Note prior to the Maturity thereof, held by the Trustee or any Paying Agent for the Holders of such Notes remain unclaimed as of (a) fifty-five (55) days after the principal of or interest on the respective Notes with respect to which such moneys or Investment Securities have been so set aside has become due and payable (whether at Stated Maturity, upon redemption or otherwise), the Trustee shall, within five (5) days thereafter, give notice thereof to the Holders of such Notes in the same manner as a notice of redemption given in accordance with Section 4.4 hereof, and (b) two (2) years after the principal of or interest on such Notes has become due and payable as aforesaid, the Trustee or such Paying Agent, as the case may be, shall, without further request by the Corporation, pay such moneys and Investment Securities, to the extent permitted by law, to the Corporation against a written receipt therefor, and otherwise hold or dispose of such moneys and Investment Securities as required by law; provided that, if applicable law requires the Trustee or any Paying Agent to dispose of any such moneys or Investment Securities prior to the end of the period described in the preceding clause (b), disposition of such moneys and Investment Securities shall be made at the time and otherwise in accordance with such law.

ARTICLE Twelve

NOTEHOLDERS' LISTS AND REPORTS

Section 12.1 Note Registrar To Furnish Trustee Names and Addresses to Noteholders

. The Note Registrar will furnish or cause to be furnished to the Trustee (a) not more than five (5) days after the earlier of (i) each Record Date and (ii) three months after the last Record Date, a list, in such form as the Trustee may reasonably require, of the names and addresses of the Holders of Notes as of such Record Date, (b) at such other times as the Trustee may request in writing, within thirty (30) days after receipt by the Note Registrar of any such request, a list of similar form and content as of a date not more than ten (10) days prior to the time such list is furnished; provided, however, that so long as the Trustee is the Note Registrar, no such list shall be required to be furnished.

Section 12.2 Preservation of Information; Communications to Noteholders

(a) The Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of the Holders of Notes contained in the most recent list furnished to the Trustee as provided in Section 12.1 and the names and addresses of Holders of Notes received by the Trustee in its capacity as Note Registrar. The Trustee may destroy any list furnished to it as provided in such Section 12.1 upon receipt of a new list so furnished.

(b) Noteholders may communicate pursuant to TIA Section 312(b) with other Noteholders with respect to their rights under this Indenture or under the Notes.

(c) The Corporation, the Trustee and the Note Registrar shall have the protection of TIA Section 312(c).

Section 12.3 Reports by Corporation.

(a) The Corporation shall:

(i) file with the Trustee, within fifteen (15) days after the Corporation is required to file the same with the Commission, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe) which the Corporation may be required to file with the Commission pursuant to Section 12 or 15(d) of the Exchange Act;

(ii) file with the Trustee and the Commission in accordance with rules and regulations prescribed from time to time by the Commission such additional information, documents and reports with respect to compliance by the Corporation with the conditions and covenants of this Indenture as may be required from time to time by such rules and regulations; and

(iii) supply to the Trustee a sufficient number of copies (and the Trustee shall transmit by mail to all Noteholders described in TIA Section 313(c)) of such summaries of any information, documents and reports required to be filed by the Corporation pursuant to clauses (i) and (ii) of this paragraph as may be required by rules and regulations prescribed from time to time by the Commission.

(b) Unless the Corporation otherwise determines, the Fiscal Year of the Corporation shall end on December 31 of each year. In the event the Corporation changes its Fiscal Year, it shall promptly notify the Trustee.

Section 12.4 Reports by Trustee

. If required by TIA Section 313(a), within sixty (60) days after each December 31 beginning with December 31, 2005, the Trustee shall mail to each Noteholder as required by TIA Section 313(c) a brief report dated as of such date that complies with TIA Section 313(a). The Trustee also shall comply with TIA Section 313(b).

A copy of each report at the time of its mailing to Noteholders shall be filed by the Trustee with the Commission and each other stock exchange, if any, on which the Notes are listed. The Corporation shall notify the Trustee if and when the Notes are listed on any stock exchange.

ARTICLE Thirteen

MISCELLANEOUS

Section 13.1 Consent, Etc., of Noteholders

. Any consent, request, direction, approval, objection or other instrument required by this Indenture to be signed and executed by Noteholders may be in any number of writings of similar tenor and may be signed or executed by such Noteholders in person or by agent appointed in writing. Proof of the execution of any such consent, request, direction, approval, objection or other instrument or of the writing appointing any such agent and of the ownership of Notes, if made in the following manner, shall be sufficient for any of the purposes of this Indenture, and shall be conclusive in favor of the Corporation, any Paying Agent or the Trustee with regard to any action taken by it under such consent, request, direction, approval, objection or other instrument, namely:

(A) The fact and date of the execution by any person of any such writing may be proved by the certificate of any officer in any jurisdiction who by law has power to take acknowledgements within such jurisdiction that the person signing such writing acknowledged before him the execution thereof, or by an affidavit of any witness to such execution.

(B) The fact of ownership of Notes, the numbers and other identification of such Notes, and the date of holding the same shall be proved by the Note Register.

Section 13.2 Limitation of Rights

. With the exception of rights herein conferred, nothing expressed or mentioned in or to be implied from this Indenture or the Notes is intended or shall be construed to give to any Person other than the parties hereto, each Paying Agent and the Noteholders, any legal or equitable right, remedy, or claim under or in respect to this Indenture or any covenants, conditions and provisions herein contained; this Indenture and all of the covenants, conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of the parties hereto, each Paying Agent and the Noteholders as herein provided.

Section 13.3 Severability

. If any provision of this Indenture shall be held or deemed to be or shall, in fact, be inoperative or unenforceable as applied in any particular case in any jurisdiction or jurisdictions or in all jurisdictions or in all cases because it conflicts with any provisions of any constitution or statute or rule of public policy, or for any other reason, such circumstances shall not have the effect of rendering the provision in question inoperative or unenforceable in any other case or circumstance, or of rendering any other provision or provisions herein contained invalid, inoperative, or unenforceable to any extent whatever.

The invalidity of any one or more phrases, sentences, clauses or paragraphs in this Indenture contained shall not affect the remaining portions of this Indenture or part thereof.

Section 13.4 Notices

. A. All notices, certificates or other communications hereunder shall be sufficiently given and shall be deemed given when mailed by certified mail, postage prepaid, with proper address as indicated below. The Corporation, the Trustee and any Rating Agency may, by written notice given by each to the others, designate any other address or addresses to which notices, certificates or other communications to them shall be sent when required as contemplated by this Indenture. Until otherwise provided by the respective parties, all notices, certificates and communications to each of them shall be addressed as follows:

To the Corporation: Education Loans Incorporated
105 First Avenue Southwest, Suite 200
Aberdeen, South Dakota 57401
Attn: President

To the Trustee: U.S. Bank National Association
60 Livingston Avenue
St. Paul, Minnesota 55107
Attn: Corporate Trust Department

To Fitch: Fitch Ratings
One State Street Plaza
New York, New York 10004
Attn: Asset-Backed Group

To Moody's: Moody's Investors Service
99 Church Street
New York, New York 10007
Attn: Student Loan Asset Finance Group

To S&P: Standard & Poor's
55 Water Street, 40th floor
New York, NY 10041

B. Except as is otherwise provided in this Indenture, any provision in this Indenture for the mailing of notice or other instrument to Holders of Notes shall be fully complied with if it is mailed by first-class mail, postage prepaid, to each Holder of Notes outstanding at the address appearing on the Note Register. In addition, whenever notice is to be mailed under this Indenture to the Holders of Notes, the Trustee shall also, upon request, mail a copy of such notice to (1) any Holder of at least $1,000,000 in aggregate Principal Amount of the Notes (or, in the event less than $1,000,000 in aggregate Principal Amount of Notes is outstanding, the Holder of all outstanding Notes), in addition to the copy mailed to such Holder's address appearing on the Note Register, at such other address as such Holder shall specify in writing to the Trustee, and (2) any Person that is the beneficial owner of a Note, as evidenced to the satisfaction of the Trustee, at such address as such beneficial owner shall specify in writing to the Trustee; provided that any defect in or failure to mail any such notice prescribed by this sentence shall not affect the validity of any proceedings to be taken (including, without limitation, for the redemption of Notes) pursuant to such notice.

Section 13.5 Counterparts

. This Indenture may be simultaneously executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.

Section 13.6 Indenture Constitutes a Security Agreement

. An executed counterpart or certified copy of this Indenture delivered to and accepted by the Trustee shall constitute a security agreement pursuant to and for all purposes of the Uniform Commercial Code of the States of South Dakota and Delaware and of any other state or jurisdiction.

Section 13.7 Payments Due on Non-Business Days

. Except as may be otherwise provided in a Supplemental Indenture, in any case where the principal of or interest on the Notes or amounts due to any Noteholder shall be due on a day other than a Business Day, then payment of such principal and interest may be made on the next succeeding Business Day with the same force and effect as if made on the date due and no interest shall accrue for the intervening period.

Section 13.8 Notices to Rating Agencies

. So long as any Outstanding Notes are rated by a Rating Agency, the Trustee agrees to give the Rating Agency prompt written notice of the appointment of any successor Trustee and a copy of any notice given to Noteholders in accordance with Section 8.3 hereof. The Corporation shall give written notice to each Rating Agency, within 15 days after the occurrence thereof, of any circumstance or event that would cause SLFC to cease to be an S corporation for federal income tax purposes.

Section 13.9 Governing Law

. This Indenture shall be governed by and be construed in accordance with the laws of the State of South Dakota without giving effect to the conflicts-of-laws principles thereof.

Section 13.10 Conflict with Trust Indenture Act

. If any provision hereof limits, qualifies or conflicts with another provision hereof that is required to be included in this Indenture by any of the provisions of the Trust Indenture Act, such required provision shall control.

The provisions of TIA Sections 310 through 317 that impose duties on any Person (including the provisions automatically deemed included herein unless expressly excluded by this Indenture) are a part of and govern this Indenture, whether or not physically contained herein.

Section 13.11 Opinions as to Trust Estate.

(a) On the date of issuance and delivery of the Notes, the Corporation shall furnish to the Trustee an opinion of Counsel either stating that, in the opinion of such Counsel, such action has been taken with respect to the recording and filing of this Indenture, any indentures supplemental hereto, and any other requisite documents, and with respect to the execution and filing of any financing statements and continuation statements, as are necessary to perfect and make effective the security interest in favor of the Trustee, for the benefit of the Trustee, created by this Indenture and reciting the details of such action, or stating that, in the opinion of such Counsel, no such action is necessary to make such lien and security interest effective.

(b) On or before December 31 in each calendar year, beginning in 2005, the Corporation shall furnish to the Trustee an opinion of Counsel with respect to each jurisdiction in which the Financed Student Loans are located or a Uniform Commercial Code financing statement has been filed by the Corporation either stating that, in the opinion of such Counsel, such action has been taken with respect to the recording, filing, re-recording and refiling of this Indenture, any indentures supplemental hereto and any other requisite documents and with respect to the execution and filing of any financing statements and continuation statements as is necessary to maintain the security interest created by this Indenture and reciting the details of such action or stating that in the opinion of such Counsel no such action is necessary to maintain such lien and security interest. Such opinion of Counsel shall also describe the recording, filing, re-recording and refiling of this Indenture, any indentures supplemental hereto and any other requisite documents and the execution and filing of any financing statements and continuation statements that will, in the opinion of such counsel, be required to maintain the lien and security interest of this Indenture until December 31 in the following calendar year.

Section 13.12 Recording of Indenture

. If this Indenture is subject to recording in any appropriate public recording offices, such recording is to be effected by the Corporation and at its expense accompanied by an opinion of Counsel (which may be counsel to the Trustee or any other Counsel reasonably acceptable to the Trustee) to the effect that such recording is necessary either for the protection of the Noteholders or any other Person secured hereunder or for the enforcement of any right or remedy granted to the Trustee under this Indenture.

Section 13.13 No Petition

. The Trustee, by entering into this Indenture, and each Noteholder, by accepting a Note, hereby covenant and agree that they will not at any time institute against the Corporation or join in any institution against the Corporation of, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any United States Federal or state bankruptcy or similar law in connection with any obligations relating to the Notes, this Indenture or the Servicing Agreement.

Section 13.14 Income Tax Characterization

. The Corporation has structured this Indenture and the Notes with the intention that the Notes will qualify under applicable federal, state, local and foreign tax law as indebtedness of the Corporation secured by the Trust Estate. The Corporation, the Trustee, the Servicer and each Noteholder agree to treat and to take no action inconsistent with the treatment of the Notes as such indebtedness for purposes of federal, state, local and foreign income or franchise taxes and any other tax imposed on or measured by income. Each Noteholder, by acceptance of its Note, agrees to be bound by the provisions of this Section. Each Noteholder agrees that it will cause any Person acquiring an interest in a Note through it to comply with this Indenture as to treatment as indebtedness under applicable tax law, as described in this Section.

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the day and year first above written.

EDUCATION LOANS INCORPORATED

By: /s/ Michael A. Gort
President

Attest:

/s/ Rollyn H. Samp
Secretary

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By: /s/ Cynthia S. Woodward
Its Vice President

EXHIBIT A

Addressed to Trustee

ELIGIBLE LOAN ACQUISITION CERTIFICATE

This Eligible Loan Acquisition Certificate is submitted pursuant to the provisions of Section 5.2 of the Indenture of Trust, dated as of June 1, 2005 (as amended and supplemented from time to time in accordance with its terms, the "Indenture"), between Education Loans Incorporated (the "Corporation") and U.S. Bank National Association, Minneapolis, Minnesota, as Trustee. All capitalized terms used in this Certificate and not otherwise defined herein shall have the respective meanings given to such terms in the Indenture. In your capacity as Trustee, you are hereby authorized and requested to disburse to the Lenders identified in the schedule attached hereto the amounts specified in such schedule from the Acquisition Account (or, in the case of an exchange pursuant to Section 5.2 of the Indenture, the Student Loans listed in Annex 1 hereto) for the acquisition of Eligible Loans. With respect to the Eligible Loans so to be acquired, the Corporation hereby certifies as follows:

1. The Eligible Loans to be acquired (the "Acquired Eligible Loans") will be further described in an updating certificate as required by Section 5.2 of the Indenture.

2. The amount to be disbursed pursuant to this Certificate does not exceed the purchase price of the Acquired Eligible Loans specified in the applicable Supplemental Indenture (or, if a Financed Student Loan is being sold in exchange for an Acquired Eligible Loan under the provisions of Section 5.2 of the Indenture, the aggregate Principal Balance of, and accrued noncapitalized borrower interest on, such Financed Student Loan does not exceed the aggregate Principal Balance of, and accrued noncapitalized borrower interest on, such Acquired Eligible Loan plus any moneys deposited with the Trustee under the Indenture as part of the sale price of such Financed Student Loan).

3. Each Acquired Eligible Loan is an Eligible Loan authorized so to be acquired by the Indenture.

4. You have been previously, or are herewith, provided with the following items:

(a) with respect to each Acquired Eligible Loan, a copy of the Student Loan Purchase Agreement between the Corporation and the Lender relating thereto;

(b) with respect to each Acquired Eligible Loan, a certified copy of the Guarantee Agreement relating thereto;

(c) a copy of the opinion of counsel for the Lender referred to in the related Student Loan Purchase Agreement;

(d) an opinion of Counsel to the Corporation specifying each action necessary to perfect a security interest in all Eligible Loans to be acquired by the Corporation pursuant to the Student Loan Purchase Agreements in favor of the Trustee in the manner provided for by the provisions of 20 U.S.C. Sections 1087-2(d)(3) and 1082(m)(1)(E);

(e) evidence that the promissory notes evidencing each Acquired Eligible Loan have had stamped thereon or affixed thereto a notice specifying that they have been assigned to the Trustee and that Uniform Commercial Code Financing Statements with respect thereto have been filed in such place or places specified by the opinion of the counsel for the Corporation pursuant to paragraph 4(d) hereof;

(f) evidence in form satisfactory to the Trustee that each action necessary to perfect a first security interest in each of the Acquired Eligible Loans in favor of the Trustee has been accomplished; and

(g) instruments duly assigning the Acquired Eligible Loans to the Trustee.

5. The Corporation is not, on the date hereof, in default under the Indenture or any Student Loan Purchase Agreement relating to the Acquired Eligible Loans, and, to the best knowledge of the Corporation, no Lender is in default under any Student Loan Purchase Agreement relating to the Acquired Eligible Loans. The Corporation is not aware of any default existing on the date hereof under any of the other documents referred to in paragraph 4 hereof, nor of any circumstances which would reasonably prevent reliance upon the opinions of counsel referred to in paragraphs 4(c) and 4(d) hereof.

6. All of the conditions specified in the Student Loan Purchase Agreements relating to the Acquired Eligible Loans and the Indenture for the acquisition of the Acquired Eligible Loans and the disbursement hereby authorized and requested have been satisfied.

7. The undersigned is authorized to sign and submit this Certificate on behalf of the Corporation.

WITNESS my hand this _____ day of _____________, _____.

EDUCATION LOANS INCORPORATED

By:
Its:

EXHIBIT B

Schedule of Initial Portfolio Loans

EXHIBIT C-1

List of Corporation Student Loan Purchase Agreements

EXHIBIT C-2

List of GOAL Funding, Inc. Student Loan Purchase Agreements

EXHIBIT C-3

List of GOAL Funding II, Inc. Student Loan Purchase Agreements

EXHIBIT D

Addressed to Trustee

UPDATING ELIGIBLE LOAN ACQUISITION CERTIFICATE

This Updating Eligible Loan Acquisition Certificate is submitted pursuant to the provisions of Section ___ of the Indenture of Trust, dated as of June 1, 2005 (as amended and supplemented from time to time in accordance with its terms, the "Indenture"), between Education Loans Incorporated (the "Corporation") and U.S. Bank National Association, Minneapolis, Minnesota, as Trustee. All capitalized terms used in this Certificate and not otherwise defined herein shall have the respective meanings given to such terms in the Indenture. In your capacity as Trustee, you have, pursuant to an Eligible Loan Acquisition Certificate, dated _______________, been previously authorized and requested to disburse to ___________________________ the sum of $___________________ from the Series 2005-1 Acquisition Account (or, in the case of an exchange pursuant to Section ___ of the Indenture, the Student Loans listed in Annex 1 hereto) for the acquisition of Eligible Loans. With respect to the Eligible Loans so acquired, the Corporation hereby certifies as follows:

8. The Eligible Loans acquired with such moneys or upon such exchange are those specified in Schedule A attached hereto (the "Acquired Eligible Loans").

9. The remaining Principal Balance of each Acquired Eligible Loan is as shown on such Schedule A.

10. The undersigned is authorized to sign and submit this Certificate on behalf of the Corporation.

WITNESS my hand this _____ day of _____________, _____.

EDUCATION LOANS INCORPORATED

By:
Its:

SCHEDULE 1

[Form of Quarterly Report]